                                                                    EXHIBIT 4.28

                                                                  EXECUTION COPY

- --------------------------------------------------------------------------------

- --------------------------------------------------------------------------------



                          COLLATERAL TRUST AGREEMENT

                           Dated as of May 15, 1996

                                     Among

                            BANKERS TRUST COMPANY,
                                  as Trustee,


                            THE LOEWEN GROUP INC.,

                       LOEWEN GROUP INTERNATIONAL, INC.,

                                      and

                            various other Pledgors


- --------------------------------------------------------------------------------

- --------------------------------------------------------------------------------

                               TABLE OF CONTENTS



SECTION      DESCRIPTION                                                    PAGE
ARTICLE I
                               INTERPRETATION ..............................   4
     1.1     Defined Terms .................................................   4
     1.2     Quantity and Gender ...........................................  18
     1.3     Statute References ............................................  18
     1.4     U.C.C. Definitions ............................................  18
     1.5     Interpretation Not Affected by Headings, etc ..................  18
     1.6     Internal References ...........................................  19

                                   ARTICLE II
                               SECURED INDEBTEDNESS ........................  19
     2.1     Secured Indebtedness; Classes; Initial Secured Indebtedness ...  19
     2.2     Ranking of Indebtedness .......................................  20
     2.3     Secured Indebtedness Register .................................  20
     2.4     Designation of Additional Secured Indebtedness ................  21
     2.5     Additional Secured Indebtedness Registration ..................  22
     2.6     Designation of Class for Additional Secured Indebtedness ......  23
     2.7     No Notice of Trusts or Agency .................................  23

                                  ARTICLE III
                                  SECURITY .................................  24
     3.1     Grant of Senior Lien for Senior Secured Indebtedness ..........  24
     3.2     Senior Lien Habendum ..........................................  25
     3.3     Grant of Junior Lien for Class D Secured Indebtedness .........  25
     3.4     Delivery of Pledged Property; Registration of Pledge,
               Transfer, etc ...............................................  25
     3.5     Termination ...................................................  26
     3.6     Assignments ...................................................  27
     3.7     Discharge of Security..........................................  27
     3.8     Additional Pledgors; Joinder Agreements........................  28

                                   ARTICLE IV
                          POSSESSION, USE AND RELEASE
                                OF COLLATERAL ..............................  28
     4.1     Possession Until Enforcement Event ............................  28
     4.2     Disposition of Collateral; Voting Rights; Distributions .......  29
     4.3     Releases when no Enforcement Event ............................  30
     4.4     Other Releases ................................................  30
     4.5     Protection of Purchasers ......................................  31
     4.6     Proceeds Held in Trust ........................................  31

     4.7     Application of Moneys Held by Trustee .........................  31
     4.8     Powers and Rights .............................................  32
     4.9     Liability of Trustee and Secured Parties ......................  32
     4.10    Trustee Not Responsible for Value of Collateral ...............  32

                                   ARTICLE V
              GUARANTY OF SENIOR SECURED INDEBTEDNESS ......................  32
     5.1     Guaranty ......................................................  32
     5.2     Unconditional .................................................  33
     5.3     Discharge; Reinstatement in Certain Circumstances .............  34
     5.4     Waiver ........................................................  34
     5.5     Waiver of Subrogation Rights ..................................  35
     5.6     Stay of Acceleration ..........................................  35
     5.7     Gross-up ......................................................  35
     5.8     Continuing Obligation: Further Acknowledgements ...............  36
     5.9     Subordination of Claims .......................................  36

                                   ARTICLE VI
                     REPRESENTATIONS AND WARRANTIES ........................  37
     6.1     Ownership, No Liens, etc. .....................................  37
     6.2     Corporate and Governmental Authorization; Contravention .......  37
                                                      --------------
     6.3     Binding Effect ................................................  38
     6.4     Valid Security Interest .......................................  38
     6.5     As to Collateral ..............................................  38
     6.6     Authorization, Approval, etc. .................................  38
     6.7     All Shares Pledged ............................................  39
     6.8     Solvency ......................................................  39

                                  ARTICLE VII
                         COVENANTS OF THE PLEDGORS .........................  39
     7.1     Title to Property .............................................  39
     7.2     Observance and Performance ....................................  39
     7.3     Registrations and Deliveries ..................................  40
     7.4     After-Acquired Property and Further Assurances ................  41
     7.5     Trustee's Remuneration and Expenses ...........................  43
     7.6     Notification of Change of Name ................................  44
     7.7     Companies Undertakings ........................................  45
     7.8     Exceptions to Approvals .......................................  45
     7.9     Consent of Louisiana Department of Insurance ..................  45

                                  ARTICLE VIII
                                 ENFORCEMENT ...............................  45
     8.1     Enforcement Event and Enforcement Order .......................  45
     8.2     Trustee Bound to Enforce ......................................  46
     8.3     Enforcement by the Trustee ....................................  46
     8.4     Appointment of Receiver .......................................  47
     8.5     Sale by Trustee ...............................................  49
     8.6     Other Judicial Remedies .......................................  50
     8.7     Waiver of Enforcement Order ...................................  50
     8.8     Enforcement by Secured Parties ................................  51
     8.9     Senior Secured Party as Purchaser .............................  52
     8.10    Application of Proceeds of Realization of Security ............  52
     8.11    Trustee Appointed Attorney ....................................  54
     8.12    Distribution of Proceeds ......................................  54
     8.13    Persons Dealing with the Trustee ..............................  55
     8.14    Exercise of Powers by the Trustee .............................  55

                                   ARTICLE IX
                SUPPLEMENTS, AMENDMENTS AND SUCCESSOR PLEDGORS .............  55
     9.1     Provision for Supplements for Certain Purposes; Amendments ....  55
     9.2     Successor Pledgors ............................................  57

                                   ARTICLE X
                SECURED PARTIES' ORDERS, SECURED PARTIES'
                CLASS RESOLUTIONS AND ENFORCEMENT ORDERS ...................  57
     10.1    Powers of Secured Parties .....................................  57
     10.2    Release Order .................................................  58
     10.3    Notice By Trustee .............................................  59
     10.4    Binding Effect of Secured Parties' Class Resolutions, Secured
             Parties' Orders, Release Orders and Enforcement Orders ........  59
     10.5    Evidence of Rights of Holders .................................  59

                                   ARTICLE XI
                         ENFORCEMENT COMMITTEE .............................  60
     11.1    Enforcement Committee To Direct Trustee's Actions .............  60
     11.2    Notice of Enforcement Order to Secured Parties ................  60
     11.3    Enforcement Representatives ...................................  61
     11.4    Enforcement Committee .........................................  62
     11.5    Appointment of Enforcement Representatives ....................  63
     11.6    One Enforcement Committee To Be Constituted at Any Time .......  65
     11.7    Convening and Conduct of Meetings of the Enforcement
             Committee .....................................................  65
     11.8    Meetings by Telephone .........................................  67
     11.9    Declaration by Chairman of Result of Vote .....................  67

     11.10   Minutes .......................................................  67
     11.11   Binding Effect of Resolutions .................................  67
     11.12   Enforcement Directions ........................................  68
     11.13   Failure of Enforcement Committee to Provide Directions ........  68
     11.14   Notices Under This Article ....................................  69
     11.15   Class D Secured Parties .......................................  69

                                  ARTICLE XII
                          CONCERNING THE TRUSTEE ...........................  69
     12.1    Amount of Secured Indebtedness Outstanding ....................  69
     12.2    Conditions Precedent to Trustee's Obligation to Act ...........  70
     12.3    Evidence ......................................................  70
     12.4    Experts and Advisers ..........................................  71
     12.5    Cash, Documents, Etc. Held by the Trustee .....................  71
     12.6    Cash, Documents, Etc. Paid or Delivered to the Trustee ........  71
     12.7    Action by Trustee to Protect Security .........................  72
     12.8    Trustee Not Required to Give Security .........................  72
     12.9    Protection of Trustee and Secured Parties .....................  72
     12.10   Replacement of Trustee ........................................  73
     12.11   Acceptance of Trusts ..........................................  74
     12.12   Co-Trustee; Separate Trustees .................................  74

                                  ARTICLE XIII
                                MISCELLANEOUS ..............................  76
     13.1    Notice ........................................................  76
     13.2    Business Day ..................................................  78
     13.3    Remedies Subject to Applicable Law ............................  78
     13.4    No Waiver .....................................................  78
     13.5    Applicable Law ................................................  78
     13.6    Counterparts ..................................................  78
     13.7    CONSENT TO JURISDICTION .......................................  79
     13.8    WAIVER OF JURY TRIAL ..........................................  80

SCHEDULE 1  -  INITIAL SECURED INDEBTEDNESS
SCHEDULE 2  -  LIST OF PLEDGORS AND INITIAL PLEDGED SUBSIDIARY SHARES
SCHEDULE 3  -  LIST OF EXCLUDED SUBSIDIARIES
SCHEDULE 4  -  CERTAIN APPROVALS
SCHEDULE 5  -  NOTICE INFORMATION FOR SECURED PARTY REPRESENTATIVES

EXHIBIT A   -  FORM OF ADDITIONAL SECURED INDEBTEDNESS REGISTRATION STATEMENT
EXHIBIT B   -  FORM OF JOINDER AGREEMENT
EXHIBIT C   -  FORM OF NOTICE OF PLEDGE
EXHIBIT D   -  FORM OF COLLATERAL DELIVERY NOTICE PURSUANT TO SECTION 7.3 OF
               THE COLLATERAL TRUST AGREEMENT
EXHIBIT E   -  FORM OF CONFIRMATION OF TERMINATION OF PLEDGOR  SUBSIDIARY'S
               OBLIGATIONS PURSUANT TO SECTION 5.3 OF THE COLLATERAL TRUST
               AGREEMENT

THIS COLLATERAL TRUST AGREEMENT dated as of May 15, 1996 is

A M O N G:

          BANKERS TRUST COMPANY, a New York banking corporation having its head
          ---------------------
          office in the City of New York, in the State of New York, and being a banking corporation duly authorized to carry on trust business in the State of New York (hereinafter together with its successors in such capacity called the "Trustee").
                               -------

                                    - and -

          THE LOEWEN GROUP INC., a corporation incorporated under the laws of
          ---------------------
          British Columbia having its head office in the Municipality of Burnaby, in the Province of British Columbia, Canada (hereinafter together with its successors and permitted assigns called "TLGI"),
                                                                     ----
                                    - and -

          LOEWEN GROUP INTERNATIONAL, INC., a corporation incorporated under the
          --------------------------------
          laws of Delaware having an office in Covington, Kentucky, U.S.A. (hereinafter together with its successors and permitted assigns called "LGII" and together with TLGI, collectively the "Companies" and
           ----                                            ---------
          individually a "Company"),
                          -------

                                    - and -

          The various other subsidiaries of TLGI from time to time party hereto as Pledgor Subsidiaries.


WHEREAS
1. Concurrently herewith LGII and TLGI are entering into a U.S. $750,000,000 Credit Agreement, dated as of May 15, 1996 (as the same may be modified, amended, supplemented, extended, renewed or restated from time to time, the "1996 Credit Agreement"), with the banks and other financial institutions
      ---------------------
     from time to time party thereto (such banks and financial institutions, collectively, the "1996 Lenders"), Goldman, Sachs & Co., as Documentation
                        ------------
     Agent, and Bank of Montreal, as L/C Issuer, Swing Line Lender and Agent (in the last such capacity and including any successor in such capacity, the "1996 Agent"), providing for the 1996 Lenders to make loans to LGII and to
     -----------
     issue or participate in swingline loans and letters of credit for the account of LGII and pursuant to which TLGI is guaranteeing the obligations of LGII thereunder.

2. TLGI, LGII and Loewen Management Investment Corporation in its capacity as agent for LGII are parties to the U.S. $121,300,000 1994 MEIP Credit Agreement dated as of June 14, 1994 (as the same has been and may be modified, amended, supplemented, extended, renewed or restated from time to time, the "MEIP Credit Agreement") with the banks from time to time parties
                ---------------------
     thereto (the "MEIP Banks") and Wachovia Bank of Georgia, N.A., as agent for
                   ----------
     such banks (the "MEIP Agent"), pursuant to which such banks have made and
                      ----------
     may maintain loans to LGII acting by and through its agent, Loewen Management Investment Corporation, and pursuant to which TLGI has guaranteed the obligations of LGII thereunder.

3. TLGI and LGII are parties to the Operating Credit Agreement dated for reference August 15, 1994 (as the same has been and may be modified, amended, supplemented, extended, renewed, or restated from time to time, the "RBC Credit Agreement") with Royal Bank of Canada (together with its
          --------------------
     assigns under the RBC Credit Agreement, "RBC"), pursuant to which RBC has made loans and may from time to time make loans to TLGI and issue letters of credit, guarantee letters and bankers acceptances for TLGI, and pursuant to which LGII has guaranteed the obligations of TLGI thereunder.

4. TLGI and LGII are parties to the Credit Agreement dated as of January 12, 1995 (as the same has been and may be modified, amended, supplemented, extended, renewed or restated from time to time, the "Dresdner Credit
                                                           ---------------
     Agreement") with Dresdner Bank Canada and, by a transfer certificate dated
     ---------
     January 12, 1995, with ABN AMRO Bank Canada (together with their assigns under the Dresdner Credit Agreement, the "Dresdner Banks"), pursuant to
                                               --------------
     which the Dresdner Banks have made a term loan in the original principal amount of Cdn. $35,000,000 to TLGI and pursuant to which LGII has guaranteed the obligations of TLGI thereunder.

5. (a) TLGI and LGII are parties to (i) the separate and several Note Agreements, each dated for reference October 1, 1991, as amended by the First Amendment to Series A, B and C Note Agreement, dated as of June 10, 1994, (ii) the separate and several Note Agreements, each dated for reference September 1, 1993, as amended by the First Amendment to Series D Note Agreement, dated as of June 10, 1994, and (iii) that certain Note Agreement, dated for reference February 1, 1994, as amended by the First Amendment to Series E Note Agreement, dated as of June 10, 1994, (b) TLGI is party to (i) the Guaranty Agreement, dated for reference October 1, 1991, with respect to the Series A and B Note Agreements, and (ii) the Guaranty Agreement, dated for reference February 1, 1994, with respect to the Series E Note Agreement, and (c) LGII is a party to (i) the Guaranty Agreement, dated for reference October 1, 1991, with respect to the Series C Note Agreements and (ii) the Guaranty Agreement, dated for reference April 1, 1993 with respect to the Series D Note Agreements. The Note Agreements described in clause (a) above, as the same have been and may be modified, amended, supplemented, extended, renewed or restated from time to time are herein referred to (A) with respect to the Series A Notes, the "Series A Note
      -------------

     Agreements", (B) with respect to the Series B Notes, the "Series B Note
     ----------                                                -------------
     Agreements", (C) with respect to the Series C Notes, the "Series C Note
     ----------                                                -------------
     Agreements", (D) with respect to the Series D Notes, the "Series D Note
     ----------                                                -------------
     Agreements" and (E) with respect to the Series E Notes, the "Series E Note
     ----------                                                   -------------
     Agreement" and, collectively, the "Series A, B, C, D and E Note
     ---------                          ----------------------------
     Agreements".
     ----------

6. LGII and TLGI are parties to an Indenture, dated as of March 20, 1996, with Fleet National Bank of Connecticut, as trustee, pursuant to which the Series 1 Notes and the Series 2 Notes were issued.

7.   Loewen Finance (Wyoming) Limited Liability Company ("LFW"), a Wholly-Owned
                                                          ---
     Subsidiary of TLGI, has made loans from time to time to LGII ("LFW Loans"),
                                                                    ---------
     pursuant to the agreements listed in Schedule 1 under the heading "Class D Secured Indebtedness" (as the same have been and may be modified, amended, supplemented, extended, renewed or restated, the "LFW Loan Agreements") in
                                                       -------------------
     an aggregate principal amount outstanding on May 17, 1996 of U.S. $590,039,660.49, and may make additional LFW Loans from time to time to LGII.

8. Each of TLGI, LGII and the Pledgor Subsidiaries desires to grant certain security, the granting of which is provided for by this Collateral Trust Agreement, to the Trustee for the benefit of the 1996 Agent and the 1996 Lenders, the MEIP Agent and the MEIP Banks, RBC, the Dresdner Banks, the holders of the Series A Notes, the Series B Notes, the Series C Notes, the Series D Notes, the Series E Notes, the Series 1 Notes and the Series 2 Notes and any other party hereafter becoming a Holder of Class A Secured Indebtedness, Class B Secured Indebtedness or Class C Secured Indebtedness, to secure all such Secured Indebtedness.

9.   All things necessary have been done and performed to make:

     (a) the Class A Secured Indebtedness, the Class B Secured Indebtedness and the Class C Secured Indebtedness described on Schedule 1 entitled to
                                                        ----------
          the benefit of the Senior Lien; and

     (b) additional indebtedness of TLGI, LGII or any other Wholly-Owned Subsidiary when designated by either Company as provided herein as Additional Secured Indebtedness and either as Class A Secured Indebtedness, Class B Secured Indebtedness or Class C Secured Indebtedness, entitled to the benefit of the Senior Lien;

     with the benefits and subject to the terms of this Collateral Trust Agreement and to make this Collateral Trust Agreement a valid and binding pledge, security agreement and deed of trust for the security of the Senior Secured Indebtedness.

10. Each of TLGI, LGII and the Pledgor Subsidiaries desires to grant certain security, the granting of which is provided for by this Collateral Trust Agreement, to the Trustee for the benefit of LFW and any other party hereafter becoming a Holder of Class D Secured Indebtedness, when designated by either Company as provided herein, to secure all such Class D Secured Indebtedness on a basis junior and subordinate to the Senior Secured Indebtedness.

11.  All things necessary have been done and performed to make:

     (a)  the Class D Secured Indebtedness described on Schedule 1 entitled to
                                                        ----------
          the benefit of the Junior Lien; and

     (b) additional indebtedness of TLGI, LGII or any other Wholly-Owned Subsidiary when designated by either Company as provided herein as Additional Secured Indebtedness and Class D Secured Indebtedness, entitled to the benefit of the Junior Lien;

     with the benefits and subject to the terms of this Collateral Trust Agreement and to make this Collateral Trust Agreement a valid and binding pledge, security agreement and deed of trust for the security of the Class D Secured Indebtedness.

12. The foregoing recitals are made as representations and statements of fact by TLGI, LGII and the Pledgor Subsidiaries and not by the Trustee.

     NOW THEREFORE, THIS INDENTURE WITNESSETH and it is hereby covenanted and agreed and declared as follows:


                                   ARTICLE I
                                INTERPRETATION

1.1  Defined Terms
     -------------

     In this Collateral Trust Agreement (including without limitation the recitals hereto), unless the context otherwise specifies or requires, or unless otherwise defined herein or therein:

(1)  "Additional Secured Indebtedness" is defined in subsection 2.4(1).
      -------------------------------                -----------------

(2) "Additional Secured Indebtedness Registration Statement" means an instrument designating indebtedness as Additional Secured Indebtedness and specifying the Class of such Additional Secured Indebtedness, executed by the related Secured Party Representative and the Companies, substantially in the form of Exhibit A.
                    ---------

(3)  "Additional Secured Parties" means the Secured Parties other than the
      --------------------------
     initial Secured Parties, and "Additional Secured Party" means any of them.
                                   ------------------------

(4)  "After-Acquired Property" is defined in subsection 7.4(1).
      -----------------------                -----------------

(5)  "Applicable Law" with respect to any Person or matter means any law, rule,
      --------------
     regulation, order, decree or other requirement having the force of law relating to such Person or matter and, where applicable, any interpretation thereof by any Person having jurisdiction with respect thereto or charged with the administration or interpretation thereof.

(6)  "Appointing Groups" is defined in Section 11.5(3).
      -----------------                ---------------

(7)  "Appointment Request" is defined in subsection 11.2(3).
      -------------------                ------------------

(8)  "Approval" means each and every approval, authorization, consent,
      --------
     withholding of objection, filing and registration by or with any Governmental Body necessary to authorize or permit the execution, delivery or performance by any Person of this Collateral Trust Agreement or any Financing Agreement or for the validity or enforceability against any Person hereof or thereof.

(9)  "Base Rate" means, at any time, the floating rate per annum then most
      ---------
     recently announced by Bank of Montreal in Chicago, Illinois as the reference rate of interest it will use to determine rates of interest for loans in U.S. Dollars in the United States and referred to by it as its "U.S. base rate".

(10) "Business" means the pre-need selling of funeral, cemetery and cremation
      --------
     services, the provision of funeral services and insurance, and the operation of funeral homes, cemeteries, crematoria, flower shops and ambulance services by TLGI and the Subsidiaries, and the operation and conduct of any related business of a similar nature, taken as a whole.

(11) "Business Day" means a day, excluding Saturday and Sunday, on which banking
      ------------
     institutions are open for business in both of:

     (a)  Vancouver, British Columbia, Canada; and

     (b)  New York, New York, U.S.A.

(12) "Canadian Dollars" or "Cdn. $" means lawful money of Canada.
      ----------------      ------

(13) "Canadian Subsidiaries" means the Subsidiaries in existence as of April 19,
      ---------------------
     1996 which are shown as Canadian Subsidiaries on Schedule 2 and any other
                                                      ----------
     Subsidiary,
     from time to time organized, incorporated or carrying on business in Canada, other than the Excluded Subsidiaries, and "Canadian Subsidiaries"
                                                        ---------------------
     means any of them.

(14) "Class" of Secured Indebtedness means any of the Class A Secured
      -----
     Indebtedness, the Class B Secured Indebtedness, the Class C Secured Indebtedness or the Class D Secured Indebtedness.

(15) "Class A Secured Indebtedness" means all Obligations in respect of the
      ----------------------------
     indebtedness arising under or evidenced by the Financing Agreements listed under the heading "Class A Secured Indebtedness" on Schedule 1 and (if any)
                                                         ----------
     the Additional Secured Indebtedness designated as Class A Secured Indebtedness pursuant to Section 2.6.
                              -----------

(16) "Class A Secured Parties" means the 1996 Agent, the 1996 Lenders, the MEIP
      -----------------------
     Agent, the MEIP Banks, RBC, and the Dresdner Banks, and each Holder of Additional Secured Indebtedness (if any), which Additional Secured Indebtedness is designated as Class A Secured Indebtedness pursuant to
     Section 2.6, and their Secured Party Representatives, and "Class A Secured
     -----------                                                ---------------
     Party" means any of them.
     -----

(17) "Class A Secured Parties' Resolution" means any resolution, direction or
      -----------------------------------
     instrument authorized, executed and delivered by the Secured Party Representatives representing at least 66-2/3% of the aggregate amount of the Class A Secured Indebtedness then Outstanding, which resolution, direction or instrument may be evidenced by the delivery of one or more counterparts of a written instrument or by the delivery of the same by facsimile transmission.

(18) "Class B Secured Indebtedness" means all Obligations in respect of the
      ----------------------------
     indebtedness arising under or evidenced by the Financing Agreements listed under the heading "Class B Secured Indebtedness" on Schedule 1 and (if any)
                                                         ----------
     the Additional Secured Indebtedness designated as Class B Secured Indebtedness pursuant to Section 2.6.
                              -----------

(19) "Class B Secured Parties" means the Holders of the Series A, B, C, D and E
      -----------------------
     Notes, and each Holder of Additional Secured Indebtedness (if any), which Additional Secured Indebtedness is designated as Class B Secured Indebtedness pursuant to Section 2.6, and their Secured Party
                              -----------
     Representatives, and "Class B Secured Party" means any of them.
                           ---------------------

(20) "Class B Secured Parties' Resolution" means any resolution, direction or
      -----------------------------------
     instrument authorized, executed and delivered by the Secured Party Representatives representing at least 66-2/3% of the aggregate principal amount of the Class B Secured Indebtedness then Outstanding, which resolution, direction or instrument may be evidenced by the delivery of one or more counterparts of a written instrument or by the delivery of the same by facsimile transmission.

(21) "Class C Secured Indebtedness" means all Obligations in respect of the
      ----------------------------
     indebtedness arising under or evidenced by the Financing Agreements listed under the heading "Class C Secured Indebtedness" on Schedule 1 and (if any)
                                                         ----------
     the Additional Secured Indebtedness designated as Class C Secured Indebtedness pursuant to Section 2.6.
                              -----------

(22) "Class C Secured Parties" means the Holders of the Series 1 Notes and the
      -----------------------
     Series 2 Notes, and each Holder of Additional Secured Indebtedness (if any), which Additional Secured Indebtedness is designated as Class C Secured Indebtedness pursuant to Section 2.6, and their Secured Party
                                      -----------
     Representatives, and "Class C Secured Party" means any of them.
                           ---------------------

(23) "Class C Secured Parties' Resolution" means any resolution, direction or
      -----------------------------------
     instrument authorized, executed and delivered by the Secured Party Representatives representing at least 66-2/3% of the aggregate principal amount of the Class C Secured Indebtedness then Outstanding, which resolution, direction or instrument may be evidenced by the delivery of one or more counterparts of a written instrument or by the delivery of the same by facsimile transmission.

(24) "Class D Secured Indebtedness" means the LFW Loans, any other indebtedness
      ----------------------------
     of TLGI, LGII or any other Wholly-Owned Subsidiary owing to a Finance Subsidiary and designated as Additional Secured Indebtedness pursuant to

     Article II and any other Additional Secured Indebtedness designated as
     ----------
     Class D Secured Indebtedness pursuant to Section 2.6.
                                              -----------

(25) "Class D Secured Parties" means LFW and each other Holder of Additional
      -----------------------
     Secured Indebtedness (if any), which Additional Secured Indebtedness is designated as Class D Secured Indebtedness pursuant to Section 2.6, and
                                                            -----------
     their Secured Party Representatives, and "Class D Secured Party" means any
                                               ---------------------
     of them.

(26) "Class D Secured Parties' Resolution" means any resolution, direction or
      -----------------------------------
     instrument authorized, executed and delivered by the Secured Party Representatives representing at least 66-2/3% of the aggregate principal amount of the Class D Secured Indebtedness then Outstanding, which resolution, direction or instrument may be evidenced by the delivery of one or more counterparts of a written instrument or by the delivery of the same by facsimile transmission.

(27) "Closing Date" means the date on which the Trustee receives an Officers'
      ------------
     Certificate of LGII to the effect that the initial advances have been or are being made to LGII by the 1996 Lenders under the 1996 Credit Agreement.

(28) "Collateral" is defined in Section 3.1.
      ----------                -----------

(29) "Collateral Delivery Notice" means a notice from a Pledgor to the Trustee,
      --------------------------
     substantially in the form of Exhibit D.
                                  ---------

(30) "Collateral Documents" means this Collateral Trust Agreement and each
      --------------------
     Joinder Agreement, and "Collateral Document" means any of them.
                             -------------------

(31) "Collateral Trust Agreement", "hereto", "herein", "hereof", "hereby",
      --------------------------
     "hereunder" and similar expressions refer to this agreement, as it may be amended, supplemented, restated or otherwise modified from time to time in accordance with the terms of this agreement, and not to any particular Article, Section, subsection or other portion thereof, and include any and every amendment hereto and each Joinder Agreement and the expressions "Article", "Section", "subsection", "paragraph" and "clause" followed by a number mean and refer to the specified article, section, subsection, paragraph or clause of this Collateral Trust Agreement.

(32) "Companies" and "Company" are defined in the preamble.
      ---------       -------                     --------

(33) "Company Order" means an order signed by any two officers of a Company, one
      -------------
     of whom is the President, an Executive Vice-President, a Senior Vice-President, the Vice-President, Finance or the Vice-President, Law and Corporate Secretary of such Company, each in that capacity and not personally.

(34) "Contractual Obligation" means, relative to any Person, any provision of
      ----------------------
     any security issued by such Person or of any instrument, indenture, agreement or undertaking to which such Person is a party or by which it or any of its property is bound.

(35) "Counsel" means (A) Thelen, Marrin, Johnson & Bridges or such further or
      -------
     other firm as may be selected by TLGI and reasonably satisfactory to the Trustee, or (B) if an Enforcement Order is in effect, such law firm or law firms as may be selected by the Trustee.

(36) "Default" means any condition or event which constitutes an "event of
      -------
     default" or other like event howsoever named under any Financing Agreement or which with the giving of notice or lapse of time or both would, unless cured or waived as permitted or provided by the applicable Financing Agreement, become an "event of default" or other like event howsoever named under any Financing Agreement.

(37) "Directors" means the board of directors of any Pledgor, or, whenever duly
      ---------
     empowered, the executive committee, if any, of the board of directors of such Pledgor for the time being, and any reference without more to action by the directors or by the board of directors shall mean action by the directors as a board or by the executive committee as such.

(38) "Distributions" means all cash dividends, stock dividends, liquidating
      -------------
     dividends, shares of stock resulting from stock splits, reclassifications, warrants, options, non-cash dividends, mergers, consolidations, cash distributions and all other distributions (whether similar or dissimilar to the foregoing) on or with respect to any Pledged Shares or other shares of capital stock constituting Collateral.

(39) "Dresdner Banks" is defined in the recitals.
      --------------                    --------

(40) "Dresdner Credit Agreement" is defined in the recitals.
      -------------------------                    --------

(41) "Enforcement Committee" is defined in Section 11.1.
      ---------------------                ------------

(42) "Enforcement Direction" is defined in subsection 11.12(l).
      ---------------------                -------------------

(43) "Enforcement Event" is defined in Section 8.1.
      -----------------                -----------

(44) "Enforcement Notice Date" is defined in subsection 11.2(l).
      -----------------------                ------------------

(45) "Enforcement Order" is defined in Section 8.1.
      -----------------                -----------

(46) "Enforcement Representative" means an individual at any time appointed to
      --------------------------
     the Enforcement Committee in accordance with Article XI, or an alternate
                                                  ----------
     appointed therefor in accordance with subsection 11.3(4), and "Enforcement
                                           ------------------       -----------
     Representatives" means more than one Enforcement Representative.
     ---------------

(47) "Excluded Subsidiaries" means the Subsidiaries listed in Schedule 3, and
      ---------------------                                   ----------
     "Excluded Subsidiary" means any of them.
     --------------------

(48) "Finance Subsidiary" means any captive finance Subsidiary of TLGI that (i)
      ------------------
     buys accounts receivable or other financial assets of any one or more other Subsidiaries of TLGI, or (ii) makes loans or otherwise extends credit to any one or more other Subsidiaries of TLGI.

(49) "Financing Agreements" means the Note Agreements, the 1996 Credit
      --------------------
     Agreement, the MEIP Credit Agreement, the RBC Credit Agreement and the Dresdner Credit Agreement, the LFW Loan Agreements, and any and all other agreements which by the provisions of any Additional Secured Indebtedness Registration Statement are incorporated in the definition of "Financing Agreements", and "Financing Agreement" means any of them.
                       -------------------

(50) "Governmental Body" means, as the context requires, any government,
      -----------------
     parliament, legislature, regulatory authority or body, agency, tribunal, department, commission, board or court or other law, regulation or rule making entity (including a Minister of the Crown or duly appointed and authorized federal, provincial or state representative) having or purporting to have jurisdiction on behalf of Canada, the United States of America, or any state, province, municipality, region, district, or other subdivision thereof or other lawful authority therein or thereof.

(51) "Group" means TLGI and the Subsidiaries.
      -----

(52) "Holder" means any Person who holds Secured Indebtedness and any successor
      ------
     to or assignee from such a holder of such Secured Indebtedness; provided
                                                                     --------
     that in the case of any Holder of Additional Secured Indebtedness, its Secured Party Representative shall have become a Secured Party Representative hereunder pursuant to Section 2.5.
                                          -----------

(53) "Initial Pledged Subsidiary Shares" means, collectively, that number or
      ---------------------------------
     amount of the issued and outstanding shares of capital stock, partnership interests, limited liability company membership interests or other equity interests of each Pledged Share Issuer identified on Schedule 2 hereto and
                                                          ----------
     (except as otherwise permitted by Section 3.4) delivered by the respective Pledgor identified opposite such shares or other equity interests to the Trustee hereunder.

(54) "Joinder Agreement" is defined in Section 3.8.
      -----------------                -----------

(55) "Junior Lien" means each and every Lien in favor of the Trustee to secure
      -----------
     the Class D Secured Indebtedness constituted hereby or pursuant hereto or intended so to be constituted and each and every Lien in favor of the Trustee to secure the Class D Secured Indebtedness constituted from time to time by any and all supplements hereto in any manner whatsoever created.

(56) "LFW" is defined in the recitals.
      ---                    --------

(57) "LFW Loans" is defined in the recitals.
      ---------                    --------

(58) "LFW Loan Agreements" is defined in the recitals.
      -------------------                    --------

(59) "LGII Receivables" is defined in Section 3.1.
      ----------------                -----------

(60) "LGII Series C Note Guarantee" is defined in Schedule 1.
      ----------------------------                ----------

(61) "LGII Series D Note Guarantee" is defined in Schedule 1.
      ----------------------------                ----------

(62) "Lien" means a lien, charge, pledge, assignment, security interest or other
      ----
     encumbrance, whether fixed or floating, on any property, whether real, personal or mixed, tangible or intangible, or a pledge or hypothecation thereof.

(63) "Material Adverse Effect" means a material adverse effect on (a) the
      -----------------------
business, property, financial condition, results of operations, or prospects of TLGI and the Subsidiaries taken as a whole, (b) the ability of the Pledgors to perform their respective obligations under the Collateral Documents, or (c) the validity or enforceability of any of the Collateral Documents or the rights or remedies of the Trustee or the Secured Parties thereunder.

(64) "MEIP Agent" is defined in the recitals.
      ----------                    --------

(65) "MEIP Banks" is defined in the recitals.
      ----------                    --------

(66) "MEIP Credit Agreement" is defined in the recitals.
      ---------------------                    --------

(67) "1996 Agent" is defined in the recitals.
      ----------                    --------

(68) "1996 Credit Agreement" is defined in the recitals.
      ---------------------                    --------

(69) "1996 Lenders" is defined in the recitals.
      ------------                    --------

(70) "1996 Public Notes Trustee" is defined in Schedule 1.
      -------------------------                ----------

(71) "Non-Pledgor" is defined in Section 3.8.
      -----------                -----------

(72) "Note Agreements" means the Series A, B, C, D and E Note Agreements and the
      ---------------
note agreements, guarantees and indenture described under the headings "Class B Secured Indebtedness" and "Class C Secured Indebtedness" in Schedule 1, as
                                                            ----------
modified, amended, supplemented, extended, renewed or restated from time to time.

(73) "Notes" means the Series A Notes, the Series B Notes, the Series C Notes,
      -----
the Series D Notes, the Series E Notes, the Series 1 Notes and the Series 2 Notes, and "Note" means any of them.
            ----

(74) "Obligations" means all present and future indebtedness and other
      -----------
liabilities and obligations, direct or indirect, absolute or contingent, matured or unmatured, at any time due or to become due, of any of the Obligors to any Secured Party, including without limitation all principal and premium (if any) and interest thereon, interest on overdue interest, all fees and interest thereon, all liabilities under Swap Contracts, and all costs, expenses and charges, or any part thereof.

(75) "Obligors" means the Companies and the Wholly-Owned Subsidiaries that are
      --------
the borrowers, guarantors or otherwise obligors in respect of the Secured Indebtedness, and "Obligor" means any of them.
                   -------

(76) "Officers' Certificate" means a certificate signed by any two officers of a
      ---------------------
Company, one of whom is the President, an Executive Vice-President, a Senior Vice-President, the Vice-President, Finance, or the Vice-President, Law and Corporate Secretary of such Company, each in that capacity and not personally.

(77) "Other Debt" is defined in Section 5.9.
      ----------                -----------

(78) "Other Obligor" is defined in Section 5.9.
      -------------                -----------

(79) "Outstanding" means, in respect of any Secured Indebtedness at any time,
      -----------
     the sum of (A) the unpaid principal amount thereof including, without limitation, Swap Outstandings constituting Secured Indebtedness, the undrawn amounts of all outstanding letters of credit and bank guarantees the obligation to reimburse the issuer for which would constitute Secured Indebtedness, and the face amount of any outstanding bankers acceptances, provided, that if any Secured Indebtedness is guaranteed by one or more
     --------
     guarantees which constitute Secured Indebtedness or by the guarantee set forth in Section 5.1, the Outstanding amount of such Secured Indebtedness
              -----------
     will be calculated without double counting for such guarantees, plus (B)
                                                                     ----
     except (1) in respect of any vote regarding an Enforcement Event or Enforcement Order or any computation when an Enforcement Event, Enforcement Direction, or Enforcement Order is in effect and (2) after the occurrence and during the continuance of an Enforcement Event, and without duplication, all unused and unexpired or unterminated commitments to extend credit under the related Financing Agreement.

(80) "Permitted Encumbrances" means as of any particular time the Liens in
      ----------------------
     favor of the Trustee granted hereunder and such Liens on the Collateral as are permitted by all of the Financing Agreements or authorized by any Secured Parties' Order(s), provided that any Lien otherwise not permitted
                                --------
     by a Financing Agreement pursuant to restrictions contained therein shall upon waiver of such restrictions in accordance with such Financing Agreement be deemed to be permitted thereunder for purposes of this Collateral Trust Agreement.

(81) "Person" means an individual, company, corporation, partnership, limited
      ------
     liability company, trust, joint venture, co-ownership, unincorporated organization, body corporate, personal representative, co-operative association or Governmental Body, and pronouns have a similarly extended meaning.

(82) "Pledged Property" means all Pledged Shares and all other securities and
      ----------------
     other instruments which (except as otherwise permitted by Section 3.4) are delivered by any Pledgor to the Trustee under this Collateral Trust Agreement or may from time to time hereafter (except as otherwise permitted by Section 3.4) be delivered by such Pledgor to the Trustee or its designee for the purpose of pledge under this Collateral Trust Agreement.

(83) "Pledged Share Issuer" means each Person identified in Schedule 2 hereto as
      --------------------                                  ----------
     the issuer of Pledged Shares identified opposite the name of such Person, as such Schedule 2 may be amended, supplemented or otherwise modified from
             ----------
     time to time in accordance with Article VII.
                                     -----------

(84) "Pledged Shares" means, with respect to any Pledgor, those of the Initial
      --------------
     Pledged Subsidiary Shares pledged by it hereunder, and all other shares of capital stock, partnership interests, limited liability company membership interests or other equity interests issued from time to time to such Pledgor by any Canadian Subsidiary or U.S. Subsidiary (that, in each case, is not an Excluded Subsidiary).

(85) "Pledgor Subsidiaries" means the Subsidiaries in existence as of April 19,
      --------------------
     1996 which are shown as Pledgor Subsidiaries on Schedule 2 and any other
                                                     ----------
     Subsidiary which now or hereafter owns directly the capital stock of or a partnership interest in or a limited liability company membership interest in or other equity interest in any Canadian Subsidiary or U.S. Subsidiary (which Canadian Subsidiary or U.S. Subsidiary is not an Excluded Subsidiary), or any Share Option Rights and "Pledgor Subsidiary" means any
                                                  ------------------
     of them, provided, that references to Pledgor Subsidiary shall not include
              --------
     LGII.

(86) "Pledgors" means TLGI, LGII and each of the Pledgor Subsidiaries, and
      --------
     "Pledgor"means any of them.
      -------

(87) "RBC" is defined in the recitals.
      ---                    --------

(88) "RBC Credit Agreement" is defined in the recitals.
      --------------------                    --------

(89) "Receiver" or "receiver" means a receiver, a receiver and manager or a
      --------      --------
     receiver-manager.

(90) "Receiver's Certificates" is defined in subsection 8.4(9).
      -----------------------                -----------------

(91) "Related LGII Contracts" is defined in Section 3.1.
      ----------------------                -----------

(92) "Release Order" means a Class A Secured Parties' Resolution delivered to
      -------------
     the Trustee, requesting the Trustee to release, in accordance with and pursuant to the terms of Sections 3.5, 4.4 or 10.2, the whole of the
                              ------------  ---    ----
     Collateral.

(93) "Relevant Tax" is defined in Section 5.7.
      ------------                -----------

(94) "Required Class D Secured Parties Consent" means, in the event (A) any
      ----------------------------------------
     item of Collateral is to be released pursuant to any Enforcement Direction following the payment in full of all Senior Secured Indebtedness, and (B) immediately following such release TLGI or any Subsidiary thereof will continue to own all legal and beneficial interests in such item of Collateral, a consent to such release by the Secured Party Representative for each Holder of Class D Secured Indebtedness which Holder is a Wholly-Owned Subsidiary at the time of such release and which holds such Class D Secured Indebtedness free and clear of any Lien or other adverse claim at such time.

(95) "Secured Indebtedness" means:
      --------------------

     (a)  the Class A Secured Indebtedness;

     (b)  the Class B Secured Indebtedness;

     (c)  the Class C Secured Indebtedness; and

     (d)  the Class D Secured Indebtedness.

(96) "Secured Indebtedness Register" is defined in Section 2.3.
      -----------------------------                -----------

(97) "Secured Parties" means the Trustee, the 1996 Lenders, the 1996 Agent, the
      ---------------
     the MEIP Banks, the MEIP Agent, RBC, the Dresdner Banks, the Holders of the Notes, LFW and all other Holders of and Secured Party Representatives for Secured Indebtedness, and "Secured Party" means any of them.
                                -------------

(98) "Secured Parties' Class Resolution" means a Class A Secured Parties'
      ---------------------------------
     Resolution, a Class B Secured Parties' Resolution, a Class C Secured Parties' Resolution or a Class D Secured Parties' Resolution, as the case may be.

(99) "Secured Parties' Order" means (a) prior to the Senior Secured Indebtedness
      ----------------------
     Termination, a Class A Secured Parties' Resolution together with a Class B Secured Parties' Resolution, and (b) after the Senior Secured Indebtedness Termination, a Class D Secured Parties' Resolution.

(100)"Secured Party Representative" means any of the 1996 Agent, the MEIP Agent,
      ----------------------------
     RBC, the Dresdner Banks, the 1996 Public Notes Trustee, LFW and any other agent, trustee or like representative of any Holder(s) which is designated a Secured Party Representative for such Holder(s) in Schedule 1 or, in the
                                                          ----------
     case of the Holders of the Series A, B, C, D and E Notes, in Schedule 5, or
                                                                  ----------
     the related Additional Secured Indebtedness Registration Statement, and any successors of any of the foregoing in such capacity. If no Person is designated as a Secured Party Representative for any Secured Indebtedness in Schedule 1 or Schedule 5, as the case may be, or any Additional Secured
        ----------    ----------
     Indebtedness Registration Statement, each Holder of such Secured Indebtedness shall be the Secured Party Representative for itself. If one or more of the Holders of any Secured Indebtedness, in each case acting as Secured Party Representative for itself, designate in writing to the Trustee a Person to be the Secured

     Party Representative of such Holder(s) and such designation is delivered in writing to the Trustee by such Person, such Person shall be the Secured Party Representative for such designating Holder(s) until such designation is revoked by such designating Holder(s).

(101)"Senior Lien" means each and every Lien in favor of the Trustee to secure
      -----------
     amounts owing to the Trustee, the Secured Party Representatives or the Enforcement Representatives hereunder or to secure the Senior Secured Indebtedness constituted hereby or pursuant hereto or intended so to be constituted and each and every Lien in favor of the Trustee to secure the Senior Secured Indebtedness constituted from time to time by any and all supplements hereto in any manner whatsoever created.

(102)"Senior Secured Indebtedness" means the Class A Secured Indebtedness, the
      ---------------------------
     Class B Secured Indebtedness and the Class C Secured Indebtedness.

(103)"Senior Secured Indebtedness Termination" means the final and indefeasible
      ---------------------------------------
     payment in full in cash of all Senior Secured Indebtedness, the expiration or termination of all commitments of Senior Secured Parties to extend credit to Obligors under the Financing Agreements, and the termination of all related Financing Agreements, of which the Trustee shall have received written notice from each of the Secured Party Representatives in respect of the Senior Secured Indebtedness.

(104)"Senior Secured Parties" means the Class A Secured Parties, the Class B
      ----------------------
     Secured Parties and the Class C Secured Parties, and  "Senior Secured
                                                            --------------
     Party" means any of them.
     -----

(105)"Series A Notes" is defined in Schedule 1.
      --------------                ----------

(106)"Series A, B, C, D and E Notes" means the Series A Notes, the Series B
      -----------------------------
     Notes, the Series C Notes, the Series D Notes and the Series E Notes, collectively.

(107)"Series A, B, C, D and E Note Agreements" is defined in the recitals.
      ---------------------------------------                    --------

(108)"Series B Notes" is defined in Schedule 1.
      --------------                ----------

(109)"Series C Notes" is defined in Schedule 1.
      --------------                ----------

(110)"Series D Notes" is defined in Schedule 1.
      --------------                ----------

(111)"Series E Notes" is defined in Schedule 1.
      --------------                ----------

(112)"Series 1 Notes" is defined in Schedule 1.
      --------------                ----------

(113)"Series 2 Notes" is defined in Schedule 1.
      --------------                ----------

(114)"Share Option Agreement" means any written or other arrangements entered
      ----------------------
     into by TLGI, LGII or another Subsidiary pursuant to which TLGI, LGII or such Subsidiary, as the case may be, is granted (1) an option to purchase, directly or through a nominee, (2) a right to require the transfer to TLGI, to LGII or to such Subsidiary, as the case may be, or to their respective nominee, and/or (3) a security interest in, the shares owned by a Person other than TLGI, LGII or another Subsidiary, in a U.S. Subsidiary or a Canadian Subsidiary that (in each case) is not an Excluded Subsidiary; and "Share Option Agreements" means all of them.
      -----------------------

(115)"Share Option Rights" means any and all rights of TLGI, LGII or another
      -------------------
     Subsidiary under any Share Option Agreement.

(116)"Spot Rate" for a currency means the rate quoted by Bankers Trust Company
      ---------
     as the spot rate for the purchase by Bankers Trust Company of such currency with another currency through its foreign exchange trading office at approximately 10:00 a.m. (New York City time) on the date two Business Days prior to the date as of which the foreign exchange computation is made.

(117)"Statement of Senior Secured Indebtedness" is defined in Section 12.l.
      ----------------------------------------                ------------

(118)"Subsidiary" of a Person means (a) any corporation more than 50% of the
      ----------
     outstanding securities having ordinary voting power of which, or more than 50% of the economic benefits associated with all outstanding securities of which, shall at the time be owned or controlled, directly or indirectly, by such Person or by one or more of its Subsidiaries or by such Person and one or more of its Subsidiaries, or (b) any partnership, association, limited liability company, joint venture, business trust or similar business organization more than 50% of the ownership interests having ordinary voting power of which, or more than 50% of the economic benefits associated with all outstanding ownership interests of which, shall at the time be so owned or controlled, or (c) any corporation, partnership, association, limited liability company, joint venture, business trust or similar business organization which under applicable accounting principles is consolidated with such Person. Unless otherwise expressly provided, all references herein to a "Subsidiary" shall mean a Subsidiary of TLGI, but in any event "Subsidiary" in respect of TLGI shall not include any entity which otherwise would be a "Subsidiary" if it (i) never carried on business or has ceased to carry on business, and (ii) has assets of less than U.S. $50,000 and together with other such excluded entities does not have assets in excess of U.S. $1,000,000.

(119)"Successor Pledgor" is defined in Section 9.2.
      -----------------                -----------

(120)"Swap Contract" means any agreement (including, without limitation, any
      -------------
     master agreement and any agreement, whether or not in writing, relating to any single transaction) that is an interest rate swap agreement, basis swap, forward rate agreement, commodity swap, commodity option, equity or equity index swap or option, bond option, interest rate option, foreign exchange agreement, cross-currency, rate swap agreement, swaption, currency option or any other, similar agreement (including, without limitation, any option to enter into any of the foregoing).

(121)"Swap Outstandings" means the net termination payments owing to any Secured
      -----------------
     Party by an Obligor under any Swap Contract which has been terminated at the time Swap Outstandings is calculated.

(122)"Taxing Jurisdiction" is defined in Section 5.7.
      -------------------                -----------

(123)"Temporary Cash Investments" means any investment in (i) securities issued
      --------------------------
     or directly and fully guaranteed or insured by the United States or any agency or instrumentality thereof (provided that the full faith and credit of the United States is pledged in support thereof) having maturities of not more than 270 days from the date of acquisition by the Trustee, (ii) time deposits and certificates of deposit of any commercial bank of recognized standing having capital and surplus in excess of U.S. $500,000,000 with maturities of not more than 270 days from the date of acquisition by the Trustee, (iii) repurchase obligations with a term of not more than seven days for underlying securities of the types described in clause (i) above entered into with any bank meeting the qualifications
     ----------
     specified in clause (ii) above, (iv) commercial paper issued by the parent
                  -----------
     corporation of any bank meeting the qualifications specified in clause (ii) above and commercial paper issued by any Person rated at least
     -----------
     A-1 (or the then equivalent thereof) by Standard & Poor's Ratings Services, a division of The McGraw-Hill Companies, Inc. or at least P-1 (or the then equivalent thereof) by Moody's Investors Service, Inc. at the time of acquisition and in each case maturing not more than 270 days after the date of acquisition by the Trustee and (v) money market funds (managed by a reputable nationally recognized funds manager) substantially all of whose assets are comprised of securities of the types described in clauses (i)
                                                                  -----------
     through (iv) above.
             ----

(123)"TLGI Series A and B Note Guarantee" is defined in Schedule 1.
      ----------------------------------                ----------

(125)"TLGI Series E Note Guarantee" is defined in Schedule 1.
      ----------------------------                ----------

(126)"Trustee" is defined in the preamble.
      -------                    --------

(127)"U.C.C." means the Uniform Commercial Code as in effect in the State of New
      ------
     York.

(128)"U.S. Dollars" or "U.S. $" means legal tender of the United States of
      ------------      ------
     America. References to "Dollars" or "$" shall mean U.S. Dollars unless otherwise specified.

(129)"U.S. Dollar Equivalent" means, at any time, (a) as to any amount
      ----------------------
     denominated in U.S. Dollars, the amount thereof at such time, and (b) as to any amount denominated in other currency, the equivalent amount in U.S. Dollars as determined by the Trustee at such time on the basis of the Spot Rate for the purchase of U.S. Dollars with such other currency on such date as is specified herein.

(130)"U.S. Subsidiaries" means the Subsidiaries in existence as of April 19,
      -----------------
     1996 which are shown as U.S. Subsidiaries on Schedule 2 and any other
                                                  ----------
     Subsidiary, from time to time organized, incorporated or carrying on business in the United States of America, other than the Excluded Subsidiaries, and "U.S. Subsidiary" means any of them.
                        ---------------

(131)"Wholly-Owned" means in relation to a Subsidiary (a) which is a
      ------------
     corporation, that all of the outstanding voting securities thereof are at the time owned or controlled, directly or indirectly, by TLGI, by one or more Wholly-Owned Subsidiaries, or by TLGI and one or more Wholly-Owned Subsidiaries, or (b) which is a partnership, association, limited liability company, joint venture, business trust or similar business organization, that 100% of the ownership interests thereof having ordinary voting power are at the time so owned or controlled.

1.2  Quantity and Gender
     -------------------

     Grammatical variations of any term defined herein shall have similar meanings. Words importing the singular number shall include the plural and vice-versa; and words importing the masculine gender shall include the feminine and neuter genders and vice-versa.

1.3  Statute References
     ------------------

     Except where otherwise provided herein, reference to any statute shall be deemed to be a reference to such statute as amended or re-enacted from time to time.

1.4  U.C.C. Definitions
     ------------------

     Unless otherwise defined herein or the context otherwise requires, terms for which meanings are provided in the U.C.C. are used in this Collateral Trust Agreement, including its preamble and recitals, with such meanings.

1.5  Interpretation Not Affected by Headings, etc.
     ---------------------------------------------

     The division of this Collateral Trust Agreement into Articles, Sections, subsections, paragraphs and clauses, the provision of a table of contents and the insertion of headings are for convenience of reference only and shall not affect the construction or interpretation of this Collateral Trust Agreement.

1.6  Internal References
     -------------------

     A reference within any Section, subsection, paragraph, clause or other division hereof to any subdivision is a reference to such subdivision of the division in which it occurs.


                                  ARTICLE II
                             SECURED INDEBTEDNESS


2.1  Secured Indebtedness; Classes; Initial Secured Indebtedness
     -----------------------------------------------------------

     The aggregate principal amount of indebtedness which may be secured under this Collateral Trust Agreement at any time is unlimited, but indebtedness shall be Secured Indebtedness only upon and subject to the conditions set forth in this Article. Any Secured Indebtedness shall be classified as one of the following in accordance with the provisions of this Article: Class A Secured Indebtedness, Class B Secured Indebtedness, Class C Secured Indebtedness or Class D Secured Indebtedness. The Class A Secured Indebtedness, the Class B Secured Indebtedness and the Class C Secured Indebtedness shall be the Senior Secured Indebtedness, having the benefit of the Senior Lien as provided herein. The Class D Secured Indebtedness shall have the benefit of the Junior Lien as provided herein.

     On the Closing Date, this Collateral Trust Agreement shall become effective and the initial Secured Indebtedness secured under this Collateral Trust Agreement shall be the Obligations in respect of the indebtedness arising under or evidenced by the Financing Agreements listed on Schedule 1. The initial
                                                   ----------
Class A Secured Indebtedness secured under this Collateral Trust Agreement shall be the Obligations in respect of the indebtedness arising under or evidenced by the Financing Agreements listed under the heading "Class A Secured Indebtedness" on Schedule 1. The initial Class B Secured Indebtedness secured under this
   ----------
Collateral Trust Agreement shall be the Obligations in respect of the indebtedness arising under or evidenced by the Financing Agreements listed under the heading "Class B Secured Indebtedness" on Schedule 1. The initial Class C
                                              ----------
Secured Indebtedness secured under this Collateral Trust Agreement shall be the Obligations in respect of the indebtedness arising under or evidenced by the Financing Agreements listed under the heading "Class C Secured Indebtedness" on
Schedule 1. The initial Class D Secured Indebtedness secured under this
- ----------
Collateral Trust Agreement shall be the Obligations in respect of the indebtedness arising under or evidenced by the Financing Agreements listed under the heading "Class D Secured Indebtedness" on Schedule 1.
                                              ----------

2.2  Ranking of Indebtedness
     -----------------------

     All Senior Secured Indebtedness shall rank pari passu and shall be secured
                                                ---- -----
hereby equally and ratably whatever may be the date or terms of issue of the instruments evidencing such Senior Secured Indebtedness or the dates on which such Senior Secured Indebtedness became secured hereby, and in all events all Senior Secured Indebtedness shall rank prior to all Class D Secured Indebtedness.

2.3  Secured Indebtedness Register
     -----------------------------

     The Trustee shall cause to be kept a register (the "Secured Indebtedness
                                                         --------------------
Register") in which shall be entered the name, address, telephone number,
- --------
facsimile number, if any, and representative capacity, if any, of each Secured Party Representative together with the original principal amount of the related Secured Indebtedness, if any, and the commitment amount, if any, under the related Financing Agreement(s), and the name(s) or office(s) of the persons responsible for giving instructions under this Collateral Trust Agreement. The information for the Secured Indebtedness Register for the initial Secured Indebtedness on the Closing Date is set forth in Schedule 1 and Schedule 5. The
                                                 ----------     ----------
Trustee shall note in the Secured Indebtedness Register any changes, additions and deletions to any of the information relating to any Secured Indebtedness (including, without limitation, any change in Secured Party Representative), upon the Trustee's receiving written notice thereof from the related registered Secured Party Representative or, unless an Enforcement Event has occurred and is continuing, upon the Trustee's receiving an Officers' Certificate of either Company providing notice thereof provided, that no Secured Indebtedness may be
                                 --------
deleted from the Secured Indebtedness Register without written notice to the Trustee from the Secured Party Representative for such Secured Indebtedness approving such deletion. The entries in the Secured Indebtedness Register shall be conclusive and binding for all purposes, absent manifest error, and the Trustee and each other Secured Party may treat each Person whose name is recorded in the Secured Indebtedness Register as a Secured Party Representative hereunder for the related registered Secured Indebtedness for all purposes under this Collateral Trust Agreement. The Secured Indebtedness Register shall be available for inspection at the Trustee's office in New York City by any Secured Party Representative during the Trustee's normal business hours and with reasonable prior written notice. The Trustee may conclusively rely on the accuracy of the information certified to it by each Secured Party Representative and shall have no duty whatsoever to independently confirm its accuracy. Notwithstanding anything to the contrary set forth herein, the Trustee shall have no duty to maintain a register of Holders of any registered Secured Indebtedness (other than its maintenance of the Secured Indebtedness Register as provided herein), to monitor transfers of any registered Secured Indebtedness, or in any manner to monitor compliance with any U.S. Federal or state securities laws or the securities laws of any other jurisdiction.

2.4  Designation of Additional Secured Indebtedness
     ----------------------------------------------

(1)  Subject to subsection (2) hereunder, either Company may from time to time
                --------------
by resolutions of its Directors designate any of the following to be Secured Indebtedness hereunder ("Additional Secured Indebtedness") entitled to the
                         -------------------------------
security hereby created:

          (i) new indebtedness for borrowed money, obligations in respect of letters of credit, bank guarantees or bankers acceptances, and obligations in respect of Swap Contracts, incurred by either Company or any Wholly-Owned Subsidiary, which in the case of indebtedness described in this paragraph (i) is not secured except pursuant to this Collateral Trust Agreement, including, without limitation, all principal, interest and premiums thereon, interest on overdue interest, all fees and interest thereon, early termination payment obligations, and all costs, expenses and charges, or any part thereof;

          (ii) guarantees by either Company or any Wholly-Owned Subsidiary of indebtedness or obligations referred to in the foregoing clause (i);
                                                              ----------

          (iii) intercompany indebtedness owing by either Company or any Wholly-Owned Subsidiary to a Finance Subsidiary;

          (iv) increases in the maximum commitment amount (or, if no commitment amount is applicable, the outstanding principal amount) of indebtedness or obligations under any Financing Agreement relating to the initial Secured Indebtedness hereunder (it being understood that any reinstatement or return, for any reason whatsoever, of any payment of principal received by any Secured Party in respect of such Secured Indebtedness shall not be deemed to be an increase but rather a reinstatement of such Secured Indebtedness, which reinstated Secured Indebtedness shall continue to have the benefits of Secured Indebtedness hereunder without impairment and without any requirement for designation as Additional Secured Indebtedness hereunder); and

          (v) guarantees by either Company or any Wholly-Owned Subsidiary of increases referred to in the foregoing clause (iv).
                                            -----------

(2) Neither Company shall designate any indebtedness as Additional Secured Indebtedness, or classify any Additional Secured Indebtedness as Class A Secured Indebtedness, Class B Secured Indebtedness or Class C Secured Indebtedness, as the case may be, under this Collateral Trust Agreement if so doing would result in a breach of any of the terms and provisions of any Financing Agreement (after giving effect to any waiver). The Trustee shall have no duty to inquire as to whether any indebtedness so designated is in fact Additional Secured Indebtedness and the Trustee may conclusively rely upon any such designation by either Company.

2.5  Additional Secured Indebtedness Registration
     --------------------------------------------

(1) From time to time after the date hereof, agents, trustees or like representatives acting on behalf of Holders of any proposed Additional Secured Indebtedness under Section 2.4((1)(i), (ii) or (iii) (or, if such Holders are
                   ------------------  ----    -----
unrepresented, the Holders themselves) may become Secured Party Representatives under this Collateral Trust Agreement and be entitled to the benefits of the security interests in the Collateral as set out herein and in the other Collateral Documents. To become a Secured Party Representative hereunder each such representative or Holder must deliver to the Trustee, for acceptance and registration in the Secured Indebtedness Register, an Additional Secured Indebtedness Registration Statement substantially in the form of Exhibit A, duly
                                                                 ---------
executed by such prospective representative or holder and the Companies. Upon such delivery, acceptance and registration, such representative or holder shall have the rights of a Secured Party Representative set out in this Collateral Trust Agreement.

(2) From time to time after the date hereof, a Secured Party Representative may register increases in commitment amounts, principal amounts and guaranties of indebtedness described in Section 2.4(1)(iv) or (v) as Additional Secured
                             ------------------    ---
Indebtedness by the delivery to the Trustee, for acceptance and registration in the Secured Indebtedness Register, of an Additional Secured Indebtedness Registration Statement substantially in the form of Exhibit A, duly executed by
                                                    ---------
such Secured Party Representative and the Companies. Upon such delivery, acceptance and registration, such increases in commitment amounts, principal amounts and guaranties shall have the benefits of Additional Secured Indebtedness under this Collateral Trust Agreement.

(3) The Trustee shall maintain at its office in New York City a copy of each Additional Secured Indebtedness Registration Statement delivered to and accepted by it in accordance with subsection (4) below.
                         --------------

(4) The Trustee shall not accept for registration any Additional Secured Indebtedness Registration Statement if such Additional Secured Indebtedness Registration Statement is not substantially in the form of Exhibit A. Subject
                                                           ---------
at all times to the immediately preceding sentence and to subsection (5) below,
                                                          --------------
the Trustee shall accept and register Additional Secured Indebtedness Registration Statements in the order received.

(5) If upon receipt of any Additional Secured Indebtedness Registration Statement the Trustee deems it advisable, in its sole discretion, to require clarification of any information set forth therein or if any Additional Secured Indebtedness Registration Statement contains information not conforming to Exhibit A, the Trustee may, in its sole discretion, postpone the registration
- ---------
of any such Additional Secured Indebtedness Registration Statement for not longer than thirty (30) days after receipt thereof. If the Trustee postpones the registration, it shall (i) make a provisional notation on the Secured Indebtedness Register of the information required to be registered in the Secured Indebtedness Register, and (ii) promptly contact the

Companies and the Secured Party Representative or prospective representative delivering such Additional Secured Indebtedness Registration Statement in writing requesting any necessary clarification. Within thirty (30) days after receipt by the Trustee of any such Additional Secured Indebtedness Registration Statement, if the Companies and such Secured Party Representative or prospective representative provide a clarification to the satisfaction of the Trustee, or a Secured Parties' Order is delivered approving any non-conforming information contained in such Additional Secured Indebtedness Registration Statement, the Additional Secured Indebtedness Registration Statement shall be deemed to have been registered in the Secured Indebtedness Register on the date the Trustee made the provisional notation referred to in clause (i) of the immediately
                                             ----------
preceding sentence. If the Trustee does not receive such clarification or such approval within thirty (30) days after the receipt by the Trustee of any such Additional Secured Indebtedness Registration Statement, the Trustee shall reject the Additional Secured Indebtedness Registration Statement and the provisional notation referred to above shall have no effect for any purpose hereunder.

(6)  If pursuant to subsection (4) or (5) above, the Trustee rejects any
                    --------------    ---
Additional Secured Indebtedness Registration Statement, it shall promptly forward such Additional Secured Indebtedness Registration Statement to the parties thereto with a written notation stating the basis of such rejection. The parties thereto may resubmit a corrected Additional Secured Indebtedness Registration Statement to the Trustee for acceptance and registration in accordance with this Section.

2.6  Designation of Class for Additional Secured Indebtedness
     --------------------------------------------------------

     Upon the designation of any Additional Secured Indebtedness, the Companies shall determine, as of the date of the creation and issuance thereof, with the holders thereof whether such Additional Secured Indebtedness shall be Class A Secured Indebtedness, Class B Secured Indebtedness or Class C Secured Indebtedness, it being understood that any Secured Indebtedness owing to any member of the Group shall be Class D Secured Indebtedness, and such determination shall be set forth in the related Additional Secured Indebtedness Registration Statement, together with the certification by the Companies to the effect that (i) the incurrence and securing of such additional indebtedness or obligations is permitted by and will not result in any breach of any Financing Agreement, and (ii) the proposed classification of such additional indebtedness or obligations complies with the terms of Section 2.4(2) hereof and has been
                                          --------------
approved by the requisite parties to any Financing Agreement(s) under which such approval is required.

2.7  No Notice of Trusts or Agency
     -----------------------------

     Neither the Companies nor the Trustee shall be bound to take notice of or see to the execution of any trust or agency, whether expressed, implied or constructive, in respect of any Secured Indebtedness. In particular, notwithstanding that any Secured Party Representative shall be acting for certain Holders, the Trustee shall not be obliged to enquire into the necessity, expediency, authority or regularity of or for any action by such Secured Party Representative and the Trustee shall be entitled to rely conclusively on any direction from such Secured Party Representative. The Trustee shall be entitled to conclusively rely on any direction delivered by any party claiming to be a Secured Party Representative or Enforcement Representative.


                                  ARTICLE III
                                   SECURITY

3.1  Grant of Senior Lien for Senior Secured Indebtedness.
     -----------------------------------------------------

     In consideration of the premises and for other good and valuable consideration, the receipt and sufficiency whereof are hereby acknowledged by the Pledgors, each Pledgor does hereby pledge, charge, assign and transfer to and in favor of the Trustee, and does hereby create and grant a first priority security interest in favor of the Trustee in, in trust for the benefit of the Trustee in such capacity, and for the equal and ratable benefit of all Senior Secured Parties, as security for (A) the due payment by the Companies of all amounts payable to the Trustee, the Enforcement Representatives and the Secured Party Representatives hereunder, (B) the payment by the Obligors of the Senior Secured Indebtedness, (C) the due performance of the obligations of the Companies contained herein, and (D) in the case of a Pledgor Subsidiary, the due performance by such Pledgor Subsidiary of its obligations contained herein, including, without limitation, its obligations under Article V, all of the
                                                     ---------
following property, whether now existing or hereafter arising (the
"Collateral"):
 ----------

     (a)  the Initial Pledged Subsidiary Shares;

     (b) all Share Option Rights, to the fullest extent permitted by Applicable Law;

     (c)  all other Pledged Property;

     (d) all Distributions, interest, other payments and rights, received or receivable, with respect to any Pledged Property;

     (e) all of LGII's right, title and interest in and to all rights to receive payment under or in respect of accounts, contracts, contract rights, chattel paper, documents, instruments, and general intangibles of LGII, whether or not arising out of or in connection with the sale or lease of goods or the rendering of services, and all rights of LGII now or hereafter existing in and to all security agreements, guaranties, leases and other contracts securing or otherwise relating to any such accounts, contracts, contract rights, chattel paper, documents, instruments, and general intangibles (any and all such accounts, contracts, contract rights, chattel paper, documents, instruments, and general intangibles being the "LGII
                                                                            ----
          Receivables", and any and all such security agreements, guaranties,
          -----------
          leases and other contracts being the "Related LGII Contracts");
                                                ----------------------

     (f)  all proceeds of any of the foregoing; and

     (g) all books, records, writings, data bases, information and other property relating to, used or useful in connection with, evidencing, embodying, incorporating or referring to, any of the foregoing in this
          Section 3.1.
          -----------

3.2  Senior Lien Habendum
     --------------------

     To have and to hold the Collateral and all rights hereby conferred unto the Trustee, its successors and assigns forever, but in trust nevertheless for the uses and purposes and subject to the terms and conditions herein set forth.

3.3  Grant of Junior Lien for Class D Secured Indebtedness
     -----------------------------------------------------

     Each Pledgor does hereby pledge, charge, assign and transfer to and in favor of the Trustee and does hereby create and grant a security interest in favor of the Trustee in, in trust for the equal and ratable benefit of all Class D Secured Parties as security for the Class D Secured Indebtedness, all Collateral of such Pledgor, all on a basis junior and subordinate to and subject to the satisfaction in full of the Senior Secured Indebtedness and the obligations hereunder of the Companies and Pledgor Subsidiaries to the Senior Secured Parties and their Enforcement Representatives and the Senior Secured Indebtedness Termination; to have and to hold the Collateral and all rights hereby conferred unto the Trustee, its successors and assigns forever, but in trust nevertheless for the uses and purposes and subject to the terms and conditions herein set forth.

3.4  Delivery of Pledged Property; Registration of Pledge, Transfer, etc.
     --------------------------------------------------------------------

     All certificates or instruments representing or evidencing any Pledged Property, including, without limitation, all Pledged Shares, shall be delivered to and held by or on behalf of (and, in the case of instruments evidencing any Collateral, endorsed in blank for transfer to, or to the order of) the Trustee pursuant hereto, shall be in suitable form for transfer by delivery and shall be accompanied by all necessary instruments of transfer or assignment, duly executed in blank and undated, unless otherwise requested by a Secured Parties' Order; provided, however, that if any Pledged Shares comprise partnership
       --------  -------
interests, limited liability company membership interests or other equity interests other than shares in a corporation evidenced by share certificates, all such actions shall be taken, as specified by an opinion of Counsel delivered to the Trustee with respect to such Pledged Shares pursuant to Article VII, to
                                                               -----------
grant to the Trustee valid fully perfected pledges and security interests in such Pledged Shares, and to that end (but without limiting the foregoing) each Pledgor agrees to execute and deliver to any related Pledged Share Issuer a notice in the form of Exhibit C hereto on the date of pledge of such Pledged Shares not comprising
- ---------
shares in a corporation evidenced by share certificates. To the extent permitted by Applicable Law, the Trustee shall have the right, at any time after any Enforcement Order shall have been received by the Trustee and be outstanding, to transfer to, or to register in the name of, the Trustee or any of its nominees any or all of the Pledged Shares at the written direction of the Enforcement Committee. In addition, the Trustee shall have the right, at any time after any Enforcement Order shall have been received by the Trustee and be outstanding, to exchange certificates or instruments representing or evidencing any Pledged Shares for certificates or instruments of smaller or larger denominations at the written direction of the Enforcement Committee.

     Notwithstanding anything to the contrary herein, LGII shall not be required to deliver to the Trustee any chattel paper evidencing LGII Receivables or any Collateral described in Section 3.1(g) unless required by the Trustee when an
                        --------------
Enforcement Order has been received by the Trustee and not waived.

     Notwithstanding anything to the contrary herein, the Trustee shall only be responsible for possession of Collateral delivered to it for which it signs a receipt. All Secured Parties acknowledge that the Trustee is only responsible for the possession of Collateral delivered to it for which it acknowledges receipt in writing. The Trustee agrees that it will promptly sign a receipt for any Collateral which is delivered to it.

3.5  Termination
     -----------

(1)  The Senior Lien, the Junior Lien and the guaranty pursuant to Article V
                                                                   ---------
shall terminate and the Collateral shall revert to and revest in the Pledgors without any release, acquittance, reconveyance, re-entry or other act or formality whatsoever if the Trustee shall have received:

          (i)  a Release Order; and

          (ii) an Officers' Certificate of each of the Companies pursuant to subsection (2) below;
               --------------

and all amounts due to the Trustee hereunder, including without limitation, costs, charges and expenses referred to in Section 7.5 and interest thereon,
                                           -----------
shall have been paid.

(2) Prior to the release of the whole of the Collateral pursuant to the receipt of a Release Order by the Trustee, the Trustee shall have received an Officers' Certificate from each of the Companies certifying that no Default has occurred and remains in effect with respect to any outstanding Class A Secured Indebtedness, Class B Secured Indebtedness, Class C Secured Indebtedness or Class D Secured Indebtedness, and that no Default or breach of any of the terms and provisions of any Financing Agreement would occur upon the termination of the Senior Lien and the Junior Lien and the release of the whole of the Collateral (after giving effect to any waiver). Neither Company shall deliver such Officers' Certificate if any such Default or breach has occurred and remains in effect or would so occur upon the termination of the Senior Lien and the release of the whole of the Collateral.

3.6  Assignments
     -----------

     Nothing in Section 3.1 or 3.3 shall be construed as an attempt to assign
                -----------    ---
(which term shall include a sub-lease, mortgage, pledge, charge or the creation and granting of a security interest in) any lease, agreement, account, claim, demand or chose in action which, as a matter of law or (to the extent enforceable under Applicable Law) by its terms, is non-assignable without the consent of some other Person unless such consent shall have been given; in order, however, that the full value of the property described above may constitute security hereunder and may be realized by the Trustee for the benefit of the Secured Parties, each Pledgor shall, at its expense and at the direction of the Trustee acting upon a Secured Parties' Order or Enforcement Direction to that effect, in the name of such Pledgor or otherwise as the Trustee may specify, and whether as trustee for or agent of the Trustee or otherwise, take all such action and do or cause to be done all such things as shall, in accordance with such Secured Parties' Order or Enforcement Direction, be necessary or proper in order that the value of the property described above shall be preserved and shall enure to the benefit of the Trustee in trust for
(i) first, the Senior Secured Parties, and (ii) on a subordinate basis, the Class D Secured Parties, provided, however, that no such action or thing
                         --------  -------
jeopardizes or in the reasonable opinion of the Companies may jeopardize the rights of any Pledgor to any such property.

3.7  Discharge of Security
     ---------------------

     Upon receipt by the Trustee of a Release Order, and upon receipt by the Trustee of the Officers' Certificates pursuant to subsection 3.5(2), the Trustee
                                                  -----------------
shall, upon payment of all costs, charges and expenses properly incurred by the Trustee in relation to this Collateral Trust Agreement and all interest thereon and of the remuneration of the Trustee, or upon provision satisfactory to the Trustee being made therefor, at the written request and at the expense of the Companies, execute such deeds or other instruments as shall be necessary to evidence the satisfaction and discharge of the security hereby created, to release or reconvey the Collateral freed and discharged from the trusts and provisions herein contained, except those relating to the indemnification of the Trustee and the Secured Parties, to release the Pledgors from any covenants contained in this Collateral Trust Agreement or in any other Collateral Document executed and delivered by a Pledgor, and do such acts as shall be necessary to release or discharge the security hereby created as the same may be registered, filed or recorded in any public office. The Trustee shall at the expense of the Pledgors forthwith provide written notice to the Secured Party Representatives of such discharge and release.

3.8  Additional Pledgors; Joinder Agreements
     ---------------------------------------

     If any Subsidiary which is not then a Pledgor hereunder (a "Non-Pledgor")
                                                                 -----------
acquires or otherwise comes to hold any shares, securities or other equity interests in a U.S. Subsidiary or a Canadian Subsidiary other than (in either case) an Excluded Subsidiary, the Pledgors shall forthwith cause such Non-Pledgor to become a Pledgor hereunder, by executing and delivering to the Trustee a Joinder Agreement substantially in the form of Exhibit B (a "Joinder
                                                         ---------     -------
Agreement").
- ---------


                                  ARTICLE IV
                          POSSESSION, USE AND RELEASE
                                 OF COLLATERAL

4.1  Possession Until Enforcement Event
     ----------------------------------

(1) Provided that no Enforcement Event has occurred and is continuing, each Pledgor shall, notwithstanding Sections 3.1 and 3.3, be permitted, in the same
                               ------------     ---
manner and to the same extent as if this Collateral Trust Agreement had not been executed, but subject to compliance with the covenants contained herein and in the Financing Agreements, to use and enjoy the Pledged Shares, to sell, assign, transfer or otherwise dispose of (but not to pledge, encumber or otherwise grant a Lien except the Senior Lien and Junior Lien on) any of the Pledged Shares, to exercise all voting rights in respect of any of the Pledged Shares, to enter into arrangements or agreements relating to any such voting rights, to be entitled to the benefits of such arrangements and agreements, and to be entitled to the payment of any Distributions paid in respect of any Pledged Shares.

(2) Provided that no Enforcement Event has occurred and is continuing, each Pledgor shall, notwithstanding Sections 3.1 and 3.3, be permitted, in the
                               ------------     ---
same manner and to the same extent as if this Collateral Trust Agreement had not been executed, but subject to compliance with the covenants contained herein and in the Financing Agreements, to possess, operate, manage, use and enjoy the Collateral other than the Pledged Shares, to sell, assign, transfer (including without limitation transfers in connection with securitizations and other receivables financings even if such transfers might constitute Liens), or dispose of or lease (but not otherwise to pledge, encumber or otherwise grant a Lien except Permitted Encumbrances on) any Collateral other than the Pledged Shares, to enter into arrangements or agreements relating to any Share Option Rights, to be entitled to the benefits of such arrangements and agreements, to be entitled to all benefits under the Share Option Rights, freely to control the conduct of the Business or of any other business carried on from time to time by the Group anywhere, to compromise and settle claims and law suits to which it is a party, to amend and modify agreements, leases, licenses, privileges, franchises, concessions or contracts, and to take and use the rents, incomes and profits of the Business or of any other business carried on from time to time by the Group anywhere including, without limitation, amounts owed to any of the Group under accounts receivable now owned or hereafter acquired by any of the Group and payments and other property or rights to which any of the Group is entitled under any agreement now or hereafter entered into by any of the Group with any Person(s) or by reason of any matter, transaction or event heretofore, now or hereafter existing or occurring.

4.2  Disposition of Collateral; Voting Rights; Distributions
     -------------------------------------------------------

(1) No Pledgor shall sell, assign, transfer, mortgage, pledge, charge or otherwise encumber or dispose of any Collateral if an Enforcement Event has occurred and is continuing or if, after giving effect thereto or as a result of any such sale, assignment, transfer, mortgage, pledge, charge, encumbrance or disposition, an Enforcement Event would have occurred.

(2) The proceeds of any encumbrance or disposition made in accordance with the provisions of Section 4.1 shall be received and used by the Pledgor making
              -----------
the same for such purposes as are not in breach of the provisions of this Collateral Trust Agreement and the Financing Agreements.

(3) Each Pledgor agrees to deliver (properly endorsed where required hereby or requested by the Trustee) to the Trustee, promptly upon request of the Trustee (whether or not an Enforcement Event has occurred), such proxies and other documents as may be necessary to allow the Trustee to exercise the voting power at the direction of the Enforcement Committee with respect to any share of capital stock or other equity interest constituting Collateral other than equity interests in which the only interest of a Pledgor is a Share Option Right; provided, however, that, unless an Enforcement Event has occurred and is
- --------  -------
continuing, the Trustee shall not be entitled to exercise, and each Pledgor shall be entitled to exercise, in its reasonable judgment, but in a manner that would not violate any provision of this Collateral Trust Agreement, the voting power and all other incidental rights of ownership with respect to any Pledged Shares or other shares of capital stock or other equity interest constituting Collateral (subject to such Pledgor's obligation to deliver to the Trustee such Pledged Shares and other shares in pledge hereunder). The Trustee agrees that unless an Enforcement Event has occurred and is continuing, the Trustee shall, upon the written request of a Pledgor, promptly deliver such proxies and other documents, if any, as shall be reasonably requested by such Pledgor which are necessary to allow such Pledgor to exercise such voting power with respect to any Pledged Shares.

(4) So long as an Enforcement Event has occurred and is continuing, the Trustee shall have the sole and exclusive right and authority to receive and retain the Distributions and payments of principal or interest that each Pledgor would otherwise be authorized to retain. All Distributions, interest, principal, premium, if any, cash payments and proceeds made on or in respect of the Collateral which may at any time and from time to time be held by such Pledgor, shall, until delivery to the Trustee, be held by such Pledgor separate and apart from its other property in trust for the Trustee. Any and all money and other property paid over to or received by the Trustee pursuant to the provisions of this clause (4) shall be retained by the Trustee as Collateral hereunder and be
     ----------
held and applied in accordance with the provisions of this Collateral Trust Agreement.

4.3  Releases when no Enforcement Event
     ----------------------------------

     Dispositions of Collateral that are permitted by Section 4.1 shall not
                                                      -----------
require any written or oral release or consent of the Trustee but any such release of Collateral in connection with such disposition shall require at least three Business Days advance notice to the Trustee if the Trustee is required to deliver Pledged Shares. Nevertheless, either Company may request (by delivering to the Trustee an Officers' Certificate to such effect) that the Trustee deliver and the Trustee shall deliver to a Pledgor or to any purchaser of Pledged Shares share certificates or other certificates relating thereto, and may request (by delivering to the Trustee an Officers' Certificate to such effect) that the Trustee execute and deliver to a Pledgor or to any purchaser of Collateral a written release, disclaimer or quit claim of the Trustee's interest in any Collateral or a consent to any modification of or change in any agreements, leases, licenses, privileges, franchises, concessions and contracts forming or which may be subsisting in respect of any part of the Collateral. The Trustee shall execute and deliver, and such purchaser shall be entitled to rely conclusively on, such release, disclaimer, quit claim or consent, provided that
                                                                  --------
the Trustee shall have received such Officers' Certificate at least two Business Days prior to the requested date of delivery. In addition, provided that no Enforcement Event has occurred and is continuing, upon the request of TLGI the Trustee shall deliver confirmations that the Trustee has not received written notice that the Collateral has become the subject of any realization or enforcement proceedings. Unless the Trustee has received an Enforcement Direction to the contrary when an Enforcement Order has been issued that has not been waived, the Trustee shall have no duty to collect any proceeds of any disposition of Collateral nor to require any substitution with respect to such disposed Collateral. TLGI may request, by delivery of an Officers' Certificate to the Trustee, in connection with any permitted disposition of Collateral consisting of a portion (but not all) of the Pledged Shares evidenced by one share certificate in the Trustee's possession, that the Trustee exchange such share certificate (and the related instruments of transfer or assignment held by the Trustee) for a substitute share certificate (together with all necessary instruments of transfer or assignment, duly executed in blank and undated) evidencing the portion of the Pledged Shares not to be released in such disposition, such substitute stock certificate to be issued contemporaneously with the permitted disposition.

4.4  Other Releases
     --------------

     In addition to any other provisions hereof permitting a release of or any dealing in any part of the Collateral, the Trustee shall, upon receipt of a Release Order and the Officers' Certificates pursuant to and in full compliance with the terms and provisions of subsection
                                 ----------

3.5(2), release the whole of the Collateral in the manner specified in such
- ------
Release Order, or upon the receipt of a Secured Parties' Order, or Enforcement Direction to such effect (together with any Required Class D Secured Party Consent, if applicable), release any part of the Collateral or concur in any of the Pledgors' dealing with any part of the Collateral, in the manner specified in such Secured Parties' Order or Enforcement Direction.

4.5  Protection of Purchasers
     ------------------------

     No purchaser or purchasers from, or other Person having dealings with any Pledgor or the Trustee or their respective permitted successors or assigns shall be obliged to inquire into the necessity, expediency, authority or regularity of or for any action or concurrence on the part of the Trustee or any release or other instrument taken or given under the provisions of this Article nor be obliged to enquire into the sufficiency of the performance by the Pledgor of any of the conditions upon which they are or may be entitled to any such action or concurrence or release or other instrument.

4.6  Proceeds Held in Trust
     ----------------------

     Notwithstanding any other provisions of this Article:

(1)  any proceeds received by any Pledgor in contravention of this Article or
     Article VII, including, without limitation, the proceeds of any encumbrance
     -----------
     or disposition contrary to Section 4.1 or 4.2; and
                                -----------    ---

(2) upon the occurrence and during the continuation of an Enforcement Event, all proceeds of any disposition, transfer, grant or release of Collateral held by any Pledgor;

shall be held in trust by such Pledgor for the benefit of (i) first, the Senior Secured Parties, and (ii) on a subordinate basis, the Class D Secured Parties, and such Pledgor shall forthwith deliver to the Trustee the proceeds so held in trust.

4.7  Application of Moneys Held by Trustee
     -------------------------------------

(1) Any moneys received by the Trustee pursuant to the provisions of this Article and all other moneys at any time held by the Trustee pursuant to any other provisions hereof the disposition of which is not otherwise herein provided for shall be paid to and held by the Trustee in accordance with Section
                                                                         -------
8.10.
- ----

(2) In no case shall the receipt of moneys by the Trustee from releases or other dealings with the Collateral be deemed to be a payment of the Secured Indebtedness nor shall the Senior Lien or the Junior Lien be affected by reason of such receipt except as herein expressly provided.

4.8  Powers and Rights
     -----------------

     The powers and rights conferred upon the Trustee and the Pledgors by this Article shall be deemed to be several and not dependent on each other and each such power or right shall accordingly be construed as complete in itself and not by reference to any other such power or right; and the exercise of any one or more of such powers or rights or any combination of them, from time to time, shall not be deemed to exhaust the right of the Trustee or any Pledgor to exercise such powers or rights or combination of them thereafter from time to time.

4.9  Liability of Trustee and Secured Parties
     ----------------------------------------

     Neither the execution of this Collateral Trust Agreement nor the acceptance hereof by the Trustee shall in any way render the Trustee or any Secured Party liable for the observance or performance of any of the covenants, conditions or agreements on the part of any Pledgor contained in any agreements or licenses forming part of the Collateral.

4.10 Trustee Not Responsible for Value of Collateral
     -----------------------------------------------

     Notwithstanding anything to the contrary contained herein, the Trustee shall not be responsible in any manner whatsoever for monitoring the value of the Collateral or the composition of the Collateral pool or any form of valuation. Prior to the occurrence of an Enforcement Event the Trustee shall not be required to receive any proceeds or substitute Collateral in connection with any release of Collateral. The Trustee makes no representation as to the value or adequacy of the Collateral.


                                   ARTICLE V
                   GUARANTY OF SENIOR SECURED INDEBTEDNESS;
                           UNCONDITIONAL OBLIGATIONS

5.1  Guaranty
     --------

     Each Pledgor Subsidiary hereby unconditionally and irrevocably guarantees, to the fullest extent permitted by Applicable Law, the due and punctual payment (whether at stated maturity, upon acceleration or otherwise) and performance of all Senior Secured Indebtedness of the Obligors (including, without limitation, interest accruing following the filing of a bankruptcy petition by or against any Obligor, at the applicable rate or rates specified herein, whether or not such interest is allowed as a claim in bankruptcy). Upon failure by any Obligor to pay or perform any Senior Secured Indebtedness, such Pledgor Subsidiary shall forthwith on demand pay or perform such Secured Indebtedness, at the place, in the manner and with the effect otherwise specified in the related Financing Agreement. Such Pledgor Subsidiary hereby agrees that its guaranty of the Senior Secured Indebtedness pursuant to this

Article V is an absolute guaranty of payment and is not a guaranty of
- ---------
collection. The liability of any Pledgor Subsidiary under this Section and in respect of its grant of Collateral under Article III shall be limited to the
                                         -----------
amount that is U.S. $1.00 less than the maximum amount for which such Pledgor Subsidiary may be liable without rendering its obligations under this Section void or invalid.

5.2  Unconditional  Obligations
     --------------------------

     The obligations of each Pledgor Subsidiary under this Collateral Trust Agreement (including without limitation under Articles III and V) shall be
                                              ------------     -
unconditional and absolute and, without limiting the generality of the foregoing, shall not be released, discharged or otherwise affected by:

          (a) any extension, renewal, settlement, compromise, waiver or release in respect of any obligation of the Obligors under any Financing Agreement or under any other instrument or document relating to the Secured Indebtedness or the exchange, release or non-perfection of any collateral security therefor (including, without limitation, the Collateral pledged hereunder);

          (b) any modification, amendment, supplement, extension, renewal or restatement of any Financing Agreement or under any other instrument or document relating to the Secured Indebtedness, or the release or termination of any guarantor, or the termination of any Financing Agreement or the release of any collateral pledged hereunder or thereunder;

          (c) any change in the corporate existence, structure or ownership of TLGI or any Subsidiary, or any insolvency, bankruptcy, reorganization or other similar proceeding affecting TLGI, any Subsidiary or their respective assets;

          (d) the existence of any claim, set-off or other rights which such Pledgor Subsidiary may have at any time against any Obligor, any other guarantor, the Trustee, any Secured Party or any other Person, whether in connection herewith or any unrelated transactions, provided that nothing
                                                        --------
     herein shall prevent the assertion of any such claim by separate suit or compulsory counterclaim;

          (e) any invalidity or unenforceability relating to or against TLGI or any Subsidiary for any reason of any provision or all of this Collateral Trust Agreement, any Financing Agreement, or any other instrument or document relating to the Secured Indebtedness, or any provision of applicable law or regulation purporting to prohibit the payment by the Obligors of Senior Secured Indebtedness or the payment or performance by any guarantor of any of its obligations under any guaranty; or

          (f) any other act or omission to act or delay of any kind by the Obligors, any other guarantor, the Trustee, any Secured Party or any other Person or any other circumstance whatsoever which might, but for the provisions of this Section 5.2, constitute a legal or equitable discharge
                        -----------
     of such Pledgor Subsidiary's obligations hereunder.

5.3  Discharge; Reinstatement in Certain Circumstances
     -------------------------------------------------

     A Pledgor Subsidiary's obligations hereunder shall terminate upon the earliest of (i) a termination pursuant to and in compliance with the terms and provisions of Section 3.5, and (ii) such Pledgor Subsidiary ceasing to be a
              -----------
Subsidiary by virtue of a permitted disposition thereof under Article IV.  In
                                                              ----------
addition, each Pledgor Subsidiary's obligations under Section 5.1, and its
                                                      -----------
obligations with respect to the Senior Lien, shall, if earlier, terminate upon the Senior Secured Indebtedness Termination. The Trustee shall execute and deliver a confirmation of such termination in the form of Exhibit E upon
                                                          ---------
delivery by TLGI of its Officers' Certificate to such effect. If at any time any payment of any Senior Secured Indebtedness is rescinded or must be otherwise restored or returned upon the insolvency, bankruptcy or reorganization of any Obligor or any other Person or otherwise, such Pledgor Subsidiary's obligations hereunder (unless terminated pursuant to clause (ii) with respect to such
                                         -----------
payment shall be reinstated at such time as though such payment had been due but not made at such time.

5.4  Waiver
     ------

     Each Pledgor Subsidiary irrevocably waives (for all purposes of this Collateral Trust Agreement, including without limitation Articles III and IV)
                                                         ------------     --
acceptance hereof, presentment, demand, protest and any notice not provided for herein, as well as any requirement that at any time any right be exhausted or any action be taken by the Trustee, any Secured Party or any other Person against the Obligors, any guarantor or any other Person or any collateral security (including, without limitation, the Collateral pledged hereunder). In addition, the Secured Parties may, without notice or demand and without affecting the liability of such Pledgor Subsidiary hereunder, from time to time,
(a) renew, extend, accelerate or otherwise change the time for payment of, or other terms relating to, all or any part of the Secured Indebtedness, or otherwise modify, amend or change the terms of any of the Financing Agreements or any other instrument or document relating to the Secured Indebtedness; (b) accept partial payments on all or any part of the Secured Indebtedness; (c) take and hold security or collateral (including, without limitation, the Collateral pledged under the Collateral Documents) for the payment of all or any part of the Secured Indebtedness, such Pledgor Subsidiary's obligations hereunder or any other guaranties of all or any part of the Secured Indebtedness or other liabilities of the Obligors; (d) exchange, enforce, waive and release any such security or collateral; (e) apply such security or collateral and direct the order or manner of sale thereof as in their discretion they may determine; and
(f) settle, release, exchange, enforce, waive, compromise or collect or otherwise liquidate all or any part of the Secured Indebtedness, such Pledgor Subsidiary's obligations hereunder, any other guaranty of all or any part of the Secured Indebtedness and any security or collateral for the

Secured Indebtedness or for any such guaranty. Any of the foregoing may be done in any manner, without affecting or impairing the obligations of such Pledgor Subsidiary hereunder.

5.5  Waiver of Subrogation Rights
     ----------------------------

     For all purposes of this Collateral Trust Agreement, (including without limitation Articles III and V) until any Pledgor Subsidiary's obligations
           ------------     -
hereunder are terminated in accordance with the first sentence of Section 5.3,
                                                                  -----------
such Pledgor Subsidiary hereby waives all rights of subrogation (whether contractual, under Section 509 of the United States Bankruptcy Code, as amended, or otherwise) to the claims of the Secured Parties against the Obligors and the other Pledgors and all contractual, statutory or common law rights of reimbursement, contribution or indemnification from the Obligors and the other Pledgors and all "claims" (as such term is defined in the United States Bankruptcy Code, as amended) against the Obligors and the other Pledgors, which, in any such case, may otherwise have arisen in connection with this Collateral Trust Agreement.

5.6  Stay of Acceleration
     --------------------

     In the event that acceleration of the time for payment of any of the Senior Secured Indebtedness hereunder is stayed upon the insolvency, bankruptcy or reorganization of the Obligors or any other Person, all such Senior Secured Indebtedness otherwise subject to acceleration under the terms of the Financing Agreements shall nonetheless be payable by each Pledgor Subsidiary hereunder forthwith on demand by the Trustee on behalf of the applicable Secured Party Representative.

5.7  Gross-up
     --------

     All payments made by each Pledgor Subsidiary under Article III or this
                                                        -----------
Article V shall be made in full, without set-off or counterclaim, and free of
- ---------
and without deduction or withholding for or on account of any present or future tax, duty, assessment, impost, levy or other similar charge, or any penalties, fines or interest thereon (a "Relevant Tax") imposed upon such Pledgor
                              ------------
Subsidiary, the Obligors, the Trustee or any Senior Secured Party by the government of Canada (or any Governmental Body thereof) or by the government of any other country or jurisdiction (or any Governmental Body thereof) from or through which payments hereunder are actually made (each a "Taxing
                                                            ------
Jurisdiction"). Such Pledgor Subsidiary, for the benefit of the Trustee and the
- ------------
Senior Secured Parties, agrees that in the event any payments made by such Pledgor Subsidiary hereunder are subject to any deduction or withholding for or on account of any Relevant Tax, such Pledgor Subsidiary will pay to the Trustee or such Senior Secured Parties such additional amounts as may be necessary in order that the net amounts paid to the Trustee or such Senior Secured Parties pursuant to the terms of Article III or this Article V after imposition of any
                         -----------         ---------
such Relevant Tax (including deductions or withholdings applicable to additional amounts paid under this Section 5.7) shall be not less than the amounts
                        -----------
specified in Article III or this Article V to be then due and payable, except
             -----------         ---------
that no such additional amounts shall be payable hereunder to the Trustee or any Senior Secured Party that is liable for such Relevant Tax in respect of the relevant payment solely by reason of such recipient (a) having a permanent establishment in the Taxing Jurisdiction, (b) being organized under the laws of the Taxing Jurisdiction or any political subdivision thereof, (c) being resident in the Taxing Jurisdiction by virtue of its domicile or place of management being in the Taxing Jurisdiction, (d) carrying on (or being deemed to carry on) business in the Taxing Jurisdiction, or (e) having failed to comply with a requirement under the applicable Financing Agreement to deliver a certificate with respect to exemption from such deduction or withholding to which such Person is otherwise entitled. If the Trustee or any Senior Secured Party pays any amount in respect of Relevant Tax, such Pledgor Subsidiary shall indemnify the Trustee or the Senior Secured Party, as the case may be, for such payment within 15 days of demand therefor by the Trustee or such Senior Secured Party.

5.8  Continuing Obligation: Further Acknowledgements
     -----------------------------------------------

     The obligation of each Pledgor Subsidiary under this Collateral Trust Agreement shall be a continuing obligation (including, with respect to the guaranty of the Senior Secured Indebtedness under Section 5.1, a continuing
                                                  -----------
guaranty) and a fresh cause of action under this Article V shall be deemed to
                                                 ---------
arise in respect of each Enforcement Event. Each Pledgor Subsidiary agrees with the Trustee that it will from time to time upon request by the Trustee, after receipt by the Trustee of a Secured Parties' Class Resolution (prior to the receipt by the Trustee of an Enforcement Order) or an Enforcement Direction (after receipt by the Trustee of an Enforcement Order) requesting the same, deliver to the Trustee within a reasonable period after request thereof all suitable acknowledgements (under its corporate seal, if requested) of its continued liability under this Collateral Trust Agreement and of the Senior Lien and Junior Lien and any other instrument or instruments in such form as Counsel may advise and as will prevent any action brought against it in respect of any default under this Collateral Trust Agreement or under the Senior Lien or Junior Lien being barred by any statute of limitations now or hereafter in force in the State of New York, the Province of British Columbia or elsewhere, and in the event of the failure of such Pledgor Subsidiary so to do such Pledgor Subsidiary hereby irrevocably appoints the Trustee to be the true and lawful attorney of such Pledgor Subsidiary to make, execute and deliver such written acknowledgement or acknowledgements or other instruments as may from time to time become necessary or advisable, in the judgment of the Trustee on the advice of Counsel on which the Trustee may conclusively rely, to fully maintain and keep in force the liability of such Pledgor Subsidiary hereunder and under such pledge, assignment and/or security interest and charge.

5.9  Subordination of Claims
     -----------------------

     As to any indebtedness owed by any other Pledgor or any other Obligor (any such Person, an "Other Obligor") to any Pledgor Subsidiary (the "Other Debt"),
                 -------------                                   ----------
such Pledgor Subsidiary hereby subordinates such Other Debt to the Secured Indebtedness owed at any time to any Secured Party, and agrees that such Pledgor Subsidiary's right to recovery against such Other Obligor shall be subordinate and subsequent to and not pari passu with the rights of any of the Secured Parties or the Trustee. As such, in the event of the sale of any of the Collateral or other realization of the security created hereby, or enforcement of the trusts hereunder, such Pledgor Subsidiary shall not be entitled to rank for payment on account of the Other Debt against the Pledged Property in competition with the Secured Parties or the Trustee. Until such Pledgor Subsidiary's obligations are terminated in accordance with the first sentence of Section 5.3, such Pledgor Subsidiary shall
                                      -----------
have no right of recovery against such Other Obligor or any of its assets in respect of such Other Debt.


                                  ARTICLE VI
                        REPRESENTATIONS AND WARRANTIES

     Each Company (and each Pledgor Subsidiary as to matters affecting itself) represents and warrants to the Trustee and each Secured Party, as at the date of each pledge hereunder by such Pledgor to the Trustee of any Collateral, as set forth in this Article:

6.1  Ownership, No Liens, etc.
     -------------------------

     Each Pledgor is the legal and beneficial owner of, and (to the extent such concept exists under Applicable Law) has good title to (and has full right and authority to pledge and assign), the Collateral pledged by it hereunder, free and clear of all Liens, except Permitted Encumbrances.

6.2  Corporate and Governmental Authorization; Contravention
     -------------------------------------------------------

     Each Pledgor is duly organized, existing and (except when failure to be in good standing is not reasonably likely to have a Material Adverse Effect) in good standing in the jurisdiction of its incorporation or other organization and has all necessary corporate (or in the case of Pledgors which are not corporations, other) power and authority to execute, deliver and perform its obligations hereunder (and, if applicable, the Joinder Agreement to which it is a party). The execution, delivery and performance by each Pledgor of this Collateral Trust Agreement (and, if applicable, the Joinder Agreement to which it is a party) have been duly authorized by all necessary corporate action, have received all necessary Approvals, do not and will not conflict with, result in any violation of, or constitute any default under, any provision of any organizational or constituent document of any Pledgor or any Contractual Obligation binding on any Pledgor or its property or any Applicable Law, except where the violation of such Applicable Law is not reasonably likely, individually or in the aggregate, to have a Material Adverse Effect, and will not result in or require the creation or imposition of any Lien on any of the properties of any Pledgor, except for the Permitted Encumbrances.

6.3  Binding Effect
     --------------

     This Collateral Trust Agreement and any related Joinder Agreement each has been duly executed and delivered by each Pledgor and is the legal, valid and binding obligation of each Pledgor, enforceable in accordance with its terms, except as the enforceability thereof may be limited by applicable bankruptcy, moratorium, insolvency, reorganization and similar laws affecting the rights of creditors generally and general principles of equity (regardless of whether considered in a proceeding in equity or law).

6.4  Valid Security Interest
     -----------------------

     With respect to any Collateral, the delivery of such Collateral to the Trustee, if applicable, and the other actions, if any, described in the related Collateral Delivery Notice delivered to the Trustee, and the filing or registration of financing statements, if any, in the filing offices described in the related Collateral Delivery Notice delivered to the Trustee, are effective to create a valid, fully perfected, first priority security interest in such Collateral and all proceeds thereof, securing the Senior Secured Indebtedness and the due performance of the obligations of each Pledgor contained herein and a valid, fully perfected second priority security interest in such Collateral and all proceeds thereof, securing the Class D Secured Indebtedness.

6.5  As to Collateral
     ----------------

     All of the Pledged Shares are duly authorized and validly issued and (in the case of shares of corporations) fully paid and non-assessable. All of the instruments evidencing LGII Receivables have been duly authorized, executed, endorsed, issued and delivered, and are the legal, valid and binding obligation of the maker thereof, and such maker is not in default under any of such instruments.

6.6  Authorization, Approval, etc.
     -----------------------------

     Except for those already made or obtained and which remain in full force and effect on the date hereof, and those listed on Schedule 4 hereto, no
                                                   ----------
Approval, or other action by, and no notice to or filing with, any Governmental Body or any other Person is required for the grant by any Pledgor of the Senior Lien and the Junior Lien on any Collateral pursuant to this Collateral Trust Agreement or for the execution, delivery, or performance of this Collateral Trust Agreement or any Joinder Agreement by any Pledgor.

6.7  All Shares Pledged
     ------------------

     Each Pledgor has pledged under this Collateral Trust Agreement, and has delivered to the Trustee to the extent required hereby, all of the shares of capital stock, or granted a security interest in its ownership interest in, all partnership interests, limited liability company membership interests and other equity interests, in each case which it directly owns in all Canadian Subsidiaries and U.S. Subsidiaries, except Excluded Subsidiaries. Schedule 2
                                                                  ----------
hereto as from time to time supplemented in accordance herewith correctly describes all Pledged Shares and the Pledgor which owns such Pledged Shares.

6.8  Solvency
     --------

     Immediately prior to and after giving effect to each Pledgor's undertaking of its obligations hereunder (including by way of guaranty and the provision of security), such Pledgor is solvent, is able to pay its debts and liabilities as they mature and in the usual course of business, owns property and assets with fair saleable or realizable value greater than the amount required to pay its debts and liabilities and has capital sufficient to carry on its business as then constituted, and the giving of such financial assistance is in the best interests of such Pledgor.


                                  ARTICLE VII
                           COVENANTS OF THE PLEDGORS

7.1  Title to Property
     -----------------

     Each Pledgor covenants with the Trustee (and each Company covenants with respect to all Pledgors) that:

(1) such Pledgor is and will be the lawful holder of legal title to its property and assets from time to time forming part of the Collateral;

(2) such Pledgor has and will have good and lawful authority to charge, assign, pledge, transfer or create and grant a security interest in, its Collateral hereby or by any instrument supplemental or ancillary hereto; and

(3) its Collateral is and will be free and clear of any Lien, other than Permitted Encumbrances.

7.2  Observance and Performance
     --------------------------

(1) Each Pledgor covenants with the Trustee that it will observe and perform all its obligations and do all matters and things necessary or expedient to be done, observed or performed under or by virtue of any law, regulation, rule, order, lawful direction or other requirement of any Governmental Body for the purpose of creating and maintaining the Senior Lien and the Junior Lien and for the purpose of the performance of the trusts hereby created, save and except as may be permitted by a Secured Parties' Order, Release Order or Enforcement Direction, as the case may be.

(2) Within 60 days following the end of each calendar year, each of the Companies shall deliver to the Trustee an Officers' Certificate, stating that, to the best of the signers' knowledge, each Pledgor is in compliance with the requirements of this Article, together with an opinion of Counsel (i) evidencing that the provisions of Sections 7.3 and 7.4 have been complied with in
                       ------------     ---
establishing the Senior Lien and Junior Lien as valid, and effective perfected security interests with respect to all Collateral, acquired or arising during such calendar year, and (ii) the maintenance of the Senior Lien and Junior Lien as such with respect to Collateral covered by financing statements and instructions as to what action, if any, must be taken to maintain the perfection of the Senior Lien and Junior Lien with respect to Collateral covered by financing statements during the next calendar year following the date of delivery of such opinion. The opinion of Counsel being delivered shall bring down, or be in substantially the form of, the opinions delivered on the Closing Date in respect of such matters. The Companies will send photocopies of the certificates and opinions delivered pursuant to this Section 7.2(2) to each
                                                     --------------
Secured Party Representative at the same time that such items are delivered to the Trustee.

7.3  Registrations and Deliveries
     ----------------------------

     Each Pledgor covenants with the Trustee that:

(1) concurrently with its execution of this Collateral Trust Agreement or a Joinder Agreement, as the case may be, and immediately upon its acquisition thereof from time to time thereafter, it shall deliver to the Trustee share certificates evidencing the shares subject to the security interests hereby created, together with all necessary instruments of transfer or assignment, duly executed in blank and undated;

(2) forthwith after the execution of this Collateral Trust Agreement or a Joinder Agreement, as the case may be, and from time to time after the execution of each instrument supplemental or ancillary hereto, such Pledgor shall register, file or record the same and/or, if applicable, a financing statement or other prescribed statement in respect thereof at all offices where such registration, filing or recording may be necessary or of advantage in preserving or protecting the Senior Lien and the Junior Lien with respect to the Collateral owned by such Pledgor;

(3) from time to time, such Pledgor shall timely renew such registration, filing or recording and take any other action as timely required to maintain the Senior Lien as a valid and effective first priority perfected security interest or to maintain the Junior Lien as a valid and effective second priority perfected security interest;

(4) promptly after any such delivery, registration, filing, recording, renewal or other action by such Pledgor pursuant to clauses (1), (2) and (3) above,
                                                 -----------  ---     ---
     such Pledgor shall cause to be delivered to the Trustee a Collateral Delivery Notice describing such delivery, registration, filing, recording or renewal and certifying that the provisions of this Section have been complied with in respect of this Collateral Trust Agreement, the Joinder Agreement (if any) to which it is a party or such supplemental or ancillary instrument, as the case may be, and describing all appropriate modifications to Schedule 2 (which the Trustee is authorized to make),
                      ----------
     together with (in the case of Collateral other than pledged shares in a corporation evidenced by share certificates) an opinion of Counsel to the effect that the provisions of this Section have been complied with in respect of the perfection of the Senior Lien and the Junior Lien on such Collateral, provided that such Counsel shall not be required to opine on
                 --------
     the priority of any Lien;

(5) forthwith after its execution of this Collateral Trust Agreement or a Joinder Agreement, as the case may be, and from time to time thereafter, it shall cause to be delivered to the Trustee such documents of title, share certificates and other documents as, are necessary to be delivered to preserve or protect the Senior Lien and the Junior Lien in the property represented by such documents of title, share certificates and other documents;

(6) following the receipt by the Trustee of an Enforcement Order which has not been waived, such Pledgor will from time to time give all notices and directions which the Trustee may consider expedient; and

(7) notwithstanding anything to the contrary set forth herein, the Trustee shall have no duty to maintain the perfection or priority of the security interests herein, or to maintain the security interests provided for herein except (A) to maintain the possession of Collateral for which the Trustee has signed a receipt or (B) as directed in an opinion of Counsel required to be delivered herein or (C) as specifically directed in a Company Order or (D) in a Secured Parties Class Resolution or in a Secured Parties Order.

7.4  After-Acquired Property and Further Assurances
     ----------------------------------------------

     Each Pledgor covenants and agrees that:

(1) all rights hereafter acquired by such Pledgor under any Share Option Agreement and all shares of the capital stock or other equity interests of any of the Canadian Subsidiaries or U.S. Subsidiaries (that, in each case, is not an Excluded Subsidiary)
     acquired by or issued to such Pledgor after the date hereof, including, without limitation, any such shares or equity interests acquired by or issued to such Pledgor to replace any shares or equity interests released from the Senior Lien and the Junior Lien and all shares or equity interests resulting from the conversion, change, reclassification, subdivision or consolidation of any of the Pledged Shares or from any Distribution in respect of any of the Pledged Shares, which by this Collateral Trust Agreement are, or are intended to become, part of the Pledged Shares (all such rights, shares and equity interests being hereinafter referred to as "After-Acquired Property") shall, upon the acquisition thereof by or the
      -----------------------
     issuance thereof to such Pledgor and without any further pledge, charge, assignment or act on the part of such Pledgor or the Trustee, become and be subject to the Senior Lien and the Junior Lien as fully and completely as though now owned by such Pledgor (but in the case of Share Option Rights, only to the fullest extent permitted by Applicable Law), and specifically described or referred to herein, but subject to Permitted Encumbrances;

(2)  notwithstanding subsection (1), such Pledgor shall from time to time
                     --------------
     execute and deliver all such further share certificates, deeds or other instruments of pledge, charge or assignment, of any After-Acquired Property or of any property intended to be subject to the Senior Lien and the Junior Lien but subject to Permitted Encumbrances, as are required by the provisions hereof or as, in the opinion of Counsel, are necessary or desirable for the purpose of effectively pledging, charging, assigning or creating and granting a security interest in such After-Acquired Property or other property to and in favor of the Trustee as and by way of a pledge, charge, assignment and/or security interest but subject to Permitted Encumbrances for the purpose of and upon the conditions specified herein or for the purpose of registering, filing, recording, re-registering, refiling or re-recording such pledge, charge, assignment and/or security interest; and

(3) in the case of LGII, without limiting the generality of the foregoing, LGII will:

          (a) if any LGII Receivable shall be evidenced by a promissory note, other instrument or negotiable document, deliver and pledge to the Trustee hereunder such promissory note, instrument or negotiable document duly endorsed and accompanied by duly executed instruments of transfer or assignment, all in form and substance satisfactory to the Trustee;

          (b) if an Enforcement Order has been issued and not waived, furnish to the Trustee, from time to time at the Trustee's request, statements and schedules further identifying and describing the LGII Receivables and Related LGII Contracts and such other reports in connection with the LGII Receivables and Related LGII Contracts as the Trustee may reasonably request, all in reasonable detail; and

          (c) keep its principal place of business and chief executive office and the office(s) where it keeps its records concerning the LGII Receivables located at 50 East River Center Boulevard, Covington, Kentucky 41011, or upon 30 days' prior written notice to the Trustee, at such other locations in a jurisdiction where all actions required by this Section shall have been taken with respect to the LGII Receivables; not change its name except upon 30 days' prior written notice to the Trustee; hold and preserve such records and chattel paper; and permit representatives of the Trustee at any time during normal business hours to inspect and make abstracts from such records and chattel paper; and

(4) without limiting the foregoing provisions of this Section, such Pledgor shall, from time to time at its own expense, promptly execute and deliver all further instruments and documents, and take all further action, that may be necessary or desirable, or that the Trustee may request, in order to perfect, preserve and protect the Senior Lien and the Junior Lien granted or purported to be granted by this Collateral Trust Agreement or to enable the Trustee to exercise and enforce its rights and remedies under this Collateral Trust Agreement with respect to the Collateral; and

(5) if an Enforcement Order has been issued and not waived, at the request of the Trustee, acting at the direction of the Enforcement Committee, such Pledgor shall (i) cause the termination of any voting trusts and related agreements in effect with respect to any related Pledged Share Issuer, and
     (ii) take, and cause each Pledged Share Issuer and its board of directors to take, any and all action requested by the Trustee at the direction of the Enforcement Committee to enable Pledged Shares and other Collateral to be freely transferable to the Trustee, its nominees, and such other Persons as the Enforcement Committee may direct; and

(6) following the issuance of an Enforcement Order, such Pledgor will cause to be obtained and maintained in full force and effect all Approvals, and will make all notices to and filings with all Governmental Bodies and all other Persons which are necessary or desirable for the exercise by the Trustee of the voting or other rights (as directed by an Enforcement Direction) provided for in this Collateral Trust Agreement and the exercise of the remedies in respect of the Collateral which such Pledgor pledges or grants a security interest in pursuant to this Collateral Trust Agreement.

7.5  Trustee's Remuneration and Expenses
     ------------------------------------

     The Companies jointly and severally covenant with the Trustee that they will pay to the Trustee forthwith upon demand from time to time reasonable remuneration for its services hereunder and will pay or reimburse the Trustee upon its request for all reasonable expenses, disbursements and advances incurred or made by the Trustee (including the reasonable compensation and the disbursements of its counsel and all other advisors and assistants not regularly in its employ) in connection with:

(1)  any discharge of all or any portion of the Senior Lien or the Junior Lien;

(2) the administration or execution, prior to receipt of an Enforcement Order by the Trustee, of the trusts hereby created; or

(3) the administration or execution, after receipt of an Enforcement Order by the Trustee, of the trusts hereby created and thereafter until all duties of the Trustee under the trusts hereof shall have been finally and fully performed;

except any such expense, disbursement or advance as may arise from its gross negligence or bad faith or in connection with proceedings in respect of which a final judicial determination is made that the Trustee was not entitled to take such proceedings. Any amount due under this Section shall bear interest at an annual rate equal to the Base Rate. All amounts so payable and the interest thereon shall be secured hereby and, subject to Section 8.10, the Trustee shall
                                                ------------
be secured by the Senior Lien and the proceeds thereof in priority to all other amounts secured hereby and after acceleration such amounts and interest shall be payable out of any funds coming into the possession of the Trustee or its successors in the trusts hereunder. The Companies shall jointly and severally indemnify the Trustee (in its capacity as Trustee) and each of its officers, directors, attorneys-in-fact and agents for, and hold it harmless against, any loss or liability or expense (including, without limitation, reasonable attorneys' fees and expenses) incurred by it in connection with the administration of this trust and its duties hereunder, including the costs and expenses of defending itself against any claim or liability in connection with the exercise or performance of any of its powers or duties hereunder, except for any loss, liability or expense incurred by reason of the Trustee's gross negligence or willful misconduct. When the Trustee incurs expenses in connection with the occurrence of a bankruptcy or the appointment of a receiver relating to the Pledgors, the expenses and compensation for those services are intended to constitute expenses of administration under any bankruptcy or receivership law. The obligations of the Companies under this Section 7.5 shall survive any
                                            -----------
satisfaction and discharge or termination of this Collateral Trust Agreement, including any termination under any bankruptcy or receivership law.

7.6  Notification of Change of Name
     ------------------------------

     None of the Pledgors shall change its name without giving at least 30 days' prior written notice to the Trustee of the new name and the date upon which such change of name is to take effect and, within ten Business Days of the change of name, it shall provide the Trustee with a notarial or certified copy of the articles of amendment, articles of merger or amalgamation or other instrument or certificate effecting the change of name.

7.7  Companies Undertakings
     ----------------------

     The Companies jointly and severally agree to cause each Pledgor to duly and punctually perform all of such Pledgor's covenants and agreements set forth in this Collateral Trust Agreement.

7.8  Exceptions to Approvals
     -----------------------

     Notwithstanding any other provisions of the Collateral Trust Agreement, the Pledgors, or any of them, shall not be required to take the actions described in Section B of Schedule 4 hereto prior to the effectiveness of an Enforcement
             ----------
Order.

7.9  Consent of Louisiana Department of Insurance
     --------------------------------------------

     No foreclosure, seizure, sale or voting by the Trustee of the Pledged Shares of any of Security Industrial Insurance Company, Security Industrial Fire Insurance Company, Acadian Insurance Company and First Capital Insurance Company of Louisiana may be made without the prior written consent of the Louisiana Department of Insurance. Each Company, and each Pledgor which owns any of such stock, agrees to use its best efforts following any Enforcement Order to obtain such consent and to assist the Trustee in obtaining such consent.


                                 ARTICLE VIII
                                  ENFORCEMENT

8.1  Enforcement Event and Enforcement Order
     ---------------------------------------

An "Enforcement Event" shall be deemed to have occurred when:

(1) there is an acceleration of a U.S. Dollar Equivalent of at least U.S.$25,000,000 of any Class of any Senior Secured Indebtedness, in accordance with the related Financing Agreement(s), and such acceleration has not been revoked, cancelled or rescinded by the Secured Party Representative(s) for such Senior Secured Indebtedness in accordance with the terms and provisions of the related Financing Agreement(s), or there has been a default, after any applicable grace period, in the payment when due at its final maturity of a U.S. Dollar Equivalent of at least U.S.$25,000,000 of any Senior Secured Indebtedness; and

(2) the Secured Party Representative(s) for such accelerated or defaulted Senior Secured Indebtedness certify in writing to the Trustee that either of the conditions in clause (1) have been met and direct the Trustee in
                          ----------
     writing to call a vote of each Class of Senior Secured Indebtedness on whether an Enforcement Event shall be declared; and

(3) a Secured Parties' Class Resolution for any Class of Senior Secured Indebtedness is delivered to the Trustee approving the declaration of an Enforcement Event.

     Upon the occurrence of an Enforcement Event, the related Secured Party Representatives for the Class of Senior Secured Indebtedness which declared the Enforcement Event may direct the Trustee by a Secured Parties' Class Resolution of such Class (an "Enforcement Order") to establish an Enforcement Committee
                   -----------------
pursuant to Article XI and proceed to enforce the Senior Lien upon the direction
            ----------
of the Enforcement Committee.

8.2  Trustee Bound to Enforce
     ------------------------

(1) The Trustee shall not proceed to realize upon the Senior Lien or the Junior Lien and to enforce its rights hereunder unless and until the Trustee shall have received an Enforcement Order.

(2) Upon the receipt of an Enforcement Order by the Trustee and upon receipt of indemnification pursuant to subsection 12.2(2) if so required by the Trustee,
                            ------------------
the Trustee shall enforce its rights hereunder, but except as otherwise provided in Section 11.13, only upon receipt of and in compliance with
            -------------
Enforcement Directions.

8.3  Enforcement by the Trustee
     --------------------------

(1) In enforcing its rights hereunder pursuant to subsection 8.2(2), the Trustee
                                                  -----------------
may, pursuant to and in accordance with any applicable Enforcement Direction, enforce such rights by any or all of the following:

(a)  a demand upon any Pledgor Subsidiaries for payment under Article V;
                                                              ---------

(b)  the appointment of a Receiver under Section 8.4;
                                         -----------

(c)  a sale under Section 8.5;
                  -----------

(d)  a judicial proceeding under Section 8.6;
                                 -----------

(e) proceedings in any court of competent jurisdiction for the appointment of a Receiver or for sale of the Collateral or any part thereof or for foreclosure; and

(e) generally any other action, suit, remedy or proceeding authorized or permitted by this Collateral Trust Agreement or by law or by equity, including the exercise of its rights as a secured party under the U.C.C., the Personal Property Security Act (British Columbia), any other Uniform
         ------------------------------                               -------
     Commercial Code as now or hereinafter adopted in any applicable state in
     ---------------
     the United States of America, and any other similar legislation in any applicable jurisdiction;

and may file such proofs of claim and other papers or documents as may be necessary or advisable in order to have the claims of the Secured Parties lodged in any bankruptcy, winding-up or other judicial proceeding relative to any Pledgor (it being understood and agreed that each Secured Party may act with respect to and vote its claim independently of the other Secured Parties in any bankruptcy proceeding) and no such remedy for the realization of the security hereof or for the enforcement of the rights of the Secured Parties and the Trustee shall be exclusive of or dependent on any other such remedy but any one or more of such remedies may from time to time be exercised independently or in combination. Further, no taking of any judgment or order in respect of any of the covenants contained in this Collateral Trust Agreement shall operate as a merger of any of the said covenants or operate to prevent any further judgment or order in respect thereof or any further remedy for the enforcement of the Senior Lien or the Junior Lien.

(2) Upon the Trustee receiving any Enforcement Order or Enforcement Direction, the Trustee shall forthwith give written notice thereof to all Secured Party Representatives (other than, prior to the Senior Secured Indebtedness Termination, written notice of Enforcement Directions to Secured Party Representatives for the Holders of Class D Secured Indebtedness). An Enforcement Order or Enforcement Direction shall bind all Secured Parties.

8.4  Appointment of Receiver
     -----------------------

(1) If the Trustee shall have been directed or been required to appoint a Receiver pursuant to an Enforcement Direction, the following provisions shall apply.

(2) Such appointment shall be made by the Trustee in writing or by court order under Section 8.6. Pursuant to an Enforcement Direction, the Trustee may from
      -----------
time to time in the same manner remove or replace any Receiver (except any Receiver appointed pursuant to subsection 8.6(4)) so appointed and appoint
                               -----------------
another in his stead. In making any such appointment and only for such purpose, the Trustee shall be deemed to be acting as the agent and attorney of each Pledgor.

(3) Any such appointment may be limited to any part or parts of the Collateral or may extend to the whole thereof as the Trustee shall have determined subject to any applicable Enforcement Direction.

(4) Every such Receiver may in the discretion of the Trustee be vested with all or any powers and discretion which the Trustee is entitled to under this Article, including without limiting the foregoing, the power to:

(a) take possession of, collect and get in all or any part of the Collateral and, for that purpose, to take proceedings in the name of any Pledgor or otherwise and to make any arrangement or compromise; and

(b) sell or concur in selling all or any part of the Collateral without notice and in such manner as may seem advisable to the Receiver and to effect such sale by conveying the Collateral in the name and on behalf of any Pledgor or otherwise and the Receiver shall be vested with such powers and discretion of the Trustee as are granted to him in the instrument of appointment and any supplement thereto.

(5) The Trustee may from time to time fix the reasonable remuneration of every such Receiver (except any Receiver appointed pursuant to subsection 8.6(4)) and
                                                         -----------------
direct the payment of such remuneration out of the Collateral, the income therefrom or the proceeds thereof.

(6) The Trustee may, pursuant to an Enforcement Direction, from time to time require any such Receiver (except any Receiver appointed pursuant to subsection 8.6(4)) to give security for the performance of his duties and may
- -----------------
fix the nature and amount thereof, but shall not be bound to require such security.

(7) Every such Receiver shall for all purposes be deemed the agent of each Pledgor and in no event the agent of the Trustee or the Secured Parties and the Trustee shall not, in making or consenting to such appointment pursuant to an Enforcement Direction, incur any liability to the Receiver for his remuneration or otherwise howsoever.

(8) The Trustee may pursuant to an Enforcement Direction pay over to such Receiver any moneys constituting part of the Collateral to the extent that the same may be applied for the purposes hereof by such Receiver, and the Trustee may from time to time determine what funds the Receiver shall be at liberty to keep in hand with a view to the performance of his duty as such Receiver.

(9) Every such Receiver may, with the consent in writing of the Trustee pursuant to an Enforcement Direction, borrow money for the purposes of carrying on the business of any of the Group or for the maintenance, protection or preservation of the Collateral or any part thereof, and the Receiver may issue certificates (the "Receiver's Certificates") for such sums as will, in the
                   -----------------------
opinion of the Trustee pursuant to an Enforcement Direction, be sufficient for obtaining upon the security of the Collateral or any part thereof the amounts from time to time required, and such Receiver's Certificates may be payable at such time or times as the Trustee may specify pursuant to an Enforcement Direction, and shall bear interest as shall therein be declared, and the Receiver may sell, pledge, or otherwise dispose of the same in such matter as the Trustee may pursuant to an Enforcement Direction deem advisable, and may pay such commission on the sale thereof as to the Trustee may pursuant to an Enforcement Direction appear reasonable, and the amounts from time to time payable by virtue of such Receiver's Certificates shall form a charge upon the Collateral in priority to the Secured Indebtedness.

8.5  Sale by Trustee
     ---------------

(1) If the Trustee shall have been directed in an Enforcement Direction to realize upon the Senior Lien or the Junior Lien by sale, the Trustee shall have the right, on giving at least 30 days' notice to the Companies and the related Pledgor(s) or such other longer period of notice as may be required from time to time by Applicable Law and with or without entry or possession, to sell and dispose of all or any part of the Collateral en bloc or in parcels, at public auction or by tender or by private contract and at such time or times and on such terms and conditions, which shall include in case of sale by auction or tender a reasonable reserve bid, as the Trustee shall determine having first given such notice of the time and place of such sale as it may think proper pursuant to an Enforcement Direction.

(2)  In exercising its rights hereunder, the Trustee may:

(a) make any such sale whether by auction, tender or private contract, either for cash or upon credit or partly for one and partly for the other, and in the case of a sale upon credit, the Trustee shall be bound to pay to the related Pledgors only such moneys as have been actually received from purchasers after the satisfaction of the claims of the Secured Parties, the Trustee hereunder and such other claims as the Trustee may be obligated to pay, upon such commercially reasonable conditions as to terms of payment as it may deem proper;

(b) rescind or vary any contract of sale that may have been entered into and resell with or under any of the powers conferred herein;

(c) stop, suspend or adjourn any sale from time to time and hold the sale as adjourned without further notice; and

(d) deliver to the purchaser or purchasers of the Collateral or any part thereof good and sufficient deed or deeds, bills of sale or other instruments of transfer for the same, and any such purchaser or purchasers shall not be bound to see to the propriety or regularity of any sale or be affected by express notice that any sale is improper and no want of notice or publication when required hereby shall invalidate any sale hereunder.

(3) Each Pledgor agrees that in any sale of any of the Collateral the Trustee is authorized to comply with any limitation or restriction in connection with such sale as Counsel may advise the Trustee is necessary in order to avoid any violation of Applicable Law (including, without limitation, compliance with such procedures as may restrict the number of prospective bidders and purchasers, require that such prospective bidders and purchasers have certain qualifications, and restrict such prospective bidders and purchasers to Persons who will represent and agree that they are purchasing for their own account for investment and not with a view to the distribution or resale of such Collateral), or in order to obtain any required approval of the sale or of the purchaser by any Governmental Body, and each

Pledgor further agrees that such compliance shall not result in such sale being considered or deemed not to have been made in a commercially reasonable manner, nor shall the Trustee or any Secured Party be liable nor accountable to such Pledgor for any discount allowed by the reason of the fact that such Collateral is sold in compliance with any such limitation or restriction.

8.6  Other Judicial Remedies
     -----------------------

     Without prejudice to the generality of Section 8.3 but subject to any
                                            -----------
applicable Enforcement Direction, the Trustee shall, as directed by an Enforcement Direction, take proceedings in any court of competent jurisdiction for an order:

(1)  enforcing its rights hereunder;

(2) directing the Pledgors' right of redemption (if any) of the Collateral or any part thereof, which is the subject of such proceedings, be foreclosed;

(3) directing the sale of any of the Collateral, which is the subject matter of such proceedings, free from the right of redemption (if any) of any Pledgor; or

(4) appointing a Receiver to take possession of the Collateral or such part thereof as may be the subject matter of such proceedings with some or all of the powers and rights set forth in Section 8.4 and such additional
                                           -----------
     powers and rights as the court may direct.

8.7  Waiver of Enforcement Order
     ---------------------------

(1)  Subject to subsection (2), in case an Enforcement Event shall have occurred
                --------------
and the Trustee shall have received an Enforcement Order, a Secured Parties' Class Resolution of each Class which gave an Enforcement Order may instruct the Trustee to waive and the Trustee shall thereupon waive enforcement of the Senior Lien and Junior Lien at such time upon such terms and conditions as may be prescribed by such Secured Parties' Class Resolution, provided that neither such
                                                      --------
waiver nor any act or omission of the Trustee or any of the Secured Parties shall extend to or be taken in any manner whatsoever to affect any subsequent Enforcement Event or Enforcement Order.

(2) If the Trustee has received more than one Enforcement Order, instructions pursuant to subsection (1) to waive enforcement in respect of one such
            --------------
Enforcement Order shall not affect any other Enforcement Order delivered in accordance with the terms hereof.

(3) If as a result of any Enforcement Order, the Trustee shall have taken any steps pursuant to the provisions of this Collateral Trust Agreement to enforce the Senior Lien or the Junior Lien and subsequently such enforcement shall be waived by the appropriate Senior Secured Parties as herein provided, the Trustee shall, at the request and at the cost of the

Pledgors, take such action as may reasonably be required to restore the position which prevailed immediately prior to the taking of such steps by the Trustee, including without limitation under, the U.C.C., the Personal Property Security
                                                    --------------------------
Act (British Columbia), the Law and Equity Act (British Columbia) or any other
- ---                     ----------------------
applicable legislation, subject, however, to any condition or conditions imposed by the appropriate Senior Secured Parties in such waiver, and neither the Trustee [nor any Receiver theretofore appointed by the Trustee or by a court] shall incur any liability by reason of the taking of such steps.

8.8  Enforcement by Secured Parties
     ------------------------------

     No Secured Party shall have any right to institute any action or proceeding or to exercise any other remedy authorized by this Collateral Trust Agreement or by law or by equity for the purpose of realizing on the Senior Lien or the Junior Lien, or by reason of jeopardy of security, or for the execution of any trust or power hereunder, unless the required Enforcement Order or Enforcement Direction and indemnity referred to in subsection 12.2(2) shall have been
                                       ------------------
tendered to the Trustee and the Trustee shall have failed to act within 60 days thereafter; in such case but not otherwise, any Senior Secured Party (but no Class D Secured Party) acting on behalf of itself and all other Senior Secured Parties shall be entitled to take proceedings in any court of competent jurisdiction such as the Trustee might have taken under this Article, but in no event shall any such Senior Secured Party or combination of such Senior Secured Parties have any right to exercise the power of sale conferred hereby on the Trustee or to appoint a Receiver or to exercise or take any other remedy or proceedings out of court for the purpose of realizing on the Senior Lien; it being understood and intended that no one or more Secured Parties shall have any right in any manner whatsoever to enforce any Lien hereunder with respect to the Collateral or to take any action with respect to the Collateral by virtue of its rights hereunder, or to enforce any right hereunder except subject to the conditions and in the manner herein provided, and that all powers and trusts hereunder shall be exercised and all proceedings at law shall be instituted, had and maintained by the Trustee, except only as herein provided, and in any event for the benefit of all Senior Secured Parties, prior to the Senior Secured Indebtedness Termination, and thereafter for the benefit of the Class D Secured Parties.

     Nothing in this Collateral Trust Agreement shall be construed as a waiver, impairment or other limitation by any Secured Party of any rights it may have as a creditor in a case under the United States Bankruptcy Code, the Canadian Bankruptcy and Insolvency Act or the Canadian Companies' Creditors Arrangement Act, in each case as amended from time to time or any other laws of any jurisdiction relating to bankruptcy, insolvency, arrangement or reorganization (collectively "Insolvency Laws") other than as expressly provided herein,
               ---------------
including, without limitation, its rights to assert claims in any proceeding under any Insolvency Law or to propose, negotiate, accept or withhold its acceptance from, vote for or against, or otherwise consent or not consent to, any plan of reorganization, arrangement, liquidation, or other scheme for distribution to creditors.

8.9  Senior Secured Party as Purchaser
     ---------------------------------

     Upon any sale of the Collateral or any part thereof, whether made under the power of sale herein contained or pursuant to foreclosure or other judicial proceedings, the Trustee or any one or more of the Senior Secured Parties or any agent or representative thereof may become purchasers. Following the Senior Secured Indebtedness Termination, the Class D Secured Parties or any agent or representative thereof may become purchasers.

8.10 Application of Proceeds of Realization of Security
     --------------------------------------------------

     Except as otherwise provided herein or by law or by the order of a court, the moneys arising from the enforcement of any remedy provided for herein, including, without limitation, the carrying on of the Business and the sale or other realization of the whole or any part of the Collateral, whether under any sale by the Trustee or by judicial process or otherwise, shall be held by the Trustee and, together with any other moneys then or thereafter in the hands of the Trustee available for the purpose, shall be applied by the Trustee as follows:

          First: To the Trustee in such capacity, an amount equal to its costs, fees, expenses or indemnities in connection with its actions under the Collateral Documents;

          Second: To the Secured Party Representatives for Senior Secured Indebtedness in an amount equal to any payments made under Section 12.2(2)
                                                                ---------------
     as of the date of such distribution;

          Third: To the Enforcement Representatives in an amount equal to unreimbursed expenses and costs of the Enforcement Representatives for which the Pledgors are obligated under Section 11.7(9) as of the date of
                                            ---------------
     such distribution;

          Fourth: To the Secured Party Representatives on behalf of each Holder they represent, respectively, in an amount equal to the Senior Secured Indebtedness owing to each such Holder as of the date of such distribution, and to the Trustee, to be retained as Collateral, in an amount equal to undrawn amounts of letters of credit or other contingent obligations the reimbursement obligations for which when incurred would constitute Senior Secured Indebtedness under the Financing Agreements relating to Senior Secured Indebtedness; provided that in the event such reimbursement
                           --------
     obligations become owing to the Holder thereof, the Trustee shall pay the related Secured Party Representative the amount of cash held as Collateral therefor pursuant to this clause; and provided, further, that to the extent
                                           --------  -------
     any such letters of credit or other contingent obligations shall expire or terminate undrawn or unrealized the amount of cash held as Collateral therefor pursuant to this clause in respect of such reimbursement obligations or other contingent obligations shall be applied in accordance with the order of priority set out in this Section;

          Fifth: If the Senior Secured Indebtedness Termination has occurred, to the Secured Party Representatives on behalf of themselves and each Holder they represent, respectively, in an amount equal to the Class D Secured Indebtedness owing to each such Person as of the date of such distribution; and

          Sixth: If the Senior Secured Indebtedness Termination has occurred, to the extent of any surplus (but only after payment in full of all Secured Indebtedness, direct or contingent, and whether or not then due and payable), if any, to the Pledgors, except as may be provided otherwise by law, it being understood that the Pledgors shall remain liable to the extent of any
- -------------------
deficiency between the amount of the proceeds of the Collateral and the aggregate of the sums referred to in clauses first through fourth of this
                                     ------- -----         ------
Section. During the pendency of any legal proceeding to determine whether any claim of any Person is "Secured Indebtedness" hereunder, the Trustee shall
                        --------------------
segregate any funds allocable to the Person whose claim is the subject of such proceeding and hold such segregated funds until the matter has been resolved by a final, nonappealable order of a court of competent jurisdiction.

     In the event that funds to be distributed by the Trustee pursuant to clause
                                                                          ------
second, third, fourth or fifth of this Section shall be insufficient to pay in
- ------  -----  ------    -----
full the Secured Indebtedness referred to therein, distributions made pursuant to any such clause shall be made pro rata based on the aggregate amount of
                                 --- ----
unpaid Secured Indebtedness held by each Person referred to in such clause without regard as to characterization as principal, premium, interest, reimbursement obligations, fees or otherwise. In no event shall any distribution be made in respect of any Class D Secured Indebtedness prior to the Senior Secured Indebtedness Termination.

     Prior to distribution of any funds to any Secured Party Representative, the Trustee may request a certificate from such Secured Party Representative as to the amounts of Secured Indebtedness of the types described in clauses second,
                                                              ------- ------
third, fourth and fifth owing to such Secured Party Representative and the
- -----  ------     -----
Holders (if any) it represents. The Trustee may conclusively rely on any such certificate received by it in making any distributions pursuant hereto.

     In the event that the amount of any distribution pursuant to clause fourth
                                                                  ------ ------
of this Section, when aggregated with all prior distributions under such clause, is less than the total amount of all Senior Secured Indebtedness as to which distributions are to be made under such clause, any Secured Party Representative may, to the extent any related Holder is owed Senior Secured Indebtedness and has issued letters of credit that remain undrawn at the time of any distribution or other contingent obligations not yet absolute, elect that distributions pursuant to such clause be applied between (x) such Senior Secured Indebtedness and (y) as Collateral for undrawn letters of credit or other contingent obligations as such Secured Party Representative shall elect in a certificate from such Secured Party Representative to the

Trustee (it being understood that in the absence of any such election, distributions shall be made ratably).

     Until the Trustee shall have distributed cash held by it pursuant hereto, the Trustee may invest such cash in Temporary Cash Investments at the written direction of the Enforcement Committee, and the income from such Temporary Cash Investments shall be retained by the Trustee as Collateral. The Trustee shall have no liability or responsibility for any loss, including loss of principal, in connection with any investment of such cash in Temporary Cash Investments made in accordance with any Enforcement Direction.

8.11 Trustee Appointed Attorney
     --------------------------

     Effective only upon the occurrence and during the continuation of an Enforcement Event, each Pledgor hereby irrevocably appoints the Trustee to be the true and lawful attorney of such Pledgor in the name of and on behalf of such Pledgor in connection with any realization proceedings upon the Collateral to demand, sue for, collect, compromise, compound, receive, give receipt for and grant releases for any and all sums owing which now or may hereafter constitute part of the Collateral and to execute and do and take all proceedings and actions as the Trustee may deem necessary or desirable in order to realize upon the Collateral and to affix the corporate seal of such Pledgor on any deeds, transfers, conveyances, assignments or other documents and, without limitation, to execute and do any deeds, transfers, conveyances, assignments (including an assignment into bankruptcy), assurances, or things which such Pledgor ought to execute and do, and has refused upon request so to do, under the covenants and provisions contained herein and generally to use the name of such Pledgor in exercise of all or any powers hereby conferred on the Trustee with full powers of substitution and revocation. Such power of attorney being coupled with an interest shall not be revoked by the insolvency, bankruptcy, dissolution or other legal incapacity of such Pledgor and may be exercised at any time subsequent to any such event.

8.12 Distribution of Proceeds
     ------------------------

     Payments to the Secured Party Representatives pursuant to Section 8.10
                                                               ------------
shall be made as follows:

(1) payment of Secured Indebtedness shall be made to the relevant Secured Party Representative therefor and a receipt for such payment shall be obtained from such Secured Party Representative therefor; but the Trustee may dispense with presentation and surrender or endorsement upon such indemnity being given as it shall deem sufficient;

(2) from and after the date of payment to the related Secured Party Representative, interest shall accrue only on the amount of the related Secured Indebtedness still owing; and

(3) the Trustee shall not be required to make any interim payment to pay any Secured Party Representative unless the monies in its hands, after reserving therefrom such amount as the Trustee may think necessary to provide for payments mentioned in clauses first, second and third of
                                       ------- -----  ------     -----
     Section 8.10, exceed 1% of the principal amount of the Secured
     ------------
     Indebtedness.

8.13 Persons Dealing with the Trustee
     --------------------------------

     No Person dealing with the Trustee or any Receiver appointed pursuant hereto or any agents thereof shall be concerned to enquire whether the Senior Lien or Junior Lien has become enforceable or whether the powers which the Trustee is purporting to exercise have become exercisable, or whether any moneys remain due upon the security of this Collateral Trust Agreement or as to the necessity or expediency of the stipulations and conditions subject to which any sale shall be made or otherwise as to the propriety or regularity of any sale or of any other dealing by the Trustee with the Collateral or any part thereof, or to see to the application of any moneys paid to the Trustee and, in the absence of fraud on the part of such Person, such dealing shall be deemed so far as regards the safety and protection of such Person, to be within the powers hereby conferred and to be valid and effective accordingly.

8.14 Exercise of Powers by the Trustee
     ---------------------------------

     In the exercise of any powers conferred by this Article, the Trustee shall act in good faith and in a prudent and commercially reasonable manner.


                                  ARTICLE IX
                SUPPLEMENTS, AMENDMENTS AND SUCCESSOR PLEDGORS

9.1  Provision for Supplements for Certain Purposes; Amendments
     ----------------------------------------------------------

(1) From time to time the Pledgors and the Trustee shall, when so directed pursuant to this Collateral Trust Agreement, execute and deliver by their respective proper officers, deeds or instruments supplemental hereto, which thereafter shall form part hereof, for any one or more or all of the following purposes:

(a) granting, transferring, assigning, pledging or charging to or in favor of the Trustee, or creating and granting a security interest to or in favor of the Trustee in, any property or assets now owned or hereafter acquired by any Pledgor;

(b)  giving effect to any Secured Parties' Order received by the Trustee;

(c) evidencing the succession of successor companies to any Pledgor and the covenants of and obligations assumed by such successor companies in accordance with the provisions of Section 9.2;
                                       -----------

(d) adding to the limitations or restrictions herein, further limitations or restrictions, thereafter to be observed, upon the dealing with the Collateral, and adding to the covenants of the Pledgors herein contained for the protection of the Secured Parties, provided that the Trustee (which
                                                --------
     may rely on the advice of Counsel) shall be of the opinion that such further limitations, restrictions or covenants shall not be prejudicial to the interests of the Secured Parties and the Trustee; and

(e) for any other purposes not inconsistent with the terms of this Collateral Trust Agreement, including the correction or rectification of any ambiguities, defective provisions, errors or omissions herein, provided
                                                                    --------
     that in the opinion of the Trustee (which may rely on the advice of Counsel) the rights of the Trustee and the Secured Parties are not prejudiced thereby.

     The Trustee at the expense of the Companies shall promptly furnish copies of any such deeds or instruments executed pursuant to this subsection (1) to
                                                           --------------
each Secured Party Representative.

(2)  Subject to subsections (3) and (4) of this Section, this Collateral Trust
                ---------------     ---
Agreement may from time to time be amended by the execution and delivery of one or more amendments hereto by the Trustee and the Pledgors, as the Trustee and the Pledgors may agree from time to time, provided that the Trustee shall have
                                          --------
received a Class A Secured Parties' Resolution and a Class B Secured Parties' Resolution approving such amendments.

(3) Without limiting any rights of any Senior Secured Parties under this Collateral Trust Agreement to direct enforcement of the Senior Lien or to approve partial or total releases of the Collateral, no amendment may be made to this Collateral Trust Agreement which would cause any Class D Secured Indebtedness to be unsecured hereby with respect to any Collateral when outstanding Senior Secured Indebtedness remains secured hereby with respect to such Collateral without the consent of the Secured Party Representatives for such Class D Secured Indebtedness, and no amendment may be made to Section 11.15
                                                                   -------------
without the consent of the Secured Party Representatives for all Class D Secured Indebtedness. In addition, no amendment to this Collateral Trust Agreement may create a new Class of Secured Indebtedness which is expressly subordinate to the Senior Secured Indebtedness but senior to the Class D Secured Indebtedness without the consent of the Secured Party Representative for such Class D Secured Indebtedness.

(4) No amendment may be made to this Collateral Trust Agreement unless the Trustee receives an Officers' Certificate of each of the Companies certifying that the consent of the Secured Party Representatives of Class C Secured Indebtedness is not required for such amendment under the related Financing Agreements or, if such consent is so required, such consent has been obtained, and an opinion of Counsel to such effect which is satisfactory in form and substance to the Trustee.

9.2  Successor Pledgors
     ------------------

     No Pledgor shall enter into any transaction whereby all or substantially all of its undertaking, property and assets would become the property of any other Person (the "Successor Pledgor") whether by way of reconstruction,
                   -----------------
reorganization, consolidation, amalgamation, winding-up, merger, transfer, sale or otherwise, except in compliance with each of the Financing Agreements in which case a Successor Pledgor of a Pledgor resulting from such transaction shall possess and from time to time may exercise or perform each and every right, power and obligation of such Pledgor under this Collateral Trust Agreement and any other Collateral Documents delivered by such Pledgor in the name of such Pledgor or otherwise and any act or proceeding by any provision of this Collateral Trust Agreement required to be done or performed by the Directors or officers of such Pledgor may be done and performed with like force and effect by the Directors or officers of such Successor Pledgor.


                                   ARTICLE X
                   SECURED PARTIES' ORDERS, SECURED PARTIES'
                   CLASS RESOLUTIONS AND ENFORCEMENT ORDERS

10.1 Powers of Secured Parties
     -------------------------

(1) Unless and until an Enforcement Order has been given and has not been waived, the Secured Parties shall have the following powers exercisable from time to time by a Secured Parties' Order:

(a)  subject to subsection 12.2(2), power to require the Trustee to refrain from
                ------------------
     exercising any of the powers hereby conferred upon the Trustee or to direct the Trustee to waive the enforcement thereof on such terms as may be deemed advisable or to cancel any declaration or waiver (except as otherwise provided in Section 8.7(2)) previously made by the Trustee hereunder;
                 --------------
(b)  subject to compliance with Article IX, power to sanction any change
                                ----------
     whatsoever of any provision of this Collateral Trust Agreement to which the Pledgors may have agreed and any modification, alteration, abrogation, compromise or arrangement of or in respect of the rights of the Secured Parties against the Pledgors to which the Pledgors may have agreed, whether such rights shall arise under the provisions of this Collateral Trust Agreement or otherwise (other than in respect of Articles VIII, IX, X, and
                                                      -------------  --  -
     XI);
     --

(c) power to assent to any judgment by any Pledgor or compromise or arrangement with any creditor, creditors or class or classes of creditors or with the holders of any shares or securities of the Pledgors;

(d)  subject to Section 9.1(3) and subsection 12.2(2), power to assent to any
                --------------     ------------------
     modification of or change in or addition to or deletion from the provisions contained in this Collateral Trust Agreement (other than in respect of Articles VIII, IX, X, and XI) or any instrument ancillary or supplementary
     -------------  --  -      --
     hereto or any agreement forming part of the Collateral which shall be agreed to by the Pledgors and to authorize the Trustee to concur in and execute any indenture supplemental to this Collateral Trust Agreement or any agreement supplemental to any instrument embodying any such modification, change, addition or deletion, or to concur in and execute any deeds, documents, or writings; or

(e)  subject to Section 9.1(3), power to sanction the release of any part of the
                --------------
     Collateral from the Senior Lien and the Junior Lien in addition to the release of the whole of the Collateral pursuant to and in accordance with
     Section 3.5 or 3.7 or the whole or part of the Collateral pursuant to and
     -----------    ---
     in accordance with Section 4.4.
                        -----------

(2) The Secured Parties shall have the following powers exercisable from time to time by a Secured Parties' Order:

(a)  power to remove the Trustee from office and to appoint a new Trustee; or

(b)  power to sanction any change to Article VIII, IX, X or XI, subject to
                                     ------------  --  -    --
     Section 9.1(3).
     --------------

(3) The foregoing powers shall be deemed to be several and cumulative and not dependent on each other and the exercise of any one or more of such powers, or any combination of such powers, from time to time, shall not be deemed to exhaust the rights of the Senior Secured Parties to exercise such power or powers, or combination of powers, thereafter from time to time.

10.2 Release Order
     -------------

     In addition to any releases permitted under Section 3.7 or 10.1 or Article
                                                 -----------    ----    -------
IV hereof, upon receipt by the Trustee of a Release Order and upon receipt by
- --
the Trustee of an Officers' Certificate of each of the Companies pursuant to and in full compliance with the terms and provisions of subsection 3.5(2), the
                                                    -----------------
Trustee shall, subject to subsection 12.2(2), give effect to such Release Order.
                          ------------------

10.3 Notice By Trustee
     -----------------

     Upon the receipt by the Trustee of any Secured Parties' Class Resolution, Secured Parties' Order, Release Order or Enforcement Order, the Trustee shall forthwith give notice thereof to all Secured Party Representatives and to the Pledgors.

10.4 Binding Effect of Secured Parties' Class Resolutions, Secured Parties'
     ----------------------------------------------------------------------
     Orders, Release Orders and Enforcement Orders
     ---------------------------------------------

(1) Every Secured Parties' Class Resolution shall be binding upon all the Secured Parties of such Class, whether signatories thereto or not, and each and every Secured Party and the Trustee (subject to the provisions for its indemnity herein contained) shall be bound to give effect accordingly to each such resolution properly effected in accordance with the terms hereof.

(2) Every Secured Parties' Order shall be binding upon all the Secured Parties, whether signatories thereto or not, and each and every Secured Party and the Trustee (subject to the provisions for its indemnity herein contained) shall be bound to give effect accordingly to each such resolution properly effected in accordance with the terms hereof.

(3) Every Release Order and Enforcement Order shall be binding upon all Secured Parties, whether signatories thereto or not, and each and every Secured Party and the Trustee (subject to the provisions for its indemnity herein contained) shall be bound to give effect accordingly to each such order properly effected in accordance with the terms hereof.

(4) A Secured Party Representative is not required to vote all of the Secured Indebtedness it represents in the same way on any matter and may vote differently with respect to different portions of the Secured Indebtedness it represents on the same matter.

10.5 Evidence of Rights of Holders
     -----------------------------

(1) Any request, direction, notice, consent or other instrument which this Collateral Trust Agreement may require or permit to be signed or executed by the Secured Party Representatives may be signed in counterparts thereof and shall be signed and executed by the related Secured Party Representatives.

(2) For the purposes of any request, direction or consent hereunder, the Trustee may deem and treat the registered Secured Party Representative as the owner of the Secured Indebtedness it represents without production of any related Financing Agreement or any other instrument of verification.

                                  ARTICLE XI
                             ENFORCEMENT COMMITTEE

11.1 Enforcement Committee To Direct Trustee's Actions
     -------------------------------------------------

     The Senior Secured Parties shall appoint an enforcement committee (the "Enforcement Committee") in accordance with the provisions of this Article upon
- ----------------------
the occurrence of an Enforcement Event and receipt by the Trustee from a Class of Senior Secured Indebtedness of an Enforcement Order which has not been waived in accordance with subsection 8.7(1). The Enforcement Committee so appointed
                   -----------------
shall have the power to direct and authorize the actions to be taken by the Trustee with respect to realization of the Senior Lien and the Junior Lien and the enforcement of its rights hereunder by Enforcement Directions to the Trustee from time to time.

11.2 Notice of Enforcement Order to Secured Parties
     ----------------------------------------------

(1)  No later than the second Business Day following the date (the "Enforcement
                                                                    -----------
Notice Date") on which the Trustee receives an Enforcement Order, the Trustee
- -----------
shall give written notice of such Enforcement Order to each Secured Party Representative and shall deliver to each of the Companies a written request that the Companies deliver to the Trustee a Statement of Senior Secured Indebtedness which is Outstanding as of the Enforcement Notice Date. The Trustee shall also deliver a request to each Secured Party Representative for the Senior Secured Indebtedness requesting such Secured Party Representative to notify the Trustee in writing within one Business Day of the Outstanding amount of the Senior Secured Indebtedness of such Secured Party Representative and the Holders, if any, which it represents (and the related unexpired and unterminated commitment amounts, if any). If such Senior Secured Indebtedness is not denominated in U.S. Dollars, the Trustee will calculate the U.S. Dollar Equivalent Amount thereof, which calculation shall be conclusive and binding absent manifest error.

(2) Immediately upon receipt of such request but in any event no later than the third Business Day following the Enforcement Notice Date, the Companies shall deliver to the Trustee a Statement of Senior Secured Indebtedness which is Outstanding. The Trustee shall determine the total Outstanding amount of the Class A Secured Indebtedness, the Class B Secured Indebtedness and the Class C Secured Indebtedness based on the information set out in such Statement of Senior Secured Indebtedness in its possession and any notices received by the Trustee from any Secured Party Representatives pursuant to subsection (1) above
                                                           --------------
as at the close of business (New York time) on such third Business Day following the Enforcement Notice Date. Except as hereinafter provided, the Trustee shall be entitled to rely on the accuracy of the information set out in such Statement of Senior Secured Indebtedness and shall use such information for the sole and exclusive purpose of determining the size and composition of the Enforcement Committee as provided in Section 11.4 and Section 11.5.
                         ------------     ------------
Failure by the Companies to deliver a Statement of Senior Secured Indebtedness or of any

Secured Indebtedness or of any Secured Party Representative to deliver the notice of Senior Secured Indebtedness pursuant to subsection (1) above or any
                                                  --------------
inaccuracies in such Statement of Senior Secured Indebtedness or notices shall not affect any rights of the Senior Secured Parties in respect of the size and composition of the Enforcement Committee, and the size and composition of the Enforcement Committee will be revised if such failures and inaccuracies are corrected. The Trustee or any Senior Secured Party shall be entitled at any time to verify and correct the information in such Statement of Senior Secured Indebtedness or other notice pertaining to such Senior Secured Party and any Secured Party Representative for Senior Secured Indebtedness shall be entitled to advise the Trustee in writing of the Outstanding amount of such Senior Secured Party's Senior Secured Indebtedness as of the Enforcement Notice Date, and the Trustee shall be entitled to conclusively rely on the written information so provided by such Secured Party Representative for Senior Secured Indebtedness in place of the relevant information in such Statement of Senior Secured Indebtedness provided by the Companies or previously provided by or on behalf of such Senior Secured Party.

(3) No later than the fourth Business Day following the Enforcement Notice Date, the Trustee shall give written notice (the "Appointment Request") to all
                                                  -------------------
Secured Party Representatives for the Senior Secured Indebtedness of:

(a) the size and composition of the Enforcement Committee and the number of Enforcement Representatives that each Class of Senior Secured Parties shall be entitled to appoint and the number of votes such Enforcement Representatives shall have, all determined in accordance with Section 11.4;
                                                                   ------------

(b)  its request for appointment of Enforcement Representatives; and

(c) the date (which shall not be a date later than the tenth Business Day following the Enforcement Notice Date), time and place of the initial meeting of the Enforcement Committee.

11.3 Enforcement Representatives
     ---------------------------

(1) No later than the date and time specified in the Appointment Request for the initial meeting of the Enforcement Committee, each Class of Senior Secured Parties shall, in the manner set forth in Section 11.5, appoint its Enforcement
                                          ------------
Representative(s) as set out in the Appointment Request. Such notice shall set out or be accompanied by the name, address, telephone number and facsimile number (if any) and specimen signature of each Enforcement Representative and, subject to Section 11.5 in the case of Enforcement Representatives of the Class
           ------------
A Secured Parties, the number of votes allocated to such Enforcement Representative, but the failure to set out the address, telephone number, facsimile number or specimen signature of any Enforcement Representative shall not affect the validity of the appointment of the Enforcement Representative appointed thereby.

(2) If any Class of Senior Secured Parties shall fail to appoint Enforcement Representatives in accordance with subsection (1), the Trustee shall appoint
                                   --------------
Enforcement Representatives for such Class by selecting and appointing from among those Senior Secured Parties of such Class with the highest amount of Outstanding Senior Secured Indebtedness as of the Enforcement Notice Date representatives to serve as such Enforcement Representatives. The Trustee shall provide notice of such appointment immediately to all Secured Party Representatives of Senior Secured Indebtedness.

(3) At any time and from time to time, any Class of Senior Secured Parties may, in the manner set forth in Section 11.5, replace any of its Enforcement
                           ------------
Representative(s) and any Enforcement Representative so replaced shall cease to be an Enforcement Representative upon receipt by the Trustee of any such Secured Parties' Class Resolution. No Enforcement Representative shall be entitled to resign from the Enforcement Committee unless he shall have tendered his resignation in writing to the Trustee. Such resignation shall take effect upon the earlier of (A) the appointment of his replacement pursuant to this subsection, and (B) 30 days after the date on which the Trustee receives notice of such resignation. If any Enforcement Representative tenders his resignation to the Trustee, the Trustee shall give written notice thereof to the Secured Party Representative of the Class of Senior Secured Parties who appointed such Enforcement Representative. As soon as practicable upon receipt of such notice, the applicable Class of Senior Secured Parties shall appoint a replacement for the resigning Enforcement Representative.

(4) Any Enforcement Representative may from time to time appoint an alternate to act in his place and stead on the Enforcement Committee, provided that such Enforcement Representative advises the Trustee of such appointment, and any such alternate so appointed shall have the full power of such Enforcement Representative in the latter's absence.

11.4 Enforcement Committee
     ---------------------

     Each Class of Senior Secured Indebtedness shall be entitled to (1) appoint Enforcement Representatives and (2) receive the number of votes on the Enforcement Committee, in each case equal to the number which results (rounding up to the next higher integer) from dividing (i) the aggregate U.S. Dollar Equivalent amount of the Outstanding Senior Secured Indebtedness of such Class as of the Enforcement Notice Date, by (ii) U.S. $50,000,000. Each Class of Senior Secured Indebtedness may allocate one or more votes to each Enforcement Representative appointed by it, but the aggregate number of votes to which such Class Enforcement Representatives are entitled shall not exceed the number calculated pursuant to the preceding sentence. Each Class of Senior Secured Indebtedness shall in the manner set forth in Section 11.5 designate with each
                                              ------------
appointment of an Enforcement Representative for such Class the number of votes (not less than one) which shall be allocated to such Enforcement Representative. Any Class may appoint any number of Enforcement Representatives which equals or exceeds one but is less than the maximum number set forth in the first sentence of this Section.

11.5 Appointment of Enforcement Representatives
     ------------------------------------------

     The Classes of Senior Secured Indebtedness will appoint and replace their respective Enforcement Representatives, and will designate the number of votes on the Enforcement Committee which will be allocated to each of their respective Enforcement Representatives, in the following manner:

(1) The aggregate number of votes on the Enforcement Committee which shall be allocated to all Enforcement Representatives of each Class of Senior Secured Indebtedness shall be determined as set forth in Section 11.4.
                                                 ------------

(2) The Class B Secured Parties and the Class C Secured Parties shall appoint and replace the Enforcement Representatives of their respective Classes, and will designate the number of votes on the Enforcement Committee which will be allocated to each of their respective Enforcement Representatives, by delivery to the Trustee of Secured Parties' Class Resolutions of their respective Classes making such appointments, replacements and designations.

(3) The Class A Secured Parties shall appoint and replace their Enforcement Representatives, and designate the number of votes on the Enforcement Committee which will be allocated to each of such Enforcement Representatives, as follows:

          (i) All Class A Secured Parties are and will be divided into groups for the purpose of such appointment, replacement and designation (each an "Appointing Group"). The initial Appointing Groups are (A) the 1996 Agent
      ----------------
     and 1996 Lenders, (B) the MEIP Agent and MEIP Banks, (C) RBC and (D) the Dresdner Banks. Additional Secured Parties holding Class A Secured Indebtedness shall be designated as additional Appointing Groups in the Additional Secured Indebtedness Registration Statements pursuant to which such Additional Secured Parties become Class A Secured Parties.

         (ii) Any two or more Appointing Groups may combine into a single Appointing Group for purposes of appointing or replacing the Enforcement Representatives of such combined Appointing Group. Any such combination shall only be effective upon delivery of a written notice thereof to the Trustee and the Secured Party Representatives of all other Appointing Groups, signed by the Secured Party Representatives of each of the combining Appointing Groups.

          (iii) Each Appointing Group shall be entitled to appoint and replace Enforcement Representatives having an aggregate number of votes on the Enforcement Committee at any time calculated as provided in this clause
                                                                      ------
     (iii).
     -----

               (A) The Trustee will calculate the number which results (rounding down to the next lower integer, which may be zero) from dividing (x) the aggregate Outstanding U.S. Dollar Equivalent amount of Class A Senior Secured Indebtedness of such Appointing Group by (y) U.S. $50,000,000. Such Appointing Group will be allocated a number of votes equal to such next lower integer.

               (B) After each Appointing Group has been allocated its number of votes pursuant to clause (A), the Trustee will calculate the remaining
                            ----------
          number of votes on the Enforcement Committee which are allocable to the Class A Secured Parties (the "Remaining Votes"), equal to the excess of (x) the number of votes which are allocable to all the Class A Secured Parties pursuant to Section 11.4 over (y) the aggregate of
                                        ------------
          all votes on the Enforcement Committee which have been allocated to all Appointing Groups pursuant to clause (A).
                                            ----------
               (C) The Remaining Votes shall be allocated among those Appointing Groups which have been allocated at least one vote on the Enforcement Committee pursuant to clause (A) ratably so that each such
                                            ----------
          Appointing Group is allocated additional votes (or fractions of votes) in an amount equal to a fraction, the numerator of which is the product of (x) such Appointing Group's votes as allocated pursuant to clause (A) times (y) the number of Remaining Votes calculated pursuant
          ---------- -----
          to clause (B), and the denominator of which is the aggregate number of
             ----------
          all votes allocated to all Appointing Groups pursuant to clause (A).
                                                                   ----------

               (D) The aggregate number of votes on the Enforcement Committee which will be allocated to each Appointing Group shall be equal to the sum of (x) the aggregate number of votes which were allocated to such Appointing Group pursuant to clause (A), plus (y) the additional votes
                                       ----------  ----
          (or fractions of votes) which are allocated to such Appointing Group pursuant to clause (C) above.
                      ----------

          (iv) Each Appointing Group may appoint one Enforcement Representative for each full vote allocated to such Appointing Group, but may appoint fewer Enforcement Representatives if it so determines. Such appointment must be made by written notice to the Trustee, signed by each Secured Party Representative of such Appointing Group in accordance with
     Section 11.3.  Any Enforcement Representative of any Appointing
     ------------
     Group may be replaced by a written notice to the Trustee signed by each Secured Party Representative of such Appointing Group.

          (v) Those Enforcement Representatives of each Appointing Group who are present at any meeting of the Enforcement Committee may together exercise all votes (including fractional votes) allocated to such Appointing Group. All Enforcement Representatives of each Appointing Group shall be required to vote all the votes allocable to such Appointing Group in the same way with respect to any matter which is voted upon by the Enforcement Committee, unless the Trustee shall have received a written notice signed by each Secured Party Representative of such Appointing Group designating a specific number of votes (and fractions thereof, but not less than one vote) which are allocated to each such Enforcement Representative. If the Trustee has received such a written notice, each such Enforcement Representative shall be entitled to exercise only that number of votes designated in such notice.

11.6 One Enforcement Committee To Be Constituted at Any Time
     -------------------------------------------------------

     So long as an Enforcement Committee has been appointed under Section 11.1
                                                                  ------------
pursuant to the receipt by the Trustee of an Enforcement Order which has not been waived, no additional Enforcement Committee shall be constituted hereunder in consequence of the receipt of any additional Enforcement Order, it being understood that there shall be only one Enforcement Committee constituted at any time.

11.7 Convening and Conduct of Meetings of the Enforcement Committee
     --------------------------------------------------------------

     Meetings of the Enforcement Committee shall be convened, held and conducted in the following manner:

(1) At any time and from time to time the Trustee or the Companies may, and the Trustee shall (subject to Section 12.2) on receiving a written request of
                               ------------
     any Enforcement Representative, convene a meeting of the Enforcement Committee. In the event of the Trustee failing to convene a meeting after being so requested by an Enforcement Representative, such Enforcement Representative may convene such meeting. Every such meeting shall be held in New York City or at such other location designated by the Trustee.

(2) At least three Business Days' prior written notice of such meeting shall be given to the Enforcement Representatives and such notice shall state the time when and the place where said meeting is to be held and shall specify in general terms the nature of the business to be transacted thereat, but it shall not be necessary to specify in the notice the text of the resolutions to be passed. No notice of a meeting is necessary if all Enforcement Representatives are in attendance thereat and do not object to the lack of notice or if all Enforcement Representatives waive notice of such meeting, and such waiver may be given before or after such meeting. Notices shall be given in the manner set forth in Section 11.14 and a copy
                                                       -------------
     thereof shall be delivered to the Trustee, unless the meeting has been called by it. It shall not be necessary to specify in the notice of any adjournment of a meeting the nature of the business to be transacted at the adjourned meeting. The accidental omission to give such notice to or the non-receipt of any such notice by any Enforcement Representative shall not invalidate any resolution passed at such meeting provided that a quorum is present at such meeting.

(3) The Trustee shall be entitled to have one of its representatives present at every meeting of the Enforcement Committee who shall act as secretary of each such meeting. Such representative shall have no vote as such. The Enforcement Representatives present at a meeting of the Enforcement Committee may from time to time request that the representative of the Trustee present at such meeting withdraw from such meeting during the discussion of particular business and such representative of the Trustee shall comply with each such request.

(4) At any meeting of the Enforcement Committee a quorum shall consist of Enforcement Representatives having a majority of the votes of all Enforcement Representatives. In the event of such quorum not being present on the date for which the meeting is called within 30 minutes after the time fixed for the holding of such meeting, then the meeting shall be adjourned to a date no later than two Business Days following the date of the original meeting and the Trustee shall give notice to all Enforcement Representatives of the date and time to which such meeting is adjourned and of the place where such adjourned meeting is to be held and at such adjourned meeting a quorum shall consist of Enforcement Representatives having a majority of the votes of all Enforcement Representatives. Any business may be brought before or dealt with at the adjourned meeting that could have been dealt with at the original meeting.

(5) The Enforcement Representatives present at any meeting shall choose some person present who shall be an Enforcement Representative to be chairman of such meeting. The chairman of any meeting at which a quorum of the Enforcement Representatives is present may, with the consent of the majority of the Enforcement Representatives present at the meeting, adjourn any such meeting and no notice of such adjournment need be given except such notice (if any) as the meeting may prescribe.

(6) Every question submitted to a meeting and every resolution to be voted on, shall be decided or passed by more than 50% of the votes given and the decision of such votes shall be deemed to be the decision of the Enforcement Committee of the meeting at which such vote was taken.

(7) At any meeting of the Enforcement Committee, each Enforcement Representative present thereat in person shall have one or more votes as specified in such Enforcement Representative's appointment or as provided in Section 11.5. Votes shall only be given in person (including by
        ------------
     telephone, electronic or other facilities as permitted by Section 11.8).
                                                               ------------

(8) Counsel for the Trustee, the representatives of either of the Companies, Counsel, and/or counsel for the Senior Secured Parties may attend any meeting of the Enforcement Committee with the consent of the Enforcement Committee but shall have no vote as such. Failure by any of the foregoing Persons to attend such meeting shall have no effect whatsoever on the meeting or on the matters resolved at such meeting.

(9) All reasonable expenses and costs incurred by the Enforcement Representatives in connection with the performance of their duties as Enforcement Representatives serving on the Enforcement Committee, including the reasonable expenses associated with the attendance of the Enforcement Committee meetings, shall be borne by the Companies and shall be secured hereunder by the Senior Lien.

11.8 Meetings by Telephone
     ---------------------

     Notwithstanding anything herein contained, a meeting of the Enforcement Committee may (and shall at the request of any person entitled to attend) be held by means of such telephone, electronic or other communication facilities or any combination thereof which permit all persons participating in the meeting to communicate effectively with each other simultaneously and instantaneously and an Enforcement Representative participating in such a meeting by such means is deemed for the purposes hereof to be present at that meeting. The provisions of
Section 11.7 with respect to convening meetings, notice, quorum, appointment of
- ------------
a chairman of the meeting, adjournment of meetings, voting, and attendance at meetings by the Trustee, counsel for the Trustee, the Companies, Counsel, and/or counsel for the Senior Secured Parties, shall apply mutatis mutandis to all such meetings held by telephone, electronic or other communication facilities or any combination thereof.

11.9 Declaration by Chairman of Result of Vote
     -----------------------------------------

     Subject to subsection 11.7(6), at any meeting of the Enforcement Committee,
                ------------------
a declaration made by the chairman that a resolution has been carried, or carried by any particular majority of votes, or lost, shall be conclusive evidence thereof.

11.10     Minutes
          -------

     Minutes of all resolutions and proceedings at every such meeting shall be made and duly entered in books to be provided from time to time for that purpose by the Trustee at the expense of the Companies and any such minutes, if signed by the chairman of the meeting at which such resolutions were passed or proceedings had, or by the chairman of the next succeeding meeting of the Enforcement Committee, shall be prima facie evidence of the matters therein stated and, until the contrary is proved, every such meeting in respect of the proceedings of which minutes shall have been made shall be deemed to have been duly held and convened and all resolutions passed or proceedings had thereat to have been duly passed and had.

11.11     Binding Effect of Resolutions
          -----------------------------

     Every resolution passed in accordance with the provisions of this Article at a meeting of the Enforcement Committee shall be binding upon all Enforcement Representatives, whether present at or absent from such meeting, and upon all Secured Parties, and every instrument in writing signed by the Enforcement Representatives shall be binding upon all the Enforcement Representatives, whether signatories thereto or not, and upon all Secured Parties, and each and every Secured Party and the Trustee (subject to the provisions for its indemnity herein contained) shall be bound to give effect accordingly to each such resolution and instrument in writing.

11.12     Enforcement Directions
          ----------------------

(1) The Enforcement Committee shall, through the delivery to the Trustee of one or more resolutions passed in accordance with this Article, direct and authorize the actions to be taken by the Trustee with respect to the realization of the Senior Lien and the Junior Lien and the enforcement of any or all of its rights hereunder, and any such resolution shall upon delivery to the Trustee constitute an "Enforcement Direction".
    ---------------------

(2) The Enforcement Committee may by Enforcement Direction instruct the Trustee to proceed with the realization of the Senior Lien and the Junior Lien and to enforce its rights hereunder in such manner as the Enforcement Committee shall determine.

(3) If an Enforcement Direction instructs the Trustee to proceed to realize upon the Senior Lien and the Junior Lien and to enforce its rights hereunder by one or more of the remedies set out in Section 8.3, such
                                                         -----------
     Enforcement Direction shall also be deemed to have also instructed the Trustee not to proceed at such time by any of the other remedies set out in
     Section 8.3.
     -----------

11.13     Failure of Enforcement Committee to Provide Directions
          ------------------------------------------------------

     If the Enforcement Committee at any time advises the Trustee that it is unable to provide the Trustee with instructions by Enforcement Direction(s) or if the Trustee at any time, acting reasonably, determines that the Enforcement Committee has failed to provide it with instructions by Enforcement Direction(s), the Trustee may make an application to a judge of either the Supreme Court of the State of New York sitting in the Borough of Manhattan, New York City or the U.S. District Court for the Southern District of New York for directions. If, as a result of making such application, the court fails or refuses to provide the Trustee with directions or fails to confirm or approve any action or proposed action of the Trustee, the Trustee shall apply to a judge of either the Supreme Court of the State of New York sitting in the Borough of Manhattan, New York City or the U.S. District Court for the Southern District of New York for a court appointed Receiver.

11.14     Notices Under This Article
          --------------------------

(1) Any notice or request required to be given by the Trustee under this Article shall be given by facsimile transmission of such notice or request to the recipient provided that if the Trustee shall not have a facsimile number for such recipient, such notice shall be given by the Trustee in the most expeditious manner as the Trustee shall determine.

(2) Any notice or statement required to be given by a Person to the Trustee under this Article shall be given by facsimile transmission of such notice or statement to the Trustee.

11.15     Class D Secured Parties
          -----------------------

     Following the Senior Secured Indebtedness Termination, if the Junior Lien shall not have been terminated in accordance with this Collateral Trust Agreement, (i) the Class D Secured Parties shall have the right to direct the Trustee in respect of enforcement of the Junior Lien by the establishment of an enforcement committee appointed by a Class D Secured Parties' Resolution in the same manner as the Enforcement Committee appointed by the Senior Secured Parties, and (ii) the Class D Secured Parties may, by providing an Enforcement Direction to the Trustee, instruct the Trustee in writing to waive, and the Trustee shall thereupon waive, enforcement of the Junior Lien at such time upon such conditions as may be prescribed in such Enforcement Direction (including without limitation the right to reconstitute the Enforcement Committee).


                                   ARTICLE XII
                             CONCERNING THE TRUSTEE

12.1 Amount of Secured Indebtedness Outstanding
     ------------------------------------------

     The Companies shall provide the Trustee with such information in writing relating to the Secured Indebtedness and any related commitments from time to time as the Trustee may reasonably request for the purpose of enabling the Trustee to fulfill its obligations hereunder. Such information will be provided as promptly as practicable and in any case within three Business Days after any request by the Trustee therefor. In addition, and without limiting the foregoing, the Companies will provide the Trustee with a written statement (a "Statement of Senior Secured Indebtedness") of the Outstanding U.S. Dollar
 ----------------------------------------
Equivalent amount of each Senior Secured Party's Senior Secured Indebtedness and the related unexpired and unterminated commitment amount (if any), relating thereto within one Business Day of the receipt of a written request therefor.
If the Companies shall fail to provide the Trustee with the required information within such three or one Business Days, as the case may be, the Trustee shall be entitled to conclusively rely in respect of any Senior Secured Indebtedness, including the Outstanding amount thereof, on a written statement signed by the related Secured Party Representative.

12.2 Conditions Precedent to Trustee's Obligation to Act
     ---------------------------------------------------

(1) Unless and until it shall have been required so to do under the terms hereof, the Trustee shall not be bound to give any notice or do or take any act, action or proceeding by virtue of the powers conferred on it hereby; nor shall the Trustee be required to take notice of any Enforcement Event, other than in payment of any moneys required by any provision hereof to be paid to it, unless and until the Trustee receives notice in writing of such Enforcement Event (which notice shall specify the Enforcement Event desired to be brought to the attention of the Trustee), and prior to receipt of such written notice the Trustee may assume that each of the Pledgors is not in default hereunder or in any supplemental agreement or ancillary instrument hereto or in the observance or performance of any of the covenants, agreements or conditions contained herein or in any supplemental agreement or ancillary instrument hereto and that it is not required to take any action contemplated by such resolutions or orders.

(2) The obligation of the Trustee to commence, continue, cease or refrain from any act, action or proceeding for the purpose of enforcing or ceasing to enforce any rights of the Trustee or the Secured Parties hereunder shall be conditional upon the Secured Parties furnishing, when required by notice in writing by the Trustee to the Secured Party Representative of such Secured Party, sufficient funds to commence or continue such act, action or proceeding and an indemnity reasonably satisfactory to the Trustee to protect and hold harmless the Trustee against the costs, charges, expenses and liabilities to be incurred thereby and any loss and damage it may suffer by reason thereof except for costs, charges and liabilities incurred by reason of the Trustee's gross negligence or wilful misconduct. Any Secured Party providing such indemnity shall be entitled to reimbursement of any and all amounts provided by such Secured Party under such indemnity in accordance with Section 8.10.
                             ------------

(3) None of the provisions contained in this Collateral Trust Agreement shall require the Trustee to expend or risk its own funds or otherwise incur financial liability in the performance of any of its duties or in the exercise of any of its rights or powers unless indemnified as aforesaid.

12.3 Evidence
     --------

(1) Whenever it is provided in this Collateral Trust Agreement, with reference to any application to the Trustee for the execution and delivery of Additional Secured Indebtedness Registration Statements, the release of property, the withdrawal of money or other action hereunder, that either or both of the Companies shall deposit with the Trustee resolutions, certificates, reports, opinions, requests, orders or other documents, it is intended that the truth, accuracy and good faith at the time of granting of such application of the facts and opinions stated in all documents so deposited shall, in each and every such case, be conditions precedent to the right of the Company or Companies, as the case may be, to have such application granted. The Trustee may conclusively rely and shall be protected in acting upon any such documents deposited with it in purported compliance with any such provision or for any other purpose hereof, but may require further evidence before acting or relying thereon.

(2) The Trustee may rely conclusively and shall be protected in acting upon any resolution, certificate, statement, instrument, opinion, report, notice, request, consent, order, letter, telegram, cablegram or other paper or document believed by it to be genuine and to have been signed, sent or presented by or on behalf of the proper party or parties. However the Trustee may require reasonable evidence of the due execution thereof before acting or relying thereon.

12.4 Experts and Advisers
     --------------------

(1) The Trustee may at the expense of the Companies appoint such agents and employ or retain such counsel (including without limitation Canadian counsel), accountants, architects, engineers, appraisers or other experts or advisers as it may reasonably require for the purpose of discharging its duties hereunder and shall not be responsible for any misconduct (other than through its own gross negligence or wilful misconduct) on the part of any of them. The Trustee may pay reasonable remuneration for all services performed for it in the discharge of the trusts hereof. For greater certainty, it is hereby declared that the entitlement of the Trustee to be paid or reimbursed for any expenses, disbursements or advances made by it in connection with this Section shall be governed by Section 7.5.
            -----------

(2) The Trustee may act (but shall not be bound to act) and shall be protected in acting in good faith on the opinion or advice of or information obtained from any counsel, accountant, investment banker, broker, architect, engineer, appraiser or other expert or adviser, whether retained or employed by any of the Pledgors or by the Trustee, in relation to any matter arising in the administration of the trusts hereof.

12.5 Cash, Documents, Etc. Held by the Trustee
     -----------------------------------------

     Any cash, securities, documents of title or other instruments, and other assets that may at any time be deposited with or held by the Trustee in accordance with and subject to the trusts hereof, shall be placed in the deposit vaults of the Trustee or of any Canadian Schedule I chartered bank or a U.S. subsidiary of such chartered bank or deposited for safekeeping with any Canadian
Schedule I chartered bank or a U.S. subsidiary of such chartered bank.

12.6 Cash, Documents, Etc. Paid or Delivered to the Trustee
     ------------------------------------------------------

     Any cash, securities, documents of title or other instruments, and other assets that may from time to time be paid or delivered to the Trustee by any Pledgor to be held for the benefit of all Secured Parties in accordance with the provisions hereunder shall be so held by the Trustee and shall be subject to the trusts hereunder. The Trustee shall not be obligated to take possession of any Pledged Shares other than those delivered to it by a Pledgor.

12.7 Action by Trustee to Protect Security
     -------------------------------------

     After the occurrence of an Enforcement Event and prior to the first meeting of the Enforcement Committee, the Trustee shall have power to institute and to maintain such actions and proceedings as it may consider necessary or expedient upon advice of Counsel, upon which it may conclusively rely, to prevent any impairment of the Senior Lien by any acts of any Pledgor or of other Persons or to preserve or protect its interests and the security and interests of the Senior Secured Parties in respect of the Collateral or in respect of the income, earnings, rents, issues and profits therefrom.

12.8 Trustee Not Required to Give Security
     -------------------------------------

     The Trustee shall not be required to give any bond or security in respect of the execution of the trusts and powers of this Collateral Trust Agreement or otherwise in respect of the premises.

12.9 Protection of Trustee and Secured Parties
     -----------------------------------------

     By way of supplement to the provisions of any law for the time being relating to trustees but subject to the terms hereof, it is expressly declared and agreed as follows:

(1) neither the Trustee nor any Secured Party shall be liable for or by reason of any failure or defect of title to or Lien upon, the Collateral;

(2) neither the Trustee nor any Secured Party shall be liable for or by reason of any statements of fact in the recitals in this Collateral Trust Agreement (except in the certificate of the Trustee thereon or relating thereto) or required to verify the same, but all such statements or recitals are and shall be deemed to be made by the Pledgors;

(3) nothing herein contained shall cast any obligation on the Trustee to see to or to require evidence of the registration or filing or renewal of this Collateral Trust Agreement, the Joinder Agreements executed and delivered by the Pledgor Subsidiaries or other instrument ancillary or supplemental hereto or any other deed or writing by way of mortgage or charge upon the Collateral or any part thereof or upon any other property of any Pledgor or to give any request for renewal thereof or to procure any further, other or additional instrument of further assurance or to do any other act for the continuance of the Senior Lien or the Junior Lien or for giving notice of the existence of either such Lien or for extending or supplementing the same;

(4) neither the Trustee nor any Secured Party shall be bound to give notice to any Person or Persons of the execution hereof or of the Senior Lien or the Junior Lien and neither the Trustee nor any Secured Party shall be entitled in any way to interfere with the conduct of the Business, unless and until the Senior Lien or the Junior Lien shall have become enforceable and the Trustee shall have become bound to enforce the same;

(5) neither the Trustee nor any Secured Party shall incur any liability or responsibility whatever to the Pledgors in consequence of permitting or suffering the Pledgors or their respective successors or assigns, to retain or be in possession of any part of the Collateral and to use and enjoy the same unless herein expressly otherwise provided; nor shall the Trustee or any of the Secured Parties be or become responsible or liable for any destruction, deterioration, loss, injury or damage which may be done or occur to the Collateral by the Pledgors, their respective agents or servants, or by any other Person or be in any way responsible for the consequences of any breach on the part of the Pledgors of any of the covenants herein or in any supplemental agreement or ancillary instrument hereto or of any acts of the agents or servants of the Pledgors; and

(6) the Trustee and each Secured Party on its own behalf or in any other capacity, may buy, lend upon and deal in shares in the capital stock of TLGI and generally may contract and enter into financial transactions with either of the Companies or any Subsidiary without being liable to account for any profit made thereby, except to the extent such liability arises under Section 16 of the Securities Exchange Act of 1934, as amended, or
                             -------------------------------
    other insider trading laws. Nothing in this Collateral Trust Agreement shall restrict the ability of any of the Pledgors to buy, lend upon and deal in shares in the capital stock of the Trustee or any Secured Party.

12.10     Replacement of Trustee
          ----------------------

     The Trustee may resign its trust and be discharged from the performance of all further duties hereunder by giving to the Companies and the Secured Party Representatives three months' notice in writing or such shorter notice as the Companies may accept as sufficient, provided that such resigning Trustee
                                    --------
receives payment in full of all amounts due and owing to it hereunder prior to or upon its resignation taking effect. The Secured Parties shall have power at any time to remove the Trustee and to appoint a new Trustee by means of a Secured Parties' Order. The Companies agree jointly and severally to pay such removed Trustee in full of all amounts due and owing to it hereunder prior to or upon its removal taking effect. In the event of the Trustee resigning or being removed as aforesaid or being dissolved, becoming bankrupt, going into liquidation or otherwise becoming incapable of acting hereunder, the Companies shall forthwith appoint a new Trustee unless a new Trustee has already been appointed or designated by a Secured Parties' Order. Failing such appointment by the Companies the retiring Trustee or any Secured Party may apply to a judge of the Supreme Court of the State of New York sitting in New York City or the U.S. District Court for the Southern District of New York, on such notice as such judge may direct, for the appointment of a new Trustee; but any new Trustee so appointed by the Companies or by the Court shall be subject to removal as aforesaid by the Secured Parties. Any new Trustee appointed under any provision of this Section shall be a corporation authorized and qualified to carry on the business of a trust company in the State of New York and in every other jurisdiction where such authorization or qualification is necessary to enable it to act as Trustee hereunder. On any new appointment the new Trustee shall be vested with the same powers, rights, duties and responsibilities as if it had been originally named herein as Trustee, without any further assurance, conveyance, act or deed; but there shall be immediately executed, at the expense of the Companies, all such conveyances or other instruments as may, in the opinion of Counsel, be necessary or advisable for the purpose of assuring to the new Trustee a full estate in the Collateral. Any corporation into which the Trustee may be merged or with which it may be consolidated or amalgamated, or any corporation resulting from any merger, consolidation or amalgamation to which the Trustee shall be a party, shall be the successor Trustee under this Collateral Trust Agreement without the execution of any instrument or any further act.

12.11     Acceptance of Trusts
          --------------------

     The Trustee hereby accepts the trusts in this Collateral Trust Agreement declared and provided for and agrees to perform the same upon the terms and conditions herein set forth and to hold the Collateral and the pledges, charges, assignments, and security interests and all the rights, privileges and benefits conferred hereby and by law in trust for the various Persons who shall from time to time be Secured Parties, subject to all the terms and conditions set forth herein.

12.12     Co-Trustee; Separate Trustees.
          -----------------------------

     (a) If at any time or times it shall be necessary or prudent in order to conform to any law of any jurisdiction in which any of the Collateral shall be located, or to avoid any violation of law or imposition on the Trustee of taxes by such jurisdiction not otherwise imposed on the Trustee, or the Trustee shall be advised by Counsel that it is necessary or prudent in the interest of the Secured Parties, or the Secured Parties shall (by a Secured Parties' Order) in writing so request the Trustee and the Companies, or the Trustee shall deem it desirable for its own protection in the performance of its duties hereunder or under any other Collateral Document, the Trustee and each of the Companies shall execute and deliver all instruments and agreements necessary or proper to constitute another bank or trust company, or one or more persons approved by the Trustee and the Companies, either to act as co-trustee or co-trustees of all or any of the Collateral under this Collateral Trust Agreement or under any of the other Collateral Documents, jointly with the Trustee originally named herein or therein or any successor Trustee, or to act as separate trustee or trustees of any of the Collateral. If either of the Companies shall not have joined in the execution of such instruments and agreements within 10 days after it receives a written request from the Trustee to do so, or if an Enforcement Order is in effect, the Trustee may act under the foregoing provisions of this Section without the concurrence of the Companies and execute and deliver such instruments and agreements on behalf of the Companies. Each of the Companies hereby appoints the Trustee as its agent and attorney to act for it under the foregoing provisions of this Section in either of such contingencies.

     (6) Every separate trustee and every co-trustee, other than any successor Trustee appointed pursuant to Section 12.10, shall, to the extent permitted by
                              -------------
law, be appointed and act and be such, subject to the following provisions and conditions:

          (i) all rights, powers, duties and obligations conferred upon the Trustee in respect of the custody, control and management of moneys, papers or securities shall be exercised solely by the Trustee or any agent appointed by the Trustee;

          (ii) all rights, powers, duties and obligations conferred or imposed upon the Trustee hereunder and under the relevant Collateral Documents shall be conferred or imposed and exercised or performed by the Trustee and such separate trustee or separate trustees or co-trustee or co-trustees, jointly, as shall be provided in the instrument appointing such separate trustee or separate trustees or co-trustee or co-trustees, except to the extent that under any law of any jurisdiction in which any particular act or acts are to be performed the Trustee shall be incompetent or unqualified to perform such act or acts, or unless the performance of such act or acts would result in the imposition of any tax on the Trustee which would not be imposed absent such joint act or acts, in which event such rights, powers, duties and obligations shall be exercised and performed by such separate trustee or separate trustees or co-trustee or co-trustees;

          (iii) no power given hereby or by the relevant Collateral Documents to, or which it is provided herein or therein may be exercised by, any such co-trustee or co-trustees or separate trustee or separate trustees, shall be exercised hereunder or thereunder by such co-trustee or co-trustees or separate trustee or separate trustees except jointly with, or with the consent in writing of, the Trustee anything contained herein to the contrary notwithstanding;

          (iv) no trustee hereunder shall be personally liable by reason of any act or omission of any other trustee hereunder; and

          (v) TLGI and the Trustee, at any time by an instrument in writing executed by them jointly, may accept the resignation of or remove any such separate trustee or co-trustee and, in that case by an instrument in writing executed by them jointly, may appoint a successor to such separate trustee or co-trustee, as the case may be, anything contained herein to the contrary notwithstanding. If TLGI shall not have joined in the execution of any such instrument within 10 days after it receives a written request from the Trustee to do so, or if an Enforcement Order is in effect, the Trustee shall have the power to accept the resignation of or remove any such separate trustee or co-trustee and to appoint a successor without the concurrence of TLGI, TLGI hereby appointing the Trustee its agent and attorney to act for it in such connection in such contingency. If the Trustee shall have appointed a separate trustee or separate trustees or co-trustee or co-trustees as above provided, the Trustee may at any time, by an instrument in writing, accept the resignation of or remove any such separate trustee or co-trustee and the successor to any such separate trustee or co-trustee shall be appointed by TLGI and the Trustee, or by the Trustee alone pursuant to this subsection 12.12(b).
                      -------------------

                                 ARTICLE XIII
                                 MISCELLANEOUS

13.1 Notice
     ------

     Subject to Section 11.14, all communications and notices provided for
                -------------
hereunder and all legal processes in regard hereto shall be in writing and hand-delivered or transmitted by facsimile to the intended recipient addressed as follows:

(1)  if to TLGI:

     4126 Norland Avenue
     Burnaby, British Columbia
     Canada V5G 3S8
     Attention:  Vice-President, Finance
     Facsimile:  (604) 473-7305

     with a copy to:

     The Loewen Group Inc.
     4126 Norland Avenue
     Burnaby, British Columbia
     Canada V5G 3S8
     Attention:  Vice-President, Law
                 and Corporate Secretary
     Facsimile:  (604) 473-7344

(2)  if to LGII or any other Pledgor Subsidiary:

     c/o The Loewen Group Inc.
     4126 Norland Avenue
     Burnaby, British Columbia
     Canada V5G 3S8
     Attention:  Vice-President, Finance
     Facsimile:  (604) 473-7305

     with a copy to:

     The Loewen Group Inc.
     4126 Norland Avenue
     Burnaby, British Columbia
     Canada V5G 3S8
     Attention:  Vice-President, Law and Corporate Secretary
     Facsimile:  (604) 473-7344

(3)  if to the Trustee:

     Bankers Trust Company
     Four Albany Street
     New York, NY 10006
     Attention:  Corporate Trust and Agency Group
     Facsimile:  (212) 250-6961 or (212) 250-6392
     Telephone:   (212) 250-6648

(4) if to a Secured Party Representative, at the address of such Secured Party Representative set forth in Schedule 5;
                                 ----------

or, in the case of a Pledgor or a Secured Party Representative, at such other address as shall be designated by such Pledgor or Secured Party Representative, as the case may be, in a written notice to the Trustee, and in the case of the Trustee at such other address (which address shall be in New York City) as shall be designated by the Trustee to the Companies and the Secured Party Representatives. Each such communication, notice or process shall be deemed to have been received at the time of hand-delivery or facsimile transmission if prior to 4:00 p.m. on a Business Day in the place of delivery or receipt, or otherwise at the opening of business at such place on the next following Business Day.

13.2 Business Day
     ------------

     If the date upon which any act or payment hereunder is required to be done or made falls on a day which is not a Business Day, then such act or payment shall be duly performed or made if done on the next following Business Day.

13.3 Remedies Subject to Applicable Law
     ----------------------------------

     All rights, remedies and powers provided herein may be exercised or enforced only to the extent that the exercise or enforcement thereof does not violate any applicable provision of law, and all the provisions of this Collateral Trust Agreement are intended to be subject to all applicable mandatory provisions of law which may be controlling in the circumstances and to be limited to the extent necessary so that they will not render this Collateral Trust Agreement invalid, unenforceable or not entitled to be recorded, registered or filed under the provisions of any applicable law. Any provision hereof contrary to applicable law shall be deemed to be ineffective and shall be severable from and not invalidate any other provision of this Collateral Trust Agreement.

13.4 No Waiver
     ---------

     This Collateral Trust Agreement may not be amended except by a writing executed by the Trustee and each of the Pledgors, subject to Article IX hereof.
                                                             ----------
Any indulgence or forbearance or failure by the Trustee to insist on the strict and timely performance of any provision of this Collateral Trust Agreement shall not affect the future right of the Trustee to insist on the strict and timely performance of the same or any other provision of this Collateral Trust Agreement thereafter.

13.5 Applicable Law
     --------------

     This Collateral Trust Agreement shall be governed by and construed in accordance with the laws of the State of New York (without reference to any conflict or other choice of law or rules which might otherwise apply, except General Obligations Law (S)5-1401) except to the extent that the validity or perfection of any security interest, or remedies hereunder or under the other Collateral Documents, in respect of any particular Collateral are governed by the laws of a jurisdiction other than the State of New York.

13.6 Counterparts
     ------------

     This Collateral Trust Agreement may be executed in several counterparts, each of which so executed shall be deemed to be an original and such counterparts together shall constitute one and the same instrument.

13.7 CONSENT TO JURISDICTION
     -----------------------

     EACH OF THE PLEDGORS HEREBY IRREVOCABLY SUBMITS, FOR ITSELF AND IN RESPECT OF ITS PROPERTY, TO THE NON-EXCLUSIVE JURISDICTION OF ANY UNITED STATES FEDERAL OR NEW YORK STATE COURT SITTING IN THE BOROUGH OF MANHATTAN IN NEW YORK CITY IN ANY ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO ANY COLLATERAL DOCUMENTS AND EACH HEREBY IRREVOCABLY AGREES THAT ALL CLAIMS IN RESPECT OF SUCH ACTION OR PROCEEDING MAY BE HEARD AND DETERMINED IN ANY SUCH COURT AND IRREVOCABLY WAIVES, FOR ITSELF AND IN RESPECT OF ITS PROPERTY, ANY OBJECTION IT MAY NOW OR HEREAFTER HAVE AS TO THE VENUE OF ANY SUCH SUIT, ACTION OR PROCEEDING BROUGHT IN SUCH A COURT OR THAT SUCH COURT IS AN INCONVENIENT FORUM. NOTHING IN THIS SECTION SHALL LIMIT THE RIGHT OF THE TRUSTEE OR, SUBJECT TO SECTION 8.8, ANY SECURED PARTY TO BRING PROCEEDINGS AGAINST ANY PLEDGOR IN THE COURTS OF ANY OTHER JURISDICTION. ANY JUDICIAL PROCEEDING BY ANY PLEDGOR AGAINST THE TRUSTEE OR ANY SECURED PARTY OR ANY AFFILIATE OF THE TRUSTEE OR ANY SECURED PARTY INVOLVING, DIRECTLY OR INDIRECTLY, ANY MATTER IN ANY WAY ARISING OUT OF, RELATED TO OR CONNECTED WITH ANY COLLATERAL DOCUMENT SHALL BE BROUGHT ONLY IN A FEDERAL OR STATE COURT SITTING IN THE BOROUGH OF MANHATTAN IN NEW YORK CITY.

     EACH OF THE PLEDGORS HEREBY IRREVOCABLY APPOINTS THELEN, MARRIN, JOHNSON & BRIDGES (THE "PROCESS AGENT"), WITH AN OFFICE ON THE DATE HEREOF AT 330 MADISON
              -------------
AVENUE, 11TH FLOOR, NEW YORK, NEW YORK 10017, ATTENTION: DAVID P. GRAYBEAL, ESQ., AS ITS AGENT TO RECEIVE ON BEHALF OF SUCH PLEDGOR AND ITS PROPERTY SERVICE OF COPIES OF THE SUMMONS AND COMPLAINT AND ANY OTHER PROCESS WHICH MAY BE SERVED IN ANY SUCH ACTION OR PROCEEDING. SUCH SERVICE MAY BE MADE BY MAILING OR DELIVERING A COPY OF SUCH PROCESS TO SUCH PLEDGOR IN CARE OF THE PROCESS AGENT AT THE PROCESS AGENT'S ABOVE ADDRESS WITH A COPY TO SUCH PLEDGOR AT ITS ADDRESS FOR NOTICES HEREUNDER, AND EACH PLEDGOR HEREBY IRREVOCABLY AUTHORIZES AND DIRECTS THE PROCESS AGENT TO ACCEPT SUCH SERVICE ON ITS BEHALF. AS AN ALTERNATIVE METHOD OF SERVICE, EACH PLEDGOR ALSO IRREVOCABLY CONSENTS TO THE SERVICE OF ANY AND ALL PROCESS IN ANY SUCH ACTION OR PROCEEDING BY THE MAILING OF COPIES OF SUCH PROCESS TO ITS ADDRESS FOR NOTICES HEREUNDER. EACH PLEDGOR AGREES THAT A FINAL JUDGMENT IN ANY SUCH ACTION OR PROCEEDING SHALL BE CONCLUSIVE AND MAY BE ENFORCED IN OTHER JURISDICTIONS BY SUIT ON THE JUDGMENT OR IN ANY OTHER MANNER PROVIDED BY LAW.

13.8 WAIVER OF JURY TRIAL
     ---------------------

     EACH PLEDGOR AND THE TRUSTEE HEREBY WAIVE TRIAL BY JURY IN ANY JUDICIAL PROCEEDING INVOLVING, DIRECTLY OR INDIRECTLY, ANY MATTER (WHETHER SOUNDING IN TORT, CONTRACT OR OTHERWISE) IN ANY WAY ARISING OUT OF, RELATED TO OR CONNECTED WITH ANY COLLATERAL DOCUMENT OR THE RELATIONSHIP ESTABLISHED THEREUNDER.

     IN WITNESS WHEREOF the parties hereto have executed these presents by their respective proper officers or authorized signatories in that behalf.


Officer Signature                        BANKERS TRUST COMPANY


___________________________              ______________________________________
Name:                                             Authorized Officer


                                         ______________________________________
                                               Authorized Officer


                                         THE LOEWEN GROUP INC.


                                         By: ___________________________________
                                         Name:  ________________________________
                                         Title: ________________________________



                                         LOEWEN GROUP INTERNATIONAL,
                                         INC.


                                         By: ___________________________________
                                         Name: _________________________________
                                         Title: ________________________________

                                         2239699 MANITOBA LTD.



                                         By:   _________________________________
                                         Name:   Peter S. Hyndman
                                         Title:  Authorized Signatory


                                         307744 SASKATCHEWAN LTD.



                                         By:   _________________________________
                                         Name:   Peter S. Hyndman
                                         Title:  Authorized Signatory


                                         60752 MANITOBA LTD.



                                         By:   _________________________________
                                         Name:    Peter S. Hyndman
                                         Title:   Authorized Signatory


                                         CANADIAN FUNERAL SERVICES
                                         INC.



                                         By:   _________________________________
                                         Name:    Peter S. Hyndman
                                         Title:   Authorized Signatory

                                         CAROTHERS HOLDING COMPANY,
                                         INC.



                                         By:   _________________________________
                                         Name:    Peter S. Hyndman
                                         Title:   Authorized Signatory


                                         CENTRE-SASK FUNERAL
                                         MANAGEMENT CO. LTD.


                                         By:   _________________________________
                                         Name:    Peter S. Hyndman
                                         Title:   Authorized Signatory


                                         CHAPEL HILL FUNERAL HOME
                                         LTD.


                                         By:   _________________________________
                                         Name:    Peter S. Hyndman
                                         Title:   Authorized Signatory


                                         COMMUNITY FUNERAL HOMES
                                         OF WISCONSIN, INC.


                                         By:   _________________________________
                                         Name:    Peter S. Hyndman
                                         Title:   Authorized Signatory

                                    COMSTOCK FUNERAL HOME
                                    (1987) LTD.



                                    By:  ___________________________________
                                    Name:    Peter S. Hyndman
                                    Title:   Authorized Signatory


                                    D.H. AXTELL, INC.


                                    By:    _________________________________
                                    Name:    Peter S. Hyndman
                                    Title:   Authorized Signatory


                                    EAGAN HOLDING COMPANY


                                    By:    _________________________________
                                    Name:    Peter S. Hyndman
                                    Title:   Authorized Signatory



                                    EASTGATE HOLDINGS, INC.


                                    By:    _________________________________
                                    Name:    Peter S. Hyndman
                                    Title:   Authorized Signatory

                                    FAMILY FUNERAL SERVICE
                                    GROUP, INC.


                                    By:    _________________________________
                                    Name:    Peter S. Hyndman
                                    Title:   Authorized Signatory


                                    FRANK J. FISHER FUNERAL
                                    DIRECTORS, INC.


                                    By:    _________________________________
                                    Name:  Peter S. Hyndman
                                    Title:   Authorized Signatory



                                    GIFFEN-MACK CHAPEL LTD.


                                    By:    _________________________________
                                    Name:  Peter S. Hyndman
                                    Title:   Authorized Signatory

                                    GREEN ACRES MEMORIAL
                                    GARDENS (1969) LIMITED



                                    By:    _________________________________
                                    Name:    Peter S. Hyndman
                                    Title:   Authorized Signatory


                                    GREEN SERVICE CORPORATION



                                    By:    _________________________________
                                    Name:    Peter S. Hyndman
                                    Title:   Authorized Signatory


                                    H. & D. MANAGEMENT COMPANY,
                                    INC.



                                    By:    _________________________________
                                    Name:    Peter S. Hyndman
                                    Title:   Authorized Signatory


                                    HAMILTON-HARRON FUNERAL
                                    CENTRE AND CREMATORIUM LTD.



                                    By:   _________________________________
                                    Name:    Peter S. Hyndman
                                    Title:   Authorized Signatory

                                    HAYWARDS THOMSON & IRVING
                                    FUNERAL DIRECTORS (1986) INC.



                                    By:    _________________________________
                                    Name:    Peter S. Hyndman
                                    Title:   Authorized Signatory


                                    HENDERSON'S FUNERAL HOMES
                                    LTD.


                                    By:    _________________________________
                                    Name:    Peter S. Hyndman
                                    Title:   Authorized Signatory


                                    HIGHLAND MEMORY GARDENS,
                                    INC.


                                    By:    _________________________________
                                    Name:    Peter S. Hyndman
                                    Title:   Authorized Signatory


                                    HOLLYBURN FUNERAL HOME LTD.


                                    By:    _________________________________
                                    Name:    Peter S. Hyndman
                                    Title:   Authorized Signatory

                                    J.A. SNOW'S FUNERAL HOME (1985)
                                    LTD.



                                    By:    _________________________________
                                    Name:    Peter S. Hyndman
                                    Title:   Authorized Signatory


                                    JAMES FUNERAL HOME,
                                    INCORPORATED



                                    By:    _________________________________
                                    Name:  Peter S. Hyndman
                                    Title:   Authorized Signatory


                                    JAYNE'S FUNERAL HOME (1984)
                                    LIMITED


                                    By:    _________________________________
                                    Name:    Peter S. Hyndman
                                    Title:   Authorized Signatory


                                    KAPALA-GLODEK FUNERAL
                                    SERVICE, LTD.


                                    By:    _________________________________
                                    Name:    Peter S. Hyndman
                                    Title:   Authorized Signatory

                                    KRAEER HOLDINGS, INC.



                                    By:    _________________________________
                                    Name:    Peter S. Hyndman
                                    Title:   Authorized Signatory


                                    LEITZ-EAGAN FUNERAL HOME,
                                    INC.



                                    By:    _________________________________
                                    Name:    Peter S. Hyndman
                                    Title:   Authorized Signatory


                                    LEVITT-WEINSTEIN MEMORIAL
                                    CHAPELS, INC.


                                    By:    _________________________________
                                    Name:    Peter S. Hyndman
                                    Title:   Authorized Signatory


                                    LINEBERRY GROUP, INC.


                                    By:   _________________________________
                                    Name:    Peter S. Hyndman
                                    Title:   Authorized Signatory

                                    LOEWEN (ALABAMA), INC.


                                    By:    _________________________________
                                    Name:    Peter S. Hyndman
                                    Title:   Authorized Signatory


                                    LOEWEN FINANCIAL
                                    CORPORATION


                                    By:    _________________________________
                                    Name:    Peter S. Hyndman
                                    Title:   Authorized Signatory


                                    LOEWEN FUNERAL CHAPELS (1973)
                                    LTD.


                                    By:    _________________________________
                                    Name:    Peter S. Hyndman
                                    Title:   Authorized Signatory


                                    LOEWEN (GEORGIA), INC.



                                    By:    _________________________________
                                    Name:    Peter S. Hyndman
                                    Title:   Authorized Signatory

                                    LOEWEN GROUP INC.


                                    By:    _________________________________
                                    Name:    Peter S. Hyndman
                                    Title:   Authorized Signatory


                                    LOEWEN (INDIANA), INC.


                                    By:    _________________________________
                                    Name:    Peter S. Hyndman
                                    Title:   Authorized Signatory


                                    LOEWEN LOUISIANA HOLDINGS,
                                    INC.


                                    By:    _________________________________
                                    Name:    Peter S. Hyndman
                                    Title:   Authorized Signatory

                                    LOEWEN (TEXAS), INC.



                                    By:    _________________________________
                                    Name:    Peter S. Hyndman
                                    Title:   Authorized Signatory


                                    LOWELL HOLDINGS, INC.



                                    By:    _________________________________
                                    Name:    Peter S. Hyndman
                                    Title:  Authorized Signatory


                                    MALLETTA-VERTIN HOLDINGS,
                                    INC.



                                    By:    _________________________________
                                    Name:    Peter S. Hyndman
                                    Title:   Authorized Signatory


                                    MAYES MORTUARY, INC.


                                    By:    _________________________________
                                    Name:    Peter S. Hyndman
                                    Title:   Authorized Signatory

                                    MHI GROUP, INC.



                                    By:    _________________________________
                                    Name:    Peter S. Hyndman
                                    Title:   Authorized Signatory


                                    MIDWEST CEMETERY SERVICE
                                    COMPANY



                                    By:    _________________________________
                                    Name:     Peter S. Hyndman
                                    Title:    Authorized Signatory


                                    MULLINS HOLDING COMPANY



                                    By:    _________________________________
                                    Name:    Peter S. Hyndman
                                    Title:   Authorized Signatory


                                    MURRAY COMMUNITY FUNERAL
                                    HOMES, INC.



                                    By:    _________________________________
                                    Name:    Peter S. Hyndman
                                    Title:   Authorized Signatory

                                    NEW ENGLAND HOLDING
                                    COMPANY, INC.



                                    By:    _________________________________
                                    Name:    Peter S. Hyndman
                                    Title:   Authorized Signatory


                                    NEWEOL INVESTMENTS LTD.



                                    By:    _________________________________
                                    Name:    Peter S. Hyndman
                                    Title:   Authorized Signatory


                                    OSIRIS HOLDING CORPORATION



                                    By:    _________________________________
                                    Name:    Peter S. Hyndman
                                    Title:   Authorized Signatory


                                    OSIRIS HOLDING OF ILLINOIS, INC.


                                    By:    _________________________________
                                    Name:    Peter S. Hyndman
                                    Title:   Authorized Signatory

                                    OSIRIS HOLDING OF WISCONSIN,
                                    INC.


                                    By:    _________________________________
                                    Name:    Peter S. Hyndman
                                    Title:   Authorized Signatory


                                    PABRIL VENTURES LIMITED


                                    By:    _________________________________
                                    Name:    Peter S. Hyndman
                                    Title:   Authorized Signatory


                                    PAPERMAN & SONS INC.


                                    By:    _________________________________
                                    Name:    Peter S. Hyndman
                                    Title:   Authorized Signatory


                                    PIERCY'S FUNERAL HOMES
                                    LIMITED



                                    By:    _________________________________
                                    Name:    Peter S. Hyndman
                                    Title:   Authorized Signatory

                                    PRAIRIE FUNERAL SERVICES LTD.



                                    By:    _________________________________
                                    Name:    Peter S. Hyndman
                                    Title:   Authorized Signatory


                                    RIEMANN HOLDINGS, INC.



                                    By:    _________________________________
                                    Name:    Peter S. Hyndman
                                    Title:   Authorized Signatory


                                    ROBERT A. WEINSTEIN, LTD.



                                    By:    _________________________________
                                    Name:    Peter S. Hyndman
                                    Title:   Authorized Signatory

                                    S & H PROPERTIES AND
                                    ENTERPRISES, INC.



                                    By:    _________________________________
                                    Name:    Peter S. Hyndman
                                    Title:   Authorized Signatory


                                    SAULT STE. MARIE FUNERAL
                                    HOMES LTD.



                                    By:    _________________________________
                                    Name:    Peter S. Hyndman
                                    Title:   Authorized Signatory

                                    SMITH-REARDON INCORPORATED



                                    By:    _________________________________
                                    Name:    Peter S. Hyndman
                                    Title:   Authorized Signatory


                                    STEPHENS FUNERAL HOMES, INC.



                                    By:      _________________________________
                                    Name:    Peter S. Hyndman
                                    Title:   Authorized Signatory


                                    SUBURBAN FUNERAL HOMES LTD.



                                    By:    _________________________________
                                    Name:    Peter S. Hyndman
                                    Title:   Authorized Signatory


                                    SUNSET MEMORIAL PARK, INC.



                                    By:    _________________________________
                                    Name:    Peter S. Hyndman
                                    Title:   Authorized Signatory


                                    SURREY MEMORIAL SERVICES
                                    AND CREMATORIUM LTD.



                                    By:    _________________________________
                                    Name:    Peter S. Hyndman
                                    Title:   Authorized Signatory

                                    THE J. THOMSON COMPANY
                                    LIMITED



                                    By:    _________________________________
                                    Name:    Peter S. Hyndman
                                    Title:   Authorized Signatory



                                    THE RATZ-BECHTEL LIMITED



                                    By:    _________________________________
                                    Name:    Peter S. Hyndman
                                    Title:   Authorized Signatory

                                    THWEATT-KING FUNERAL HOME,
                                    INC.



                                    By:    _________________________________
                                    Name:    Peter S. Hyndman
                                    Title:   Authorized Signatory


                                    TLGI HOLDINGS LIMITED



                                    By:    _________________________________
                                    Name:    Peter S. Hyndman
                                    Title:   Authorized Signatory



                                    TLGI MANAGEMENT CORP.



                                    By:    _________________________________
                                    Name:    Peter S. Hyndman
                                    Title:   Authorized Signatory


                                    TLGM HOLDINGS INC.



                                    By:    _________________________________
                                    Name:    Peter S. Hyndman
                                    Title:   Authorized Signatory

                                    TROISPAP INC.


                                    By:    _________________________________
                                    Name:    Peter S. Hyndman
                                    Title:   Authorized Signatory


                                    VANCOUVER FUNERAL CHAPEL,
                                    INC.


                                    By:    _________________________________
                                    Name:    Peter S. Hyndman
                                    Title:   Authorized Signatory


                                    VANCOUVER MEMORIAL SERVICES
                                    AND CREMATORIUM LTD.


                                    By:    _________________________________
                                    Name:    Peter S. Hyndman
                                    Title:   Authorized Signatory


                                    VAY-MEESON HOLDING COMPANY,
                                    INC.


                                    By:    _________________________________
                                    Name:    Peter S. Hyndman
                                    Title:   Authorized Signatory

                                    WAGNER ACQUISITION
                                    CORPORATION


                                    By:    _________________________________
                                    Name:    Peter S. Hyndman
                                    Title:   Authorized Signatory


                                    WAYNE HATT ENTERPRISES
                                    LIMITED


                                    By:    _________________________________
                                    Name:    Peter S. Hyndman
                                    Title:   Authorized Signatory


                                    WEINSTEIN BROTHERS, INC.


                                    By:    _________________________________
                                    Name:    Peter S. Hyndman
                                    Title:   Authorized Signatory


                                    WEINSTEIN FAMILY SERVICES,
                                    INC. (AN ILLINOIS CORPORATION)


                                    By:    _________________________________
                                    Name:    Peter S. Hyndman
                                    Title:   Authorized Signatory


                                    WEINSTEIN FAMILY SERVICES,
                                    INC. (A FLORIDA CORPORATION)


                                    By:    _________________________________
                                    Name:    Peter S. Hyndman
                                    Title:   Authorized Signatory

                                    WHITEHURST CALIFORNIA


                                    By:    _________________________________
                                    Name:    Peter S. Hyndman
                                    Title:   Authorized Signatory


                                    WOODLAWN MEMORIAL PARK
                                    CORPORATION


                                    By:    _________________________________
                                    Name:    Peter S. Hyndman
                                    Title:   Authorized Signatory


                                    WRIGHT & FERGUSON FUNERAL
                                    HOME


                                    By:    _________________________________
                                    Name:    Peter S. Hyndman
                                    Title:   Authorized Signatory

                                  SCHEDULE 1

                         INITIAL SECURED INDEBTEDNESS

CLASS A SECURED INDEBTEDNESS

1996 CREDIT AGREEMENT - aggregate principal committed amount of U.S. $750,000,000 of LGII on May 30, 1996, guaranteed by TLGI. Secured Party
Representative: Bank of Montreal

MEIP CREDIT AGREEMENT - aggregate principal amount outstanding of U.S. $116,006,970 of Loewen Management Investment Corporation as agent for LGII on May 17, 1996, guaranteed by TLGI. Secured Party Representative: Wachovia Bank of Georgia, N.A.

RBC CREDIT AGREEMENT - aggregate principal committed amount of Cdn. $50,000,000 of TLGI of which Cdn. $41,551,391 was outstanding on May 17, 1996, guaranteed by LGII. Secured Party Representative: Royal Bank of Canada

DRESDNER CREDIT AGREEMENT

     - aggregate principal amount outstanding of Cdn.$20,000,000 of TLGI on May 17, 1996, guaranteed by LGII. Secured Party Representative: Dresdner Bank Canada

     - aggregate principal amount outstanding of Cdn.$15,000,000 of TLGI on May 17, 1996, guaranteed by LGII. Secured Party Representative: ABN AMRO Bank Canada

CLASS B SECURED INDEBTEDNESS

SERIES A NOTES
- --------------

"Series A Notes" means the Senior Guaranteed Notes, Series A dated October 30,
 --------------
1991 in the original aggregate principal amount of U.S.$100,000,000 issued by LGII pursuant to the Note Agreements dated for reference October 1, 1991 of LGII and TLGI with the purchasers thereof, from time to time outstanding, and having an aggregate principal amount outstanding of U.S. $75,000,000 on May 17, 1996, and "Series A Note" means any of them.
     -------------

     Secured Party Representatives: As listed on Schedule 5 under "Class B Secured Indebtedness", "Series A Notes".

SERIES B NOTES
- --------------

"Series B Notes" means the Senior Guaranteed Notes, Series B dated October 30,
 --------------
1991 in the original aggregate principal amount of U.S.$50,000,000 issued by LGII pursuant to the

Note Agreements dated for reference October 1, 1991 of LGII and TLGI with the purchasers thereof, from time to time outstanding, and having an aggregate principal amount outstanding of U.S. $42,850,000 on May 17, 1996, and "Series B
                                                                       --------
Note" means any of them.
- ----

     Secured Party Representatives: As listed on Schedule 5 under "Class B Secured Indebtedness", "Series B Notes".

SERIES C NOTES
- --------------

"Series C Notes" means the Senior Guaranteed Notes, Series C dated October 30,
 --------------
1991 in the original aggregate principal amount of U.S.$25,000,000 issued by TLGI pursuant to the Note Agreements dated for reference October 1, 1991 of LGII and TLGI with the purchasers thereof, from time to time outstanding, and having an aggregate principal amount outstanding of U.S. $18,750,000 on May 17, 1996, and "Series C Note" means any of them.
     -------------

     Secured Party Representatives: As listed on Schedule 5 under "Class B Secured Indebtedness", "Series C Notes".

SERIES D NOTES
- --------------

"Series D Notes" means the Senior Guaranteed Notes, Series D dated September 10,
 --------------
1993 in the original aggregate principal amount of U.S. $60,000,000 issued by TLGI pursuant to the Note Agreements dated for reference September 1, 1993 of TLGI and LGII with the purchasers thereof, from time to time outstanding, and having an aggregate principal amount outstanding of U.S. $60,000,000 on May 17, 1996, and "Series D Note" means any of them.
           -------------

     Secured Party Representatives: As listed on Schedule 5 under "Class B Secured Indebtedness", "Series D Notes".

SERIES E NOTES
- --------------

"Series E Notes" means the Senior Guaranteed Notes, Series E dated February 24,
 --------------
1994 in the original aggregate principal amount of U.S. $50,000,000 issued by LGII pursuant to the Note Agreements dated for reference February 1, 1994 of LGII and TLGI with the Purchasers thereof, from time to time outstanding, and having an aggregate principal amount outstanding of U.S. $50,000,000 on May 17, 1996, and "Series E Note" means any of them.
           -------------

     Secured Party Representatives: As listed on Schedule 5 under "Class B Secured Indebtedness", "Series E Notes".

TLGI SERIES A AND B NOTE GUARANTEE
- ----------------------------------

"TLGI Series A and B Note Guarantee" means the Guaranty Agreement dated for
 ----------------------------------
reference October 1, 1991 pursuant to which TLGI guarantees the due and punctual payment of the indebtedness and performance of the obligations of LGII as issuer of the Series A Notes and the Series B Notes under the terms of such Notes and under the related Note Agreements.

LGII SERIES C NOTE GUARANTEE
- ----------------------------

"LGII Series C Note Guarantee" means the Guaranty Agreement dated for
 ----------------------------
reference October 1, 1991 pursuant to which LGII guaranteed the due and punctual payment of the indebtedness and performance of the obligations of TLGI as issuer of the Series C Notes under the terms of such Notes and under the related Note Agreements.


LGII SERIES D NOTE GUARANTEE
- ----------------------------

"LGII Series D Note Guarantee" means the Guaranty Agreement dated for reference
 ----------------------------
April 1, 1993 pursuant to which LGII guarantees the due and punctual payment of the indebtedness and the performance of the obligations of TLGI as issuer of the Series D Notes under the terms of such Notes and under the related Note Agreements.

TLGI SERIES E NOTE GUARANTEE
- ----------------------------

"TLGI Series E Note Guarantee" means the Guaranty Agreement dated for
 ----------------------------
reference February 1, 1994 pursuant to which TLGI guarantees the due and punctual payment of the indebtedness and the performance of the obligations of LGII as issuer of the Series E Notes under the terms of such Notes and under the related Note Agreements.


CLASS C SECURED INDEBTEDNESS

SERIES 1 NOTES
- --------------

"Series 1 Notes" means the Series 1 Senior Guaranteed Notes dated March 20, 1996
 --------------
in the original aggregate principal amount of U.S. $225,000,000 issued by LGII pursuant to the Indenture dated as of March 20, 1996 among LGII, TLGI and Fleet National Bank of Connecticut, as trustee (the "1996 Public Notes Trustee"), and
                                               -------------------------
guaranteed by LGII pursuant to such Indenture, from time to time outstanding, and having an aggregate principal amount outstanding of U.S. $225,000,000 on May 17, 1996, and "Series 1 Note" means any of them. Secured Party Representative:
               -------------
Fleet National Bank of Connecticut

SERIES 2 NOTES
- --------------

"Series 2 Notes" means the Series 2 Senior Guaranteed Notes dated March 20, 1996
 --------------
in the original aggregate principal amount of U.S. $125,000,000 issued by LGII pursuant to the Indenture dated as of March 20, 1996 among LGII, TLGI and Fleet National Bank of Connecticut, as trustee, and guaranteed by LGII pursuant to such Indenture, from time to time outstanding, and having an aggregate principal amount outstanding of U.S.

$125,000,000 on May 17, 1996, and "Series 2 Note" means any of them. Secured
                                   -------------
Party Representative: Fleet National Bank of Connecticut


CLASS D SECURED INDEBTEDNESS

LFW Loans
- ---------

Revolving Credit and Term Loan Facility, dated August 15, 1994, as amended by Letter Agreement dated February 8, 1995 between LFW and LGII.

Loan Agreement dated April 11, 1995, as amended by Amendment No. 1 dated September 29, 1995, between LFW and LGII.

Loan Agreement dated February 1, 1996 between LFW and LGII.

     Secured Party Representative: LFW

                                  SCHEDULE 2

                PLEDGORS AND INITIAL PLEDGED SUBSIDIARY SHARES

                                  SCHEDULE 3

                             EXCLUDED SUBSIDIARIES

                                  SCHEDULE 4

                               CERTAIN APPROVALS

                                  SCHEDULE 5

                     NOTICE INFORMATION FOR SECURED PARTY
                                REPRESENTATIVES

                                   EXHIBIT A

                                    FORM OF
            ADDITIONAL SECURED INDEBTEDNESS REGISTRATION STATEMENT

                              DATE: ________, ____

     Reference is made to the Collateral Trust Agreement dated as of May 15, 1996 (as the same may be amended, supplemented, restated, or otherwise modified from time to time the "Collateral Trust Agreement"; capitalized terms not
                       --------------------------
otherwise defined herein being used herein as defined in the Collateral Trust Agreement), among The Loewen Group, Inc., Loewen Group International, Inc., various other Subsidiaries of The Loewen Group, Inc., and Bankers Trust Company, as Trustee.

     By executing and delivering this Additional Secured Indebtedness Registration Statement and, upon the acceptance and recordation hereof by the Trustee in accordance with Section 2.3 of the Collateral Trust Agreement,
                           -----------
________________ (the "Secured Party Representative") hereby agrees on behalf of
                       ----------------------------
itself and the Holders it represents to be bound by all the terms and provisions of the Collateral Trust Agreement applicable to a Holder and a Secured Party Representative, as applicable, of Secured Indebtedness, and its address for the purposes of Section 13.1 until changed in accordance therewith is as set forth below.

     The undersigned Companies and the Secured Party Representative each hereby confirms that (i) the Secured Party Representative represents Holders of Additional Secured Indebtedness, (ii) furnished herewith is a true and complete copy of [GIVE TITLE(S), DATE(S) AND PARTIES OF THE AGREEMENTS UNDER WHICH THE INDEBTEDNESS HAS BEEN (OR IS TO BE) INCURRED] which shall, upon acceptance and registration of this Statement pursuant to section 2.5 of the Collateral Trust Agreement, be incorporated in the definition of "Financing Agreements" for the purposes of the Collateral Trust Agreement (and for greater certainty, shall be included in such term as used in the following paragraph) (iii) the original outstanding aggregate principal amount of such Additional Secured Indebtedness was [Cdn.] [U.S.] $________ and the current outstanding aggregate principal amount thereof is [Cdn.] [U.S.] $_________ [, the current aggregate amount of credit committed under such Financing Agreement(s) is [Cdn.] [U.S.] $___________,] and (iv) such Additional Secured Indebtedness is Class [A] [B] [C] [D] Secured Indebtedness. [INSERT IF CLASS A SECURED INDEBTEDNESS: The Appointing Group for such Additional Secured Indebtedness is designated as ________________].

     The undersigned Companies certify that the designation of Additional Secured Indebtedness under this Additional Secured Indebtedness Registration Statement is permitted and will not result in any breach of any Financing Agreement and the proposed classification of Additional Secured Indebtedness under this Additional Secured Indebtedness Registration Statement has been approved by the requisite parties to any Financing Agreements requiring such approval.

     This Additional Secured Indebtedness Registration Statement shall be construed in accordance with and governed by the laws of the State of New York without regard to conflicts of law principles.

     IN WITNESS WHEREOF, the undersigned have caused this Additional Secured Indebtedness Registration Statement to be executed as of the day and year first written above.

                              [NAME OF SECURED PARTY
                              REPRESENTATIVE]


                              By:__________________________________
                                 Name:
                                 Title:

                              Notice Information:
                              ------------------

                              Address:_____________________________
                              Contact:_____________________________
                              Telephone No.:_______________________
                              Facsimile No.:_______________________


                              THE LOEWEN GROUP INC.



                              By:__________________________________
                                 Name:
                                 Title:


                              LOEWEN GROUP INTERNATIONAL, INC.


                              By:__________________________________
                                 Name:
                                 Title:

                                   EXHIBIT B

                           FORM OF JOINDER AGREEMENT

     THIS JOINDER AGREEMENT dated as of ___________ is

BETWEEN:

     _________________________________, a ________________ organized under the laws of _______________ (hereinafter called the "New Pledgor Subsidiary"),
                                                      ----------------------


                                    - and -


     BANKERS TRUST COMPANY (hereinafter called the "Trustee").
                                                    -------


     WHEREAS The Loewen Group Inc. ("TLGI") and Loewen Group International, Inc.
                                     ----
("LGII") and various other Subsidiaries of TLGI and Bankers Trust Company, as
  ----
Trustee have entered into a Collateral Trust Agreement dated as of May 15, 1996 (as the same may be amended, supplemented, restated or otherwise modified from time to time, the "Collateral Trust Agreement");
                   --------------------------

     AND WHEREAS the New Pledgor Subsidiary is a Pledgor Subsidiary and owns directly the Pledged Shares listed on Schedule A attached hereto and issued by
                                      ----------
the Pledged Share Issuers listed therein;

     AND WHEREAS the New Pledgor Subsidiary may from time to time have certain rights under one or more Share Option Agreements (including those listed in Schedule B attached hereto) (as defined in the Collateral Trust Agreement);
- ----------

     AND WHEREAS in consideration of the administrative services and financing made or provided by the Obligors to the New Pledgor Subsidiary from time to time, the New Pledgor Subsidiary at the request of the Obligors has agreed to enter into this Agreement in order to assist the Obligors, for the material benefit of the Obligors and the New Pledgor Subsidiary, to provide requisite security for the Secured Indebtedness;

     AND WHEREAS the New Pledgor Subsidiary under the laws relating thereto is duly authorized to enter into the Collateral Trust Agreement and all things necessary, including any necessary consents of shareholders of the Pledgor Subsidiary, have been done and performed to make the Collateral Trust Agreement a valid and binding guarantee and security agreement for the security of the Secured Indebtedness,

     AND WHEREAS the foregoing recitals are made as representations and statements of fact by the Pledgor Subsidiary and not by the Trustee;

     NOW THEREFORE THIS AGREEMENT WITNESSETH that in consideration of the premises and other good and valuable consideration, the receipt and sufficiency whereof are hereby acknowledged, the Pledgor Subsidiary covenants and agrees with the Trustee as follows:


                                   ARTICLE I
                                INTERPRETATION

1.1  DEFINITIONS
     -----------

     In this Agreement:

     (1) any defined term used herein and not defined herein shall have the meaning given to such term in the Collateral Trust Agreement; and

     (2) wherever the Pledgor Subsidiary, TLGI, LGII or the Trustee is mentioned or referred to, such mention or reference shall extend to the successors and assigns of the Pledgor Subsidiary, TLGI, LGII or the Trustee, as the case may be.

1.2  HEADINGS, ETC.
     -------------

     The division of this Agreement into Articles, Sections and subsections and the insertion of headings are for convenience of reference only and shall not affect the construction or interpretation of this Agreement.



                                  ARTICLE II

                               JOINDER AGREEMENT

2.1  WARRANTIES.
     ----------

     The New Pledgor Subsidiary (a) warrants to the Trustee that it is the beneficial owner of the Pledged Shares listed on Schedule A hereto together with
                                                 ----------
the Share Option Rights under agreements listed in Schedule B hereto (the
                                                   ----------
"Additional Pledgor Collateral"); and (b) makes the representations set forth in
- ------------------------------
Article VI of the Collateral Trust Agreement with respect to such Pledgor Subsidiary.

2.2  UNDERTAKING
     -----------

     Effective as of the date hereof, the New Pledgor Subsidiary undertakes all obligations of a Pledgor Subsidiary (including, without limitation, the guaranty pursuant to Article V of the Collateral Trust Agreement) under the Collateral Trust Agreement.

2.3  SECURITY INTERESTS
     ------------------

     The New Pledgor Subsidiary (a) does hereby pledge, charge, assign and transfer to and in favor of the Trustee, and does hereby create and grant a first priority security interest in favor of the Trustee in, in trust for the equal and ratable benefit of all Senior Secured Parties, as security for (A) the due payment by the Companies of all amounts payable to the Trustee, the Enforcement Representatives and the Secured Party Representatives under the Collateral Trust Agreement, (B) the due payment by the Obligors of the Senior Secured Indebtedness, (C) the due performance of the obligations of the Companies contained in the Collateral Trust Agreement, and (D) the due performance by the New Pledgor Subsidiary of its obligations contained herein and in the Collateral Trust Agreement, including without limitation Article V thereof, all Collateral of the New Pledgor Subsidiary, including without limitation the Additional Pledgor Collateral, all pursuant to and in accordance with the Collateral Trust Agreement; and (b) does hereby pledge, charge, assign and transfer to and in favor of the Trustee and does hereby create and grant a security interest in favor of the Trustee in, in trust for the equal and ratable benefit of all Class D Secured Parties as security for the Class D Secured Indebtedness, all Collateral of such New Pledgor Subsidiary, all on a basis junior and subordinate to and subject to the satisfaction in full of the Senior Secured Indebtedness and the obligations hereunder of the Companies and Pledgor Subsidiaries to the Senior Secured Parties and their Enforcement Representatives and the Senior Secured Indebtedness Termination.

                                  ARTICLE III
                                 MISCELLANEOUS

3.1  NOTICE
     ------

     All communications and notices provided for under the Collateral Trust Agreement to the New Pledgor Subsidiary shall be addressed as follows:

           c/o The Loewen Group Inc.
           4126 Norland Avenue
           Burnaby, British Columbia
           Canada V5G 3S8
           Attention:  Vice-President, Finance
           Telecopier:  (604) 473-7305
     with a copy to:

           The Loewen Group Inc.
           4126 Norland Avenue
           Burnaby, British Columbia
           Canada V5G 3S8
           Attention:  Vice President, Law
                    and Corporate Secretary
           Telecopier:  (604) 473-7344

or at such other address as such New Pledgor Subsidiary may designate in accordance with Section 13.1 of the Collateral Trust Agreement.

3.2  APPLICABLE LAW
     --------------

     This Agreement shall be governed by and construed in accordance with the internal laws of the State of New York.

     IN WITNESS WHEREOF the New Pledgor Subsidiary has duly executed this Joinder Agreement as of the date first set forth above.

                              [NAME OF NEW PLEDGOR SUBSIDIARY]
                               ------------------------------


                              By:_________________
                              Name:
                              Title:

                                  SCHEDULE A

                                PLEDGED SHARES


                                                          Number and
Name of Company          Share Certificate Number       Type of Shares
- ---------------          ------------------------       --------------

                                  SCHEDULE B

                            SHARE OPTION AGREEMENTS

                                   EXHIBIT C

                           FORM OF NOTICE OF PLEDGE



                         [NAME AND ADDRESS OF PLEDGOR]
                         -----------------------------



                            [DATE          ,      ]
                             --------------  -----



BY HAND

[Name of Pledged Share Issuer]

_______________________________________________
_______________________________________________

Attention: ____________________________________


Dear Sirs:

     [Name of Pledgor] (the "Pledgor") is the beneficial owner of the equity
                             -------
interests listed on Schedule I hereto (the "Pledged Stock").
                    ----------              -------------

     Effective as of the date hereof, Pledgor is pledging, assigning and hypothecating to Bankers Trust Company, as trustee (in such capacity, together with its successors and assigns in such capacity, the "Trustee") for various
                                                       -------
creditors, and granting to the Trustee a first priority security interest in, the Pledged Stock, all pursuant to the Collateral Trust Agreement dated as of May 15, 1996 (as amended, supplemented, restated, or otherwise modified or replaced from time to time, the "Collateral Trust Agreement"), by Pledgor and
                                 --------------------------
certain of its affiliates and accepted by the Trustee.

     Pledgor hereby requests and instructs you to mark your books and records to reflect the pledge of the Pledged Stock to the Trustee.

Kindly acknowledge your receipt of this letter and your agreement thereto by signing the enclosed copy of this letter in the space indicated below and returning it to [Name of Pledgor] at the address indicated above.

                                    Very truly yours,

                                    [NAME OF PLEDGOR]


                                    By:______________________________
                                          Title:


ACKNOWLEDGED AND AGREED TO:
[Pledged Share Issuer]



By: _______________________
      Title:

                                   EXHIBIT D

                  FORM OF COLLATERAL DELIVERY NOTICE PURSUANT
               TO SECTION 7.3 OF THE COLLATERAL TRUST AGREEMENT

                         [NAME AND ADDRESS OF PLEDGOR]

                                    [DATE]


Bankers Trust Company, as Trustee
Four Albany Street
New York, New York 10006

Attention:  Corporate Trust and Agency Group

Dear Sirs:

     Reference is made to that certain Collateral Trust Agreement dated as of May 15, 1996 (as amended, supplemented, restated, or otherwise modified from time to time, the "Collateral Trust Agreement"), by [Name of Pledgor] ("[Name of
                   --------------------------                           --------
Pledgor]"), The Loewen Group Inc., Loewen Group International, Inc., certain of
- --------
their Subsidiaries and Bankers Trust Company (the "Trustee"). [Name of Pledgor]
                                                   -------
is the legal and beneficial owner of the Collateral listed on Schedule I hereto.
                                                              ----------
Capitalized terms used but not defined herein shall have the meanings set forth in the Collateral Trust Agreement.

     [Name of Pledgor] hereby notifies the Trustee that it has taken the following actions necessary to maintain the Senior Lien as a valid and effective first priority perfected security interest and the Junior Lien as a valid and effective second priority perfected security interest pursuant to the Collateral Trust Agreement:

     [1. Delivered to the Trustee, herewith, the share certificates evidencing the Collateral listed on Schedule I, together with all necessary
                                   ----------
          instruments of transfer or assignment, duly executed in blank and undated;]

     [2. Delivered to the Trustee, herewith, an opinion of Counsel [In the case of Collateral other than Pledged Shares in a corporation evidenced by share certificates] to the effect that [Name of Pledgor] has taken such actions necessary to maintain the [Senior Lien as a valid and effective perfected security interest] [Junior Lien as a valid and effective perfected security interest;]

     [3. Describe the registration, filing, recording or renewal of any of the Collateral Trust Agreement, Joinder Agreement and each instrument supplemental or ancillary thereto and/or, if applicable, a financing statement or other prescribed statement in respect thereof at all offices such registration, filing or recording is necessary in preserving or protecting the Senior Lien and/or the Junior Lien;]

     Pursuant to Section 7.3(4) of the Collateral Trust Agreement, the undersigned, ________________, being a duly elected, qualified and acting ________________ of [Name of Pledgor], hereby certifies that (i) [Name of Pledgor] has taken such actions as are necessary to maintain the [Senior Lien as a valid and effective first priority perfected security interest] [Junior Lien as a valid and effective second priority perfected security interest] and otherwise complied with the provisions of Section 7.3 of the Collateral Trust Agreement and (ii) Schedule I hereto describes all appropriate modifications
                   ----------
required to be made to Schedule 2 to the Collateral Trust Agreement to reflect
                       ----------
the additional collateral.


                         Very Truly Yours,

                         [NAME OF PLEDGOR]


                         By:_________________________
                              Title:

                                   EXHIBIT E

                FORM OF CONFIRMATION OF TERMINATION OF PLEDGOR
               SUBSIDIARY'S OBLIGATIONS PURSUANT TO SECTION 5.3
                       OF THE COLLATERAL TRUST AGREEMENT

                             Bankers Trust Company
                             Four Albany Street
                             New York, New York 10006

                             ____________ __, _____



_________________________________________
_________________________________________
_________________________________________


Dear Sirs:

     Reference is made to that Certain Collateral Trust Agreement dated as of May 15, 1996 (as may be amended, supplemented, restated or otherwise modified from time to time, the "Collateral Trust Agreement"), among The Loewen Group Inc. (the "Company"), Loewen Group International, Inc., certain of their Subsidiaries and Bankers Trust Company (the "Trustee"). Capitalized terms used but not defined herein shall have the meanings set forth in the Collateral Trust Agreement.

     Pursuant to Section 5.3 of the Collateral Trust Agreement, the Trustee hereby confirms the termination of the obligations of [Name of Pledgor Subsidiary] under the Collateral Trust Agreement.

                                    Very truly yours,

                                    BANKERS TRUST COMPANY,
                                    as Trustee


                                    By:___________________________
                                        Title:


                                      E1